UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2021

-----------------------

ROGUE ONE, INC.

(Exact name of registrant as specified in its charter)

Nevada	00-24723	88-0393257
(State or other jurisdiction of Incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

1023 K Street, N.W., Suite 454

Washington, DC 20005

(Address of Principal Executive Office)

(405) 923-1254

Registrant's telephone number including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the exchange Act (17 CFR 240.13e-4(c)).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

As used herein, the term “we,” “us,” “our,” and the “Company” refers to Rogue One, Inc., (formerly known as Fresh Promise Foods, Inc.) a Nevada corporation and Human Brands International, Inc., a subsidiary of Rogue One, Inc. and the subsidiaries of Human Brands International, Inc. and the partnerships entered into by Human Brands International, Inc. or its subsidiaries.

THIS FORM 8-K CONTAINS "FORWARD-LOOKING STATEMENTS". FORWARD-LOOKING STATEMENTS ARE STATEMENTS CONCERNING ESTIMATES, PLANS, OBJECTIVES, GOALS, STRATEGIES, EXPECTATIONS, INTENTIONS, PROJECTIONS, DEVELOPMENTS, FUTURE EVENTS, PERFORMANCE OR PRODUCTS, UNDERLYING (EXPRESSED OR IMPLIED) ASSUMPTIONS AND OTHER STATEMENTS THAT ARE OTHER THAN HISTORICAL FACTS.  IN SOME CASES FORWARD-LOOKING STATEMENTS CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING WORDS SUCH AS “ESTIMATED,” "BELIEVES," "EXPECTS," "MAY," "WILL," "SHOULD," OR "ANTICIPATES," OR THE NEGATIVE OF THESE WORDS OR OTHER VARIATIONS OF THESE WORDS OR COMPARABLE WORDS, OR BY DISCUSSIONS OF PLANS OR STRATEGY THAT INVOLVE RISKS AND UNCERTAINTIES. MANAGEMENT WISHES TO CAUTION THE READER THAT THESE FORWARD-LOOKING STATEMENTS, INCLUDING, BUT NOT LIMITED TO, STATEMENTS REGARDING THE COMPANY AND ITS PLANS OR INTENTIONS, ESTIMATES, GOALS, COMPETITIVE TRENDS AND OTHER MATTERS THAT ARE NOT HISTORICAL FACTS ARE ONLY PREDICTIONS.  NO ASSURANCES CAN BE GIVEN THAT SUCH PREDICTIONS WILL PROVE CORRECT OR THAT THE ANTICIPATED FUTURE RESULTS WILL BE ACHIEVED.  ACTUAL EVENTS OR RESULTS MAY DIFFER MATERIALLY EITHER BECAUSE ONE OR MORE PREDICTIONS PROVE TO BE ERRONEOUS OR AS A RESULT OF OTHER RISKS FACING THE COMPANY. FORWARD-LOOKING STATEMENTS SHOULD BE READ IN LIGHT OF THE CAUTIONARY STATEMENTS SET FORTH HEREIN AND THOSE SET FORTH IN OUR MOST RECENT FORM 10-K, INCLUDING, BUT NOT LIMITED TO "THE FACTORS THAT MAY AFFECT FUTURE RESULTS" SHOWN AS ITEM 1A IN OUR FORM 10-K AND THE RISKS ASSOCIATED WITH AN EARLY-STAGE COMPANY THAT HAS LIMITED ASSETS AND OPERATIONS, COMPARATIVELY LIMITED FINANCIAL RESOURCES, A BUSINESS THAT HAS A NEGATIVE CASH FLOW, INTENSE COMPETITION FROM OTHER ESTABLISHED COMPETITORS, AND THE LEGAL UNCERTAINTIES THAT DIRECTLY AND INDIRECTLY IMPACT DEVELOPMENT-STAGE COMPANIES.  ANY ONE OR MORE OF THESE OR OTHER RISKS COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE FUTURE RESULTS INDICATED, EXPRESSED, OR IMPLIED IN SUCH FORWARD-LOOKING STATEMENTS.  WE UNDERTAKE NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENT TO REFLECT EVENTS, CIRCUMSTANCES, OR NEW INFORMATION AFTER THE DATE OF THIS PRESS RELEASE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED OR OTHER SUBSEQUENT EVENTS.

Item 2.01	Completion of Acquisition or Disposition of Assets

As previously reported and on June 30, 2021, we entered into that certain Merger Agreement and Plan of Reorganization (the “Acquisition Agreement”) with each of the stockholders of Human Brands International, Inc., a Nevada corporation (the “Acquired Company” or “Human Brands”).

Under the terms of the Acquisition Agreement, we agreed to issue an aggregate of forty-seven (47) shares of our Series D Preferred Stock (par value $0.001) (the “Preferred Shares”) and an aggregate of One Hundred Seventy-Six Million Seven Hundred Seventy-One Thousand Nine Hundred Sixty-Two (176,771,962) shares of our Common Stock (par value $0.001) (the “Common Shares”) to acquire all of the outstanding capital stock of the Acquired Company.

The Acquisition Agreement was the product of several months of meetings and due diligence conducted by our officers and directors that resulted in successful negotiations with the officers and directors of the Acquired Company and the stockholders of the Acquired Company.

We did not employ or utilize the services of any investment banker, advisor, or other third party in connection with the Acquisition Agreement, the transactions underlying the Acquisition Agreement or both of them. As a result, we did not incur or pay any fees to any investment banker, advisor, or other third party but we may ignored critically important aspects of the business conducted by the Acquired Company that we may later discover with materially adverse consequences to our financial condition for an indefinite period of time.

All of the Preferred Shares and all of the Common Shares that were issued in accordance with the Acquisition Agreement are “unregistered securities” in that they were issued pursuant to claims of exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”) and Rule 506(b) promulgated by the Securities and Exchange Commission thereunder as well as certain claims to the qualification requirements under state securities laws in the states wherein the holders of all of the outstanding capital stock of the Acquired Company. Moreover, all of the Preferred Shares and all of the Common Shares that were issued pursuant to the Acquisition Agreement were issued with a restricted securities legend and only then after we received certain additional written assurances from the stockholders of the Acquired Company.

Human Brands was founded in late 2014 with a plan to capitalize in perceived growth prospects in the consumer alcoholic products industry. In recent years Human Brands has focused on the tequila products segment within that industry as management believes that the tequila products segment may offer stronger sales growth opportunities relative to other consumer alcoholic segments. The management of Human Brands follows a “ground to glass” strategy that, in practical terms, means that management attempts to control marketing, sales, and assets throughout the selection of raw materials (the agave plants) and the operation of the manufacturing process. The strategy also involves selection and constant management of the marketing channels, advertising programs, and target marketing strategies. Human Brands has had to confront ever-rising costs for raw materials as agave prices have increased by about 694% since 2016.

Currently Human Brands has approximately 400,000 agave plants and has adopted a strategy to grow more agave plants to ensure that the company has a stable supply of raw materials and at price levels that may serve to insulate the company from excessive price increases in the market. The company has adopted a two-part strategy: (a) sell agave plants to generate revenues; and (b) at the same time, use agave produced by the company’s own agave plants as raw material for the company’s tequila products. The Company believes that, if circumstances allow, this strategy may serve to insulate the company from some of the excessive cost pressures in the raw agave market.

Human Brands is also involved in bulk tequila production in that the company has: (a) an ownership interest in Hacienda Capellania, a top-rated tequila distillery located in the highlands of Jalisco, Mexico; and (b) a partnership interest in a partnership with Hacienda Capellania (the “Partnership”).

The Partnership currently has supply contracts with (due to the privacy requested/required from our buyers we are not allowed to say anything specific on this) The Partnership currently has supply contracts with fifteen companies, ranging from 5,000 liters per month to 200,000 liters per month. Some of these contracts are with well-established brands and distilleries, celebrities, athletes, restaurant groups, and retailers that we believe may offer significant opportunities for growth in future years if circumstances and market conditions allow. On a limited basis we have conducted our own in-house research with respect to the number of distilleries in the world which we believe now number about 150 tequila distilleries.

All of the research conducted by Human Brands was conducted without the benefit of any independent, professional third-party assessment and there can be no guarantee that and the conclusions reached by Human Brands management would be confirmed by any independent third-party professional. However, the Partnership currently produces 100k to 250k liters of 100% tequila, on a monthly basis, and if circumstances and market conditions allow, the Partnership seeks to produce up to one (1) million liters of production per month in the near future. Any such expansion in operations will likely require significant additional external capital from other sources.

At present, we have not had any preliminary or other discussions with any third parties regarding any interest that such persons may have in providing additional capital or the terms of any such transactions. There can be no guarantee that we will obtain the funds needed for any such expansion or if we do, that we can raise any such funds on a reasonable basis relative current market conditions.

We believe that based on our own internal estimates, there are approximately 150 tequila distilleries worldwide. If market conditions and consumer tastes are favorable, we are hopeful that if industry production does not increase excessively, our business strategy may be prudent.

In addition to the above, Human Brands markets several branded products in the consumer alcohol tequila segment via its ownership in several brands, including: Tequila Armero, Fervor Mezcal, Profano Mezcal, 88 West Rum, and Nevele. The ownership interests are in the form of equity. The Company owns 51% of Tequila Armero, 20% of Fervor, 10% of Profano, 55% of West Rum, and 20% of Nevele.

In recent years the Armero and Fervor brands were launched in the U.S. market with initial focus on the New York and Washington, D.C. markets since these markets have been used by Human Brands for initial marketing of other products marketed by Human Brands. Overall, Human Brands believes that using established marketing channels in these markets may allow it to build and establish a customer base for other products in other U.S. geographic markets that may, if market conditions and circumstances allow, may provide Human Brands with consumer alcoholic products marketing opportunities in additional geographic markets in the future. In general, we believe that if Human Brands is successful in establishing solid consumer alcoholic product sales levels in one or more initial geographic markets, that this may, if market conditions and circumstances allow, provide a basis for Human Brands to undertake geographic market expansion into other geographic markets. As in all of these efforts, Human Brands faces intense competition from other significantly larger and well-established competitors each of which have significantly greater financial and managerial resources than we currently have and are likely to have at any time in the near future.

If our plans and strategies are successful and using the same marketing template that we used with Armero and Fervor, we may launch Profano, 88 West and Nevele later in 2022. But these plans are subject to favorable market and economic conditions over which we have no control and we may revise our strategies further as conditions upon further review.

We know that competition in the tequila product segment within the consumer alcoholic product market is intense and likely will remain intense for the foreseeable future. Many of our competitors have and likely will continue to have significantly greater marketing, product research, and production skills and resources. If market conditions and our financial circumstances allow, we may consider one or more suitable acquisitions that may compliment our strategies.

Human Brands’ subsidiary, CapCity Beverage is a U.S.-licensed importer and distributor of certain alcoholic beverages in the United States (“CapCity”). CapCity was formed in 2016 and is domiciled in the State of Maryland. Per U.S. regulation, all imported alcohol brands must sell through a licensed importer. As a fully-licensed US Federal Importer, CapCity serves as that piece of the sales process for a number of brands.

These include Shinju Japanese Whiskey, Copa Imperial, Mazeray, Cote’ Or, Fervor, Profano, 88 West, Nevele, and No Boxing No Life. A large portion of CapCity’s operations are focused on Shinju Japanese Whiskey which is currently sold in selected metropolitan retail markets in 18 states (representing approximately 60% pf the U.S. population).

Human Brands also is an 18% owner of one of the most popular restaurants located in Guadalajara, Mexico, Santo Coyote Real. Santo Coyote Real, along with its sister restaurant, Santo Coyote, have been a major tourist attractions in Guadalajara for over 20 years. Human Brands also has a 51% ownership stake in Santa Cantina, which is a smaller version of the Santo Coyote restaurants. Santa Cantina is located in downtown Guadalajara.

Human Brands has also explored acquiring and operating hotels in selected markets. However, we have not yet undertaken the necessary actions to further implement critically important initial steps that we anticipate will need to be undertaken and to evaluate various alternative strategies and their impact on our cash flow, profits, and sales revenue levels.

We and our subsidiary, Human Brands, are subject to the following risks and uncertainties including but not limited to the following:

·	risks associated with ever-changing consumer tastes and preferences;
·	risks resulting from unpredictable alcoholic beverage product regulations;
·	risks resulting from adverse exchange-rate changes in the Mexican Peso-U.S. dollar exchange rate;
·	risks from labor problems and work-stoppages in Mexico;
·	risks arising out of adverse consumer laws restricting or limiting distribution and sale of alcoholic beverages in the United States;
·	risks arising out of social media efforts to discourage alcoholic product consumption in the United States and elsewhere; and
·	risks from competition from many larger, well-established and well-capitalized alcoholic beverage producers that have well-established marketing and distribution channels that far exceed any marketing and product distribution channels that we currently have or are likely to have in the future.

As a small company in a product market dominated by significantly larger international consumer alcoholic beverage companies that have and are likely to have greater managerial and financial resources, the purchase of our common stock is suitable only for those investors who can accept the HIGH RISK of acquiring a security that has no history of paying any dividends and that trades only on a limited and sporadic basis.

Overall, we have had and likely will continue to have a business that has NEGATIVE CASH FLOW with the result that our stockholders are likely to incur significant further dilution and costs that will likely negatively impact our financial condition and our ability to remain a viable business enterprise.

Matter of Risk Factors

We are a small public company and we have limited managerial and financial resources and for this and other reasons we face significant and continuing challenges that other larger public companies do not face. We have negative cash flow, a history of losses, and we face intense competition from many large competitors each of which have greater managerial and financial resources and reach will continue to do so for the foreseeable future. Any holder of our Common Stock should review the Risk Factors presented in Item 1A of our 2020 Annual Report for further guidance before making any investment decision with respect to our Common Stock.

Further, our Common Stock should be considered a “HIGH RISK” investment that is only suitable for those investors who can afford the total loss of their investment. We are also aware and investors should fully appreciate that our Common Stock is traded only on OTC Markets and as a result, there is only a limited and sporadic trading market for our Common Stock and we do not anticipate that any liquid and continuous trading market for our Common Stock will ever develop at any time in the future or, if it does develop, that it will be sustained. Our auditor has issued a Qualified Opinion with respect to our ability to be a “Going Concern” in that we have a history of negative cash flow and a lack of profits.

We are a small public company and our auditor has issued a Qualified Opinion with respect to our financial condition. We face direct and intense competition from many larger, well-established competitors who possess significantly greater financial and managerial resources. As a result, investors who acquire our Common Stock, our Preferred Stock and our debt instruments face significantly greater risks and uncertainties and likely will continue to face significantly greater risks and uncertainties in the future

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROGUE ONE, INC. (fka Fresh Promise Foods, Inc.)

Date: May 18, 2022	By:	/s/ Joe E. Poe Jr.
	Name:	Joe E. Poe Jr.
	Title:	CEO

FORM 8-K S-X Rule 3-05

ROGUE ONE, INC.
Unaudited Pro Forma Condensed Combined Balance Sheet
For the Period Ended on March 31, 2021

	Rogue One, Inc., Historical -(Unaudited) -	Human Brands International, Inc., (Acquiree) Historical - (Unaudited)	Pro-Forma Adjustments	Notes	Pro-Forma Combined
Cash and cash equivalents	$2,129	$95,751	—		$97,880
Accounts receivable	—	126,154	—		126,154
Inventory	—	5,817,296	—		5,817,296
Fully controlled companies	—	8,400	—		8,400
Associated companies	—	270,000	—		270,000
Shares publicly traded - SRSG -	—	7,432,862	—		7,432,862
Investment in controlled companies	—	574,140	—		574,140
Other current assets	80,000	7,571	—		87,571
Total current assets	82,129	14,332,174	—		14,414,303
Property and equipment, net	—	534,499	—		534,499
Intangible Assets	—	100,000	—		100,000
Goodwill	—	2,872,884	—		2,872,884
Assets pledged	—	246,102	—		246,102
Total noncurrent assets	—	3,753,484	—		3,753,484
Total assets	$82,129	$18,085,658	$—		$18,167,787
			—
Accounts payable	$165,466	$2,534,685	$—		$2,700,151
Other liabilities	1,397,693	1,633,313	—		3,031,006
Related party loans	4,505	1,689,590	—		1,694,095
Payroll liabilities	—	101,087	—		101,087
Notes payable	—	413,203	—		413,203
Convertible notes payable	1,576,254	164,523	—		1,740,777
Derivative liabilities	2,460,803	—	—		2,460,803
Financial loan payable	—	25,648	—		25,648
Total current liabilities	5,604,721	6,562,049	—		12,166,770
SBA loan	—	153,098	—		153,098
Total noncurrent liabilities	—	153,098	—		153,098
Total liabilities	5,604,721	6,715,147	—		12,319,868
Stockholders' equity (deficit)
Noncontrolling interest		2,722,438	—		2,722,438
Human Brands International Acquisition	—	—	8,648,072	Note 8	8,648,072
Common stock,	104,142	37,048	(37,048)	Note 8	104,142
Preferred stock	100	—	—		100
Additional paid-in capital	9,573,541	9,055,085	(9,055,085)	Note 8	9,573,541
Profit (loss) of the period	(530,248)	(549,312)	549,312	Note 8	(530,248)
Retained earning	(14,670,127)	105,251	(105,251)	Note 8	(14,670,127)
Total stockholders' (deficit)	(5,522,592)	11,370,510	—		5,847,919
Total liabilities and stockholder’(deficit)	$82,129	$18,085,657	—		$18,167,787

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ROGUE ONE, INC.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Period ended on March 31, 2021

	Rogue One, Inc	Human Brands International, Inc	Pro Forma Adjustments	Comment	Pro Forma Combined

Revenues	-	$ 520,761	-		$ 520,761
Cost of Goods Sold	-	822,573	-		822,573
Gross Profit	-	(301,811)	-		(301,811)
Operating expenses:
General and administrative	17,982	229,722	-		247,704
Board member fees	57,000	-	-		57,000
Stock based compensation	215,000	-	-		215,000
Total operating expenses	289,982	229,722	-		519,704
Profit (Loss) from operations	(289,982)	(531,534)	-		(821,516)
Gain (loss) on change in value of derivative liabilities	(161,983)	-	-		(161,983)
Interest expense	(78,283)	(17,779)	-		(96,062)
Total others	(240,266)	(17,779)	-		(258,045)
Net profit (loss)	$ (530,248)	$ (549,312)	-		(1,079,560)
Net profit (loss) attributable to noncontrolled interest	-	-	-		-
Net profit (loss) attributable to common shareholders	(530,248)	(549,312)	-		(1,079,560)

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ROGUE ONE, INC.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

For the Period Ended on March 31, 2021

Note 1 – Description of Transaction

On June 30, 2021, Rogue One, Inc., (the “Company” or “Rogue”) entered into that certain Merger Agreement and Plan of Reorganization (the “Acquisition Agreement”) with each of the stockholders of Human Brands International, Inc., a Nevada corporation (the “Acquired Company” or “HBI”).

Under the terms of the Acquisition Agreement, the Company agreed to issue an aggregate of forty-seven (47) shares of the Company’s Series D Preferred Stock (par value $0.001) (the “Preferred Shares”) and an aggregate of One Hundred Seventy-Six Million Seven Hundred Seventy-One Thousand Nine Hundred Sixty-Two (176,771,962) shares of the Company’s Common Stock (par value $0.001) (the “Common Shares”) to acquire all of the outstanding capital stock of the Acquired Company.

The Acquisition Agreement was the product of several months of meetings and due diligence conducted by the Company’s officers and directors that resulted in successful negotiations with the officers and directors of the Acquired Company and the stockholders of the Acquired Company.

The Company did not employ or utilize the services of any investment banker, advisor, or other third party in connection with the Acquisition Agreement, the transactions underlying the Acquisition Agreement or both of them. As a result, the Company did not incur or pay any fees to any investment banker, advisor, or other third party.

All of the Preferred Shares and all of the Common Shares that were issued in accordance with the Acquisition Agreement are “unregistered securities” in that they were issued pursuant to claims of exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”) and Rule 506(b) promulgated by the Securities and Exchange Commission thereunder as well as certain claims to the qualification requirements under state securities laws in the states wherein the holders of all of the outstanding capital stock of the Acquired Company. Moreover, all of the Preferred Shares and all of the Common Shares that were issued pursuant to the Acquisition Agreement were issued with a restricted securities legend and only then after we received certain additional written assurances from the stockholders of the Acquired Company.

Note 2 – Basis of Presentation

Pro Forma Presentation

The unaudited pro forma condensed combined financial information (“pro forma information”) has been prepared in accordance with Article 11, Pro Forma Financial Information, under Regulation S-X of the Securities and Exchange Act of 1934 (the “Exchange Act”) and is for informational purposes only. No reclassifications have been made to the historical statements of Human Brands International, Inc., to conform to Rogue’s presentation.

The unaudited pro forma condensed combined statements of income as of the three months ended March 31, 2021, combine the historical consolidated statements of income of Rogue and HBI, giving effect to the Acquisition as that had occurred on June 30, 2021.

The historical consolidated financial information has been adjusted in the pro forma information to give effect to pro forma events that are directly attributable to the Acquisition, factually supportable, and with respect to the unaudited pro forma condensed combined statements of income, expected to have a continuing impact on the results of operations of the combined company of more than one year.

The pro forma information has been prepared using the acquisition method of accounting in accordance with accounting principles generally accepted in the United States of America. Under the acquisition method of accounting, the Acquisition is accounted for by recognizing the acquired assets, including separately identifiable intangible assets, and assumed liabilities at their acquisition-date fair values. Any excess of the purchase consideration over the acquisition-date fair values of these identifiable assets and liabilities is recognized as goodwill.

The pro forma adjustments are limited to the intercompany balances and transactions have been eliminated, based upon the assumptions and information available at the time of the preparation of this Form 8-K and may be subject to change. The Company will finalize the acquisition accounting within the required measurement period, but no later than May 31, 2022. Differences between these estimates of fair value and the final acquisition accounting may occur, and those differences could have a material impact on the pro forma information and the combined company’s future results of operations and financial position. At the time of the filing of this Form 8-K, the Company does not expect material changes to the assets acquired or liabilities assumed.

The unaudited pro forma condensed combined statements of income do not reflect any potential cost savings or synergies that may be realized as a result of the Acquisition and also do not reflect any integration-related costs to achieve those potential cost savings or synergies. Integration-related costs will continue to be expensed as incurred in the appropriate accounting periods following completion of the Acquisition. Although Rogue projects that cost savings and synergies will result from the Acquisition, there can be no assurance that they will be achieved, and such potential cost savings or synergies are subject to risks, uncertainties and other factors. For a detailed discussion of these risk factors, please refer to the risk, uncertainties and other factors described in the Company’s filings with the Securities and Exchange Commission. There were no material transactions between Rogue and HBI during the periods presented in the pro forma information, other than funding provided by Rogue to HBI that have been eliminated because qualify as intercompany balances and transactions.

Accounting policies

Rogue has completed the review of HBI’s detailed accounting policies and concluded that the differences between the accounting policies of the two companies are not material. The accounting policies used in the presentation of the pro forma information are those disclosed in Rogue’s unaudited consolidated financial statements for the three-month ended March 31, 2021. No reclassifications of amounts contained in HBI’s historical financial statements have been made.

Note 3 – Estimated Fair Value of Assets Acquired and Liabilities Assumed

Regulation S-X Article 11 – Topic 3 - § 3160.1, established that Pro Forma financial information is required if events or transactions have occurred or are probable for which disclosure of pro forma financial information would be material to investors, and the Company understand that is the case this Form 8-K is considering.

The unaudited pro forma condensed combined financial information includes various assumptions, including those related to the preliminary purchase price allocation of the assets acquired and liabilities assumed from HBI based on management's best estimates of fair value. The final purchase price allocation may vary based on final valuations and analyses of the fair value of the acquired assets and assumed liabilities. Accordingly, the pro forma adjustments are preliminary.

Note 4 – Human Brands International, Inc Results of Operations

The Company and Human Brands International, Inc., have same fiscal years. The Human Brands International, Inc., results of operations included in the unaudited pro forma condensed combined statements of income reflect the results for the three months ended March 31, 2021

HUMAN BRANDS INTERNATIONAL, Inc

Unaudited Pro Forma Condensed Consolidated Statement of Operations

	For the three months ended on March 31, 2021	For the twelve-months ended on December 31, 2020

Revenues	$ 520,761	$ 1,878,805
Cost of Goods Sold	822,573	1,761,011
Gross Profit	(301,811)	117,794
Operating expenses:
General and administrative	229,722	782,328
Depreciation	-	18,515
Total operating expenses	229,722	800,843
Profit (Loss) from operations	(531,534)	(683,049)
Interest expense	(17,779)	(110,569)
Other income (expenses)	-	2,213,970
Total others	(17,779)	2,103,401
Net profit (loss)	$ (549,312)	$ 1,420,352
Net profit (loss) attributable to noncontrolled interest	-	(38,795)
Net profit (loss) attributable to common shareholders	(549,312)	1,381,557

Note 5 – Reclassifications

Reclassifications

No reclassifications have been made to the historical financial statements of Human Brands International, Inc., to conform to the financial statement presentation of Rogue.

No line items from Human Brands International, Inc’s consolidated statement of income for the three-months period ended March 31, 2021, have been reclassified to Rogue’s presentation.

No line items from Human Brands International, Inc’s consolidated statement of income for the three-months ended March 31, 2021, have been reclassified to Rogue’s presentation.

Note 6 – Statements of Income Pro Forma Adjustments

No adjustments were made in the column under the heading “Pro Forma Adjustments” “Adjustments.

Note 7 – Earnings per Share

Net income (loss) per share is calculated in accordance with ASC 260, Earnings per Share. Basic net income (loss) per common share is based on the weighted average number of shares of common stock outstanding at March 31, 2021 and 2020. Diluted earnings per share is calculated by dividing the Company’s net loss available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. At March 31, 2021 and 2020, the Company had convertible notes outstanding that could be converted into approximately 36,218,340 and 233,771,363 common shares based up the closing bid price of the Company’s common stock at March 31, 2021 and 2020, respectively. Shares which would result from the conversion of the convertible notes were excluded from the calculation of net loss per share for 2021 and 2020 because the effect would be anti-dilutive.

Note 8 – Balance Sheet Pro Forma Adjustments

Adjustments included in the column under the heading “Pro Forma Adjustments” represent the following:

Human Brands International, Inc - Acquisition Impact -

Human Brands International, Inc
Total assets		$18,085,658
Total liabilities		6,715,147
Net assets		11,370,511
Non-controlling interest	(2,722,438)
Accumulated profits (loss)	444,061	(2,278,377)
Sub-total		9,092,133
Adjustment
HBI Common stock		(37,048)
Additional paid-in capital		(9,055,085)
	Total	$—

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ROGUE ONE, INC.

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND DECEMBER 31, 2018

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Fresh Promise Foods, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Fresh Promise Foods, Inc. as of December 31, 2019 and 2018, the related statements of operations, stockholders' equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has a significant accumulated deficit. In addition, the Company continues to experience negative cash flows from operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/ BF Borgers CPA PC

BF Borgers CPA PC

We have served as the Company's auditor since 2018

Lakewood, CO

May 28, 2020

ROGUE ONE, INC.

Consolidated Balance Sheets

	December 31,	December 31,
	2019	2018

ASSETS
Current assets:
Cash and cash equivalents	$19	$188
Total current assets	19	188
Total assets	$19	$188

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$165,466	$165,466
Accrued liabilities	1,229,327	653,218
Convertible notes payable, current	1,515,178	1,497,831
Derivative liabilities	2,191,745	1,899,209
Promissory notes payable, current	17,500	—
Related party payables	3,755	3,730
Total current liabilities	5,122,971	4,219,454
Total liabilities	5,122,971	4,219,454

Commitments and contingencies	—	—

Stockholders' Deficit:
Preferred stock - Series A, $0.00001 par value. 69,999,990 shares authorized; 10,000,0000 shares
issued and outstanding as of December 31, 2019 and 2018, respectively	100	100
Preferred stock - Series D, $0.00001 par value. 1 share authorized; 1 and zero shares
issued and outstanding as of December 31, 2019 and 2018, respectively	—	—
Preferred stock - Series E, $0.00001 par value. 12 shares authorized; 12 and zero shares
issued and outstanding as of December 31, 2019 and 2018, respectively	—	—
Common stock, $0.00001 par value. 2,000,000,000 shares authorized; 8,638,186,067 and 7,338,180,185 shares
issued and outstanding as of December 31, 2019 and 2018, respectively	86,382	88,100
Additional paid-in capital	8,894,472	8,830,754
Accumulated deficit	(14,103,906)	(13,138,220)
Total stockholders' deficit	(5,122,952)	(4,219,266)
Total liabilities and stockholders' deficit	$19	$188

The accompanying notes are an integral part of the consolidated financial statements.

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ROGUE ONE, INC.

Consolidated Statements of Operations

	Year Ended December 31,	Year Ended December 31,
	2019	2018

Sales	$—	$—
Cost of goods sold	—	—
Gross margin	—	—
Operating expenses
Compensation and benefits	60,000	60,000
General and administrative expenses	21,055	812,893
Professional fees	51,350	64,314
Stock based compensation	8,850	8,650
Total operating expenses	141,255	945,857
Loss from continuing operations	(141,255)	(945,857)
Other income (expenses)
Derivative liability expense	—	(2,374,508)
Gain (loss) on change in value of derivative liabilities	(292,536)	2,174,882
Loss on exchange of equity	(24,000)	—
Interest expense, net	(507,895)	(988,491)
Total other income (expense)	(824,431)	(1,188,117)
Loss from continuing operations before income taxes	(965,686)	(2,133,974)
Provision for income taxes (benefit)	—	—
Net loss from continuing operations	(965,686)	(2,133,974)
Discontinued operations, net of income taxes	—	1,281,824
Net loss	$(965,686)	$(852,150)

Basic and diluted earnings (loss) per common share
Continuing operations	$(0.00)	$(0.00)
Discontinued operations	$—	$0.00
Net loss	$(0.00)	$(0.00)

Weighted-average number of common shares outstanding:
Basic and diluted	8,833,435,867	8,657,514,707

The accompanying notes are an integral part of the consolidated financial statements.

ROGUE ONE, INC.

Consolidated Statements of Changes in Stockholders' Equity

								Additional		Total
Preferred Stock - Series A		Preferred Stock - Series D		Preferred Stock - Series E		Common Stock		Paid-in	Accumulated	Stockholders'
Shares	Value	Shares	Value	Shares	Value	Shares	Value	Capital	Deficit	Equity

Balance, December 31, 2017	10,000,000	$100	—	$—	—	$—	7,338,180,185	$73,382	$7,947,036	$(12,286,070)	$(4,265,552)

Net loss	—	—	—	—	—	—	—	—	—	(852,150)	(852,150)
Issuance of convertible, preferred stock in connection with settlement
of a legal matter	—	—	1	—	—	—	—	—	60,000	—	60,000
private or public offerings	—	—	—	—	—	—	160,000,000	1,600	14,400	—	16,000
Issuance of common stock in exchange for fees and services rendered	—	—	—	—	—	—	240,000,000	2,400	45,600	—	48,000
Conversion of convertible debentures and accrued interest into
common stock	—	—	—	—	—	—	1,071,819,813	10,718	48,232	—	58,950
Recognition of beneficial conversion features related to
convertible debentures	—	—	—	—	—	—	—	—	715,486	—	715,486

Balance, December 31, 2018	10,000,000	$100	1	$—	—	—	8,809,999,998	$88,100	$8,830,754	$(13,138,220)	$(4,219,266)

Net loss	—	—	—	—	—	—	—	—	—	(965,686)	(965,686)
Exchange of common stock for Series E preferred stock	—	—	—	—	12	—	(361,813,931)	(3,618)	27,618	—	24,000
Issuance of common stock in connection with sales made under
private or public offerings	—	—	—	—	—	—	190,000,000	1,900	36,100	—	38,000

Balance, December 31, 2019	10,000,000	$100	1	$—	12	—	8,638,186,067	$86,382	$8,894,472	$(14,103,906)	$(5,122,952)

The accompanying notes are an integral part of the consolidated financial statements.

ROGUE ONE, INC.

Consolidated Statements of Cash Flows

	Year Ended December 31,	Year Ended December 31,
	2019	2018
Cash flows from operating activities of continuing operations:
Net loss	$(965,686)	$(852,150)
Net income from discontinued operations	—	(1,281,824)
Adjustments to reconcile net loss to cash used in operating activities:
Amortization of debt discount	17,347	698,638
Preferred stock issued in lieu of cash in settlement of legal matter	—	60,000
Common stock issued in exchange for fees and services	—	48,000
Debt issued in lieu of cash in settlement of legal matter	—	693,819
Derivative expense	—	2,374,508
(Gain) loss on change in value of derivative liabilities	292,536	(2,174,882)
Loss on exchange of equity	24,000	—
Changes in operating assets and liabilities:
Accrued liabilities	576,109	370,580
Related party payables	25	130
Net cash provided by (used in) operating activities - continuing operations	(55,669)	(63,181)
Net cash provided by (used in) operating activities - discontinued operations	—	—
Net cash provided by (used in) operating activities	(55,669)	(63,181)

Cash flows from investing activities:
Net cash provided by (used in) financing activities - continuing operations	—	—
Net cash provided by (used in) financing activities - discontinued operations	—	—
Net cash provided by (used in) financing activities	—	—

Cash flows from financing activities:
Proceeds from issuance of common stock	38,000	16,000
Proceeds from issuance of convertible notes	—	47,368
Proceeds from issuance of promissory notes	17,500	—
Net cash provided by (used in) financing activities - continuing operations	55,500	63,368
Net cash provided by (used in) financing activities - discontinued operations	—	—
Net cash provided by (used in) financing activities	55,500	63,368

Net increase (decrease) in cash and cash equivalents	(169)	188
Cash and cash equivalents at beginning of period	188	—
Cash and cash equivalents at end of period	$19	$188

Supplemental disclosure of cash flow information:
Cash paid for interest	$—	$—
Cash paid for income taxes	$—	$—

Supplemental disclosure of non-cash investing and financing activities:
Beneficial conversion features and original issuance discounts on convertible debentures	$—	$715,485
Common stock issued to reduce convertible and promissory notes payable	$—	$58,951
Series E preferred stock issued in exchange for shares of common stock	$96,000	$—

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ROGUE ONE, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2019 and 2018

NOTE 1 – NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Fresh Promise Foods, Inc. (“Fresh Promise” or the “Company”) is a consumer products and marketing company focused on the high-margin, multi-billion-dollar health and wellness food and beverage sectors.

On June 27, 2017, Creative Edge Nutrition, a Nevada corporation ("CEN") and Fresh Promise executed an asset purchase agreement whereby the Company purchased the assets and liabilities of CEN's subsidiary, Giddy Up Energy Products, Inc. ("Giddy"). As consideration, the Company agreed to exchange 4,719,760,108 shares of its common stock. On January 24, 2018, the Company completed the distribution of its common shares to the CEN shareholders in order to consummate the acquisition of Giddy. Pursuant to the Agreement, the Company is in the process of spinning out its existing assets and liabilities and assuming Giddy's business plan involving nutritional supplements and energy drinks focusing on an active lifestyle.

Going Concern

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business for the twelve-month period following the date of these financial statements. On a consolidated basis, the Company has incurred significant operating losses since its inception.

Because the Company does not expect that existing operational cash flow will be sufficient to fund presently anticipated operations, this raises substantial doubt about the Company’s ability to continue as a going concern. Therefore, the Company will need to raise additional funds and is currently exploring alternative sources of financing. Historically, the Company has raised capital through the issuance of convertible debt as a measure to finance working capital needs. The Company will be required to continue to do so until such time that its consolidated operations become profitable.

Discontinued Operations

In light of the Company’s legal proceedings involving certain former management, Fresh Promise decided to discontinue its business operations of its wholly-owned subsidiary Harvest Soul. This business was classified as discontinued operations beginning with the Company’s December 31, 2015 consolidated financial statements. In August 2018, Fresh Promise executed a definitive agreement to sell and transfer its equity interest in Harvest Soul.

The Company’s results of operations related to Harvest Soul have been reclassified as discontinued operations on a retrospective basis for all years presented. For additional information see Note 3 — Discontinued Operations.

Basis of Presentation

The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“US GAAP”). The Company has adopted a December 31 fiscal year-end.

The consolidated financial statements include the financial statements of Fresh Promise Foods Inc. and its wholly-owned subsidiary Harvest Soul Inc. All significant inter-company balances and transactions within the Company and subsidiary have been eliminated upon consolidation.

Use of Estimates

The preparation of consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company bases its estimates on historical experience, known or expected trends and various other assumptions that are believed to be reasonable given the quality of information available as of the date of these financial statements. The results of these assumptions provide the basis for making estimates about the carrying amounts of assets and liabilities that are not readily apparent from other sources. Actual results could differ from these estimates.

Cash and Cash Equivalents

Fresh Promise Foods Inc. considers all highly liquid investments with maturities of three months or less to be cash equivalents. The Company places its cash with a high credit quality financial institution. The Company’s account at this institution is insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. For the years ended December 31, 2019 and 2018, the Company did not have bank balances exceeding the FDIC insurance limit. To reduce its risk associated with the failure of such financial institution, the Company evaluates at least annually the rating of the financial institution in which it holds deposits.

Fair Value of Financial Instruments

The Company’s financial instruments are carried at the approximate fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these consolidated financial statements.

Goodwill and Intangible Assets

Goodwill represents the future economic benefit arising from other assets acquired that could not be individually identified and separately recognized. The goodwill arising from the Company’s acquisitions is attributable to the value of the potential expanded market opportunity with new customers. Intangible assets have either an identifiable or indefinite useful life. Intangible assets with identifiable useful lives are amortized on a straight-line basis over their economic or legal life, whichever is shorter.

Goodwill and indefinite-lived assets are not amortized but are subject to annual impairment testing unless circumstances dictate more frequent assessments. The Company performs an annual impairment assessment for goodwill during the fourth quarter of each year and more frequently whenever events or changes in circumstances indicate that the fair value of the asset may be less than the carrying amount. Goodwill impairment testing is a two-step process performed at the reporting unit level. Step one compares the fair value of the reporting unit to its carrying amount. The fair value of the reporting unit is determined by considering both the income approach and market approaches. The fair values calculated under the income approach and market approaches are weighted based on circumstances surrounding the reporting unit. Under the income approach, the Company determines fair value based on estimated future cash flows of the reporting unit, which are discounted to the present value using discount factors that consider the timing and risk of cash flows. For the discount rate, the Company relies on the capital asset pricing model approach, which includes an assessment of the risk-free interest rate, the rate of return from publicly traded stocks, the Company’s risk relative to the overall market, the Company’s size and industry and other Company-specific risks. Other significant assumptions used in the income approach include the terminal value, growth rates, future capital expenditures and changes in future working capital requirements. The market approaches use key multiples from guideline businesses that are comparable and are traded on a public market. If the fair value of the reporting unit is greater than its carrying amount, there is no impairment. If the reporting unit’s carrying amount exceeds its fair value, then the second step must be completed to measure the amount of impairment, if any. Step two calculates the implied fair value of goodwill by deducting the fair value of all tangible and intangible net assets of the reporting unit from the fair value of the reporting unit as calculated in step one. In this step, the fair value of the reporting unit is allocated to all of the reporting unit’s assets and liabilities in a hypothetical purchase price allocation as if the reporting unit had been acquired on that date. If the carrying amount of goodwill exceeds the implied fair value of goodwill, an impairment loss is recognized in an amount equal to the excess.

Determining the fair value of a reporting unit is judgmental in nature and requires the use of significant estimates and assumptions, including revenue growth rates, strategic plans, and future market conditions, among others. There can be no assurance that the Company’s estimates and assumptions made for purposes of the goodwill impairment testing will prove to be accurate predictions of the future. Changes in assumptions and estimates could cause the Company to perform an impairment test prior to scheduled annual impairment tests scheduled in the fourth quarter.

As of December 31, 2019, the Company did not have any goodwill or indefinite-lived assets.

Net Income (Loss) per Common Share

Net income (loss) per share is calculated in accordance with FASB ASC 260, “Earnings per Share.” Basic net income (loss) per common share is based on the weighted average number of shares of common stock outstanding at December 31, 2019 and 2018. Diluted earnings per share is calculated by dividing the Company’s net loss available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. At December 31, 2019 and 2018, the Company had convertible notes outstanding that could be converted into approximately 23,377,136,247 and 21,654,839,992 common shares based up the closing bid price of the company’s common stock at December 31, 2019 and 2018, respectively. Shares which would result from the conversion of the convertible notes were excluded from the calculation of net loss per share for 2019 and 2018 because the effect would be anti-dilutive.

Share-Based Compensation

ASC 718, Compensation – Stock Compensation, prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

On June 20, 2018, the FASB issued ASU 2018-07 which simplifies the accounting for share-based payments granted to nonemployees for goods and services. Under the ASU, most of the guidance on such payments to nonemployees would be aligned with the requirements for share-based payments granted to employees. Equity classified share-based payments for employees was fixed at the time of grant. Equity-classified nonemployee share-based payment awards are measured at the grant date of the award which is the same as share-based payments for employees. The Company adopted the requirements of the new rule as of January 1, 2019, the effective date of the new guidance.

No share-based expenses were recorded for the twelve months ended December 31, 2019 and 2018.

Income Taxes

The Company accounts for income taxes pursuant to the provisions of ASC 740-10, “Accounting for Income Taxes,” which requires, among other things, an asset and liability approach to calculating deferred income taxes. The asset and liability approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities

A valuation allowance is provided to offset any net deferred tax assets for which management believes it is more likely than not that the net deferred asset will not be realized.

The Company follows the provisions of the ASC 740 -10 related to, Accounting for Uncertain Income Tax Positions. When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. In accordance with the guidance of ASC 740-10, the benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above should be reflected as a liability for uncertain tax benefits in the accompanying balance sheet along with any associated interest and penalties that would be payable to the taxing authorities upon examination. The Company believes its tax positions will be highly certain of being upheld upon examination. As such, the Company has not recorded a liability for uncertain tax benefits.

The Company has adopted ASC 740-10-25 Definition of Settlement, which provides guidance on how an entity should determine whether a tax position is effectively settled for the purpose of recognizing previously unrecognized tax benefits and provides that a tax position can be effectively settled upon the completion of an examination by a taxing authority without being legally extinguished. For tax positions considered effectively settled, an entity would recognize the full amount of tax benefit, even if the tax position is not considered more likely than not to be sustained based solely on the basis of its technical merits and the statute of limitations remains open. Management has not filed tax returns for the years ended December 31, 2014, through 2019. The tax year 2013 remains open for examination.

Recent Accounting Pronouncements

Except for rules and interpretive releases of the SEC under the authority of federal securities laws and a limited number of grandfathered standards, the FASB Accounting Standards Codification™ (“ASC”) is the sole source of authoritative GAAP literature recognized by the FASB and applicable to the Company. Management has reviewed the aforementioned rules and releases and believes any effect will not have a material impact on the Company’s present or future financial statements.

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740), which enhances and simplifies various aspects of the income tax accounting guidance, including requirements such as tax basis step-up in goodwill obtained in a transaction that is not a business combination, ownership changes in investments, and interim-period accounting for enacted changes in tax law. The amendment will be effective for public companies with fiscal years beginning after December 15, 2020; early adoption is permitted. The Company is evaluating the impact of this amendment on its consolidated financial statements.

In February 2020, the FASB issued ASU 2020-02, Financial Instruments-Credit Losses (Topic 326) and Leases (Topic 842) - Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 119 and Update to SEC Section on Effective Date Related to Accounting Standards Update No. 2016-02, Leases (Topic 842), which amends the effective date of the original pronouncement for smaller reporting companies. ASU 2016-13 and its amendments will be effective for the Company for interim and annual periods in fiscal years beginning after December 15, 2022. The Company believes the adoption will modify the way the Company analyzes financial instruments, but it does not anticipate a material impact on results of operations. The Company is in the process of determining the effects adoption will have on its consolidated financial statements

NOTE 2 – GOING CONCERN

The Company’s consolidated financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating cost and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

The Company incurred a net loss of $965,686 for the year ended December 31, 2019 and a working capital deficit of $5,122,952 at December 31, 2019. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan to obtain such resources for the Company include, obtaining debt or equity capital from various lenders, institutions and significant stockholders sufficient to meet its minimal operating expenses. However, management cannot provide any assurance that the Company will be successful in accomplishing any of its plans.

There is no assurance that the Company will be able to obtain sufficient additional funds when needed or that such funds, if available, will be obtainable on terms satisfactory to the Company. In addition, profitability will ultimately depend upon the level of revenues received from business operations. However, there is no assurance that the Company will attain profitability. The accompanying consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 3 – DISCONTINUED OPERATIONS

In light of the Company’s legal proceedings involving certain former management, Fresh Promise decided to discontinue its business operations of its wholly-owned subsidiary Harvest Soul. This business was classified as discontinued operations beginning with the Company’s December 31, 2015 consolidated financial statements.

The Company made the decision to impair all of the assets of Harvest Soul resulting in a charge of $217,728 in 2015. The decision to impair the assets was made as Harvest Soul was operating autonomously during the legal proceedings, and the Company determined that the assets presented it with no future economic benefit. The impairment charge is reflected under operating expenses in the operating results from discontinued operations summarized below.

Effective August 28, 2018, the Company executed an assignment and assumption agreement with Harvest Soul, LLC (the “Purchaser”) providing for the sale of certain assets and the assignment of certain (i) notes payable, (ii) accrued salaries and (iii) contracts (collectively the “Assumed Liabilities”) to Purchaser and the assumption of the Assumed Liabilities by the Purchaser.

The operating results of the Company’s Harvest Soul subsidiary classified as discontinued operations are summarized below:

	Year Ended December 31, 2019	Year Ended December 31, 2018

Sales	$—	$—
Cost of goods sold	—	—
Gross margin	—	—
Operating expenses	—	—
Other income (expenses)	—	1,281,824
Provision for income taxes (benefit)	—	—
Net income (loss) from discontinued operations	$—	$1,281,824

NOTE 4 – RELATED PARTY TRANSACTIONS

On January 31, 2015, the Company executed a convertible promissory note for $179,268 with its former chief executive officer and director Mr. Kevin P. Quirk in lieu of cash for unpaid compensation and expenses. The note bears interest at 6% and has a maturity date of January 31, 2016. The conversion price is the bid price on the day prior to the date of conversion, but no less than $0.0001. This note was assumed by Harvest Soul in the assignment and assumption agreement dated August 28, 2018.

On March 27, 2015, the Company executed a promissory note for $15,000 with its former chief financial officer and chairman Mr. Joseph C. Canouse. The note bears interest at 6% and has a maturity date of March 27, 2016. The note can be converted into common stock at a discount of 40% off of the conversion price. The conversion price is the average closing bid price on the 3 days prior to the date of conversion. The balance of this note was $11,000 at December 31, 2019.

On April 1, 2015, the Company amended the terms of a convertible promissory note for $12,000 with its former chief financial officer and chairman Mr. Joseph C. Canouse. The aged debt was purchased from its original note holder. The note bears interest at 6% and has a maturity date of April 1, 2016. The conversion price is the bid price on the day prior to the date of conversion. The balance of this note remains $12,000 at December 31, 2019.

On June 30, 2015, the Company executed a convertible promissory note for $62,229 with its former chief executive officer and director Mr. Kevin P. Quirk in lieu of cash for unpaid compensation and expenses. The note bears interest at 6% and has a maturity date of June 30, 2016. The conversion price is the bid price on the day prior to the date of conversion. Harvest Soul assumed this note in the assignment and assumption agreement dated August 28, 2018.

On June 30, 2015, the Company executed a convertible promissory note for $152,333 with its executive vice president and director Scott C. Martin in lieu of cash for unpaid compensation and expenses. The note bears interest at 6% and has a maturity date of June 30, 2016. The conversion price is the bid price on the day prior to the date of conversion. This note was assumed by Harvest Soul in the assignment and assumption agreement dated August 28, 2018.

On August 21, 2015, the Company executed a promissory note for $30,000 with its former chief financial officer and chairman Mr. Joseph C. Canouse. The note bears interest at 6% and has a maturity date of August 21, 2016. The note can be converted into common stock at a discount of 40% off of the conversion price. The conversion price is the average closing bid price on the 3 days prior to the date of conversion. The balance of this note remains $30,000 at December 31, 2019.

On August 24, 2015, the Company executed two (2) promissory notes, each in the principal amount of $15,000, for an aggregate $30,000 with its former chief financial officer and chairman Mr. Joseph C. Canouse. The notes bear interest at 6% and have a maturity date of August 24, 2016. The notes can be converted into common stock at a discount of 40% off of the conversion price. The conversion price is the average closing bid price on the 3 days prior to the date of conversion. The balance of these notes remains $30,000 at December 31, 2019.

As of December 31, 2019, all of the Company’s convertible promissory notes with related parties were in default of payment per the terms of their contractual maturity dates. To the best of its knowledge, the Company has not received any formal notices of default, demands for payment or other forms of claim as a result of these defaults. The Company is accruing interest on these convertible promissory notes with related parties at a default rate of 8%.

NOTE 5 –NOTES PAYABLE

Convertible Notes Payable

The following tables set forth the components of the Company’s convertible notes from continuing operations at December 31, 2019 and December 31, 2018:

	December 31, 2019	December 31, 2018
Principal value of convertible notes	$1,515,178	$1,515,178
Unamortized loan discounts	(—)	(17,347)
Total convertible notes, net	$1,515,178	$1,497,831

The following table sets forth a summary of change in our convertible notes payable for the years ended December 31, 2019 and 2018:

Beginning balance, January 1, 2018	$790,859
Issuance of new convertible notes	724,319
Increase in principal amounts outstanding due to lender adjustments per terms of the note agreements	17,369
Conversion of principal amounts outstanding into common stock of the Company	(17,369)
Ending balance December 31, 2018	$1,515,178
Issuance of new convertible notes	—
Increase in principal amounts outstanding due to lender adjustments per terms of the note agreements	—
Conversion of principal amounts outstanding into common stock of the Company	(—)
Ending balance December 31, 2019	$1,515,178

On January 28, 2014, the Company converted $11,000 of a $22,000 convertible note to 24,445 common shares. The note had been purchased from a former officer of the Company based on the contractual conversion terms per agreement. The balance of this note was $8,263 at December 31, 2019.

On January 5, 2015, the Company executed a promissory note for $20,000. The note bears interest at 6% and has a maturity date of January 5, 2016. It can be converted into common stock at a discount of 30% off of the conversion price. The conversion price is the average bid price on the 3 days prior to the date of conversion, but no less than $0.0001. This note was sold to a third party on August 21, 2015 and the terms of the notes were modified. The new note bears interest at 8% and has a maturity date of August 20, 2017. It can be converted into common stock at a discount of 45% off of the conversion price. The conversion price is the average of the three lowest bid prices during the 10 trading days prior to the date of conversion. The balance of this note was $20,000 at December 31, 2019.

On January 26, 2015, the Company executed a promissory note for $28,000. The note bears interest at 12% and has a maturity date of January 26, 2016. The note can be converted into common stock at a discount of 45% off of the conversion price. The conversion price is the average of the three lowest bid prices during the 10 trading days prior to the date of conversion, but no less than $0.0001. The balance of this note was $28,000 at December 31, 2019.

On February 10, 2015, the Company executed a promissory note for $52,500. The note bears interest at 8% and has a maturity date of February 10, 2016. The note can be converted into common stock at a discount of 55% off of the conversion price. The conversion price is the average bid price on the 3 days prior to the date of conversion, but no less than $0.0001. The balance of this note was $3,600 at December 31, 2019.

On February 10, 2015, its holder sold dated June 30, 2014 a promissory note for $88,500 to a third-party investor and the terms of the note were modified. The note bears interest at 8% and has a maturity date of February 10, 2016. It can be converted into common stock at a discount of 55% off the conversion price. The conversion price is the average bid price on the 3 days prior to the date of conversion, but no less than $0.0001. The balance of this note was $64,445 at December 31, 2019.

On February 13, 2015, the Company executed a promissory note for $50,000. The note bears interest at 8% and has a maturity date of February 13, 2016. The note can be converted into common stock at a discount of 30% off of the conversion price. The conversion price is the average bid price on the 3 days prior to the date of conversion, but no less than $0.0001. This note was sold to a third party on August 21, 2015 and the terms of the notes were modified. The new note bears interest at 8% and has a maturity date of August 20, 2017. It can be converted into common stock at a discount of 45% off of the conversion price. The conversion price is the average of the three lowest bid prices during the 10 trading days prior to the date of conversion. The balance of this note was $52,966 at December 31, 2019.

On March 17, 2015, the Company executed a promissory note for $28,000. The note bears interest at 12% and has a maturity date of March 17, 2016. The note can be converted into common stock at a discount of 45% off of the conversion price. The conversion price is the average of the three lowest bid prices during the 10 trading days prior to the date of conversion, but no less than $0.0001. The balance of this note was $28,000 at December 31, 2019.

On April 1, 2015, the Company executed a promissory note for $12,000. The note bears interest at 6% and has a maturity date of March 27, 2016. The note can be converted into common stock at a at a rate equivalent to the average closing bid price on the 3 days prior to the date of conversion. The balance of this note was $12,000 at December 31, 2019.

On May 28, 2015, the Company executed a promissory note for $23,000. The note bears interest at 12% and has a maturity date of February 28, 2016. The note can be converted into common stock at a discount of 45% off of the conversion price. The conversion price is the average of the three lowest bid prices during the 20 trading days prior to the date of conversion. The balance of this note was $23,000 at December 31, 2019.

On August 7, 2015, its holder sold two promissory notes aggregating $46,705 and originating in 2014 to a third-party investor and the terms of the notes were modified. The new note bears interest at 6% and has a maturity date of August 6, 2017. It can be converted into common stock at a discount of 45% off of the conversion price. The conversion price is the average of the three lowest bid prices during the 20 trading days prior to the date of conversion. The balance of this note was $46,705 at December 31, 2019.

On August 21, 2015, the Company executed a promissory note for $30,000. The note bears interest at 6% and has a maturity date of August 21, 2016. The note can be converted into common stock at a discount of 40% off of the conversion price. The conversion price is the average closing bid price on the 3 days prior to the date of conversion. The balance of this note was $30,000 at December 31, 2019.

On August 24, 2015, the Company executed two (2) promissory notes, each in the principal amount of $15,000, for an aggregate $30,000. The notes bear interest at 6% and have a maturity date of August 24, 2016. The notes can be converted into common stock at a discount of 40% off of the conversion price. The conversion price is the average closing bid price on the 3 days prior to the date of conversion. The balance of these notes was $30,000 at December 31, 2019.

On September 2, 2015, the Company executed a promissory note for $51,414. The note bears interest at 12% and has a maturity date of February 28, 2016. The note can be converted into common stock at a discount of 45% off of the conversion price. The conversion price is the average of the three lowest bid prices during the 20 trading days prior to the date of conversion. The balance of this note was $51,414 at December 31, 2019.

On September 4, 2015, the Company executed a promissory note for $52,500. The note bears interest at 8% and has a maturity date of September 4, 2017. It can be converted into common stock at a discount of 45% off of the conversion price. The conversion price is the average of the three lowest bid prices during the 10 trading days prior to the date of conversion. The balance of this note was $39,342 at December 31, 2019.

During the year ended December 31, 2015, the Company received debt proceeds from the issuance of five convertible promissory notes aggregating $99,500 to certain lenders. The Company has attempted with no avail to locate these note agreements and validate the sources of these debt proceeds. It has exhausted all of its available resources in its efforts to locate these notes and note holders. As such, the Company has made certain assumptions in regard to the contractual terms associated with these notes, which are consistent with other convertible debt securities issued during the period. The balance of these notes was $99,500 at December 31, 2019.

On January 1, 2018, the Company executed three promissory notes aggregating $693,819 to settle a legal matter. See Note 9 – Commitments and Contingencies. The notes bear interest at 12% and have a maturity date of July 10, 2018. The notes can be converted into common stock at a discount of 45% off of the conversion price. The conversion price is the lowest bid price during the 25 trading days prior to the date of conversion. The balance of these notes was $693,819 at December 31, 2019.

On March 13, 2018, the Company issued a convertible promissory note for $5,500. The note bears interest at 12% and has a maturity date of March 13, 2019. The note can be converted into common stock at a discount of 50% off of the conversion price. The conversion price is equal to the lowest bid price during the 20 trading days prior to the date of conversion. The balance of this note was $5,500 at December 31, 2019.

On December 12, 2018, the Company issued a convertible promissory note for $25,000. The note bears interest at 8% and has a maturity date of December 12, 2019. The note can be converted into common stock at a discount of 40% off of the conversion price. The conversion price is equal to the lowest bid price during the five trading days prior to the date of conversion. The balance of this note was $25,000 at December 31, 2019.

As of December 31, 2019, all of the Company’s convertible promissory notes were in default of payment per the terms of their contractual maturity dates. To the best of its knowledge, the Company has not received any formal notices of default, demands for payment or other forms of claim as a result of these defaults. The Company is accruing interest on these convertible promissory notes at default rates ranging between 12% and 24%.

All of the convertible notes were analyzed at the time of their issuance for derivative accounting consideration. In some instances, the Company concluded that a derivative liability existed. The derivative liabilities were measured using the commitment-date stock price. As of December 31, 2019 and 2018, the Company determined that the fair value of these derivative liabilities totaled $1,899,209 and $1,699,583, respectively.

The value of the derivative liabilities was determined using the following Black-Scholes methodology:

	For the Years Ended
	December 31, 2019	December 31, 2018

Expected dividend yield (1)	0.00% %	0.00%
Risk-free interest rate (2)	1.57-2.63%	2.63-2.70%
Expected volatility (3)	310.09-582.91%	444.64%-455.49%
Expected life (in years)	0.50-1.00	1.00

______________

(1)	The Company has no history or expectation of paying cash dividends on its common stock.
(2)	The risk-free interest rate is based on the U.S. Treasury yield for a term consistent with the expected life of the promissory notes in effect at the time of issuance.
(3)	The volatility of the Company’s common stock is based on trading activity for the previous contractual term ended at each promissory note issuance date.

A portion of this amount is recorded as a debt discount and is amortized as interest expense over the term of the related convertible debentures. The remaining debt discounts associated with these beneficial conversion features was $0 and $17,347 respectively as of December 31, 2019 and 2018. The related amortization expense was $17,347 and $698,638 for the year ended December 31, 2019 and 2018, respectively. See Note 8 – Fair Value Measurements for additional details.

During the year ended December 31, 2018, the Company converted, upon receiving formal notices from its noteholders, $17,368 in note principal, plus accrued interest totaling $41,851, into 1,071,819,813 shares of common stock. No shares of common stock were issued in connection with the conversion of notes payable or accrued interest during the year ended December 31, 2019.

At December 31, 2019 and 2018, the number of shares of common stock underlying these convertible debentures totaled 23,377,136,247 and 21,339,046,649 shares, respectively.

Promissory Notes Payable

On November 21, 2019, the Company issued a promissory note for gross proceeds of $17,500. The note bears interest at 5.0% per annum and is payable at the earlier of (i) 60 days or (ii) upon demand.

NOTE 6 – STOCKHOLDERS’ EQUITY (DEFICIT)

Series A Preferred Stock

The authorized Series A preferred stock of the Company consists of 69,999,990 shares with a par value $0.00001. At December 31, 2019 and 2018, the Company had 10,000,000 shares of its Series A preferred stock issued and outstanding. The majority of the Series A preferred stock entitles the stockholders to 67% overall voting rights.

Series D Preferred Stock

In April 2018, the Company designated and issued one (1) share of its preferred stock as “Series D”. The share is convertible into 8.70% of the Company’s then outstanding common stock, but no less than 850,000,000 shares of common stock subject to the satisfaction of certain conditions precedent. The holder is entitled to vote with the Company’s common stockholders, entitled to dividends, and certain liquidation rights. The Company, with the holder’s consent, may redeem the preferred share.

Series E Preferred Stock

On September 17, 2019, the Company issued 12 shares of Series E convertible preferred stock to six stockholders in exchange for 361,813,930 shares of common stock. Each share of Series convertible preferred stock is convertible into 40,000,000 shares of common stock. As a result, the Company recorded a charge of $24,000 for the net fair value of the consideration issued to the stockholders.

Common Stock

The authorized common stock of the Company consists of 9,000,000,000 shares with a par value $0.00001. At December 31, 2019 and 2018, the Company had 8,638,186,067 and 8,809,999,998 shares of its common stock issued and outstanding, respectively.

Common Stock Issued in Private Placements

During the year ended December 31, 2019, the Company sold 190,000,000 shares of common stock for gross proceeds of $38,000 to an accredited investor in a private placement. During the year ended December 31, 2018, the Company sold 160,000,000 shares of common stock for gross proceeds of $16,000 to accredited investors in private placements.

Common Stock Issued in Exchange for Consulting, Professional and Other Services

During the year ended December 31, 2018, the Company issued 240,000,000 shares of common stock valued at $48,000 for fees and services rendered by various entities.

Common Stock Issued in Connection with the Conversion of Notes and Accrued Interest Payable

During the year ended December 31, 2018, the company issued 1,071,819,813 shares of common stock in connection with the conversion of $17,369 in principal and $41,581 in accrued interest related to its convertible promissory notes.

These issuances were exempt from registration under rule 144.

NOTE 7 – INCOME TAXES

As of December 31, 2019, the Company had net operating loss carry forwards of approximately $14.0 million that may be available to reduce our tax liability through tax year 2038. We estimate the benefits of this loss carry forward at $2.9 million if the Company produces sufficient taxable income. No adjustments to the financial statements have been recorded for this potential tax benefit. The Company has no provisions from income tax in 2019, due to current period losses and full valuation allowance on deferred tax assets.

A reconciliation of the federal statutory rate of 21% to the Company’s effective tax rate is as follows:

	2019	2018
Expected expense (benefit) (21%)	$(180,604)	$(448,135)
State income taxes, net of federal benefit	(40,765)	(101,150)
Valuation allowance	221,369	549,285
Accrued expense (benefit)	$—	$—

The cumulative tax effect at the expected rate of 21% of significant items comprising our net deferred tax amount is as follows as of December 31, 2019 and 2018:

	2019	2018
Deferred tax asset attributable to:
Net operating loss carryover	$2,939,630	$2,759,026
Less: valuation allowance	(2,939,630)	(2,759,026)
Net deferred tax asset	$—	$—

Tax net operating loss carryforwards may be limited pursuant to the IRS Section 382 in the event of certain ownership changes.

NOTE 8 – FAIR VALUE MEASUREMENTS

The Company has adopted the guidance under ASC Topic 820 for financial instruments measured on a fair value on a recurring basis. ASC Topic 820 establishes a fair value hierarchy, giving the highest priority to quoted prices in active markets and the lowest priority to unobservable data and requires disclosures for assets and liabilities measured at fair value based on their level in the hierarchy. Further authoritative accounting guidance (ASU No. 2009-05) under ASC Topic 820, provides clarification that in circumstances in which a quoted price in an active market for the identical liabilities is not available, a reporting entity is required to measure fair value using one or more of the techniques provided for in this update.

The standard describes a fair value hierarchy based on three levels of input, of which the first two are considered observable and the last unobservable, that may be used to measure fair value, which are the following:

Level 1 – Quoted prices in active markets for identical assets and liabilities.

Level 2 – Input other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets of liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the asset or liabilities.

Level 3 – Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

Our assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the asset or liability.

The Company analyzes all financial instruments with features of both liabilities and equity under ASC 480, “Distinguishing Liabilities from Equity” and ASC 815, “Derivatives and Hedging”. Derivative liabilities are adjusted to reflect fair value at each period end, with any increase or decrease in the fair value being recorded in results of operations as adjustments to fair value of derivatives. The effects of interactions between embedded derivatives are calculated and accounted for in arriving at the over- all fair value of the financial instruments. In addition, the fair value of free-standing derivative instruments such as warrant and option derivatives are valued using the Black-Scholes modes.

The Company uses Level 3 inputs for its valuation methodology for the embedded conversion option liabilities as their fair value were determined by using the Black Scholes option-pricing model based on various assumptions. The Company’s derivative liabilities are adjusted to reflect fair value at each period end, with any increase or decrease in the fair value being recorded in results of operations as adjustments to fair value of derivatives.

The following table summarizes the change in the Company’s financial assets and liabilities measured at fair value as of December 31, 2018:

		Fair Value Measurements at Reporting Date Using
		Quoted prices in	Significant Other	Significant
		Active Markets for	Observable	Unobservable
		Identical Assets	Inputs	Inputs
Description	12/31/2018	(Level l)	(Level 2)	(Level 3)
Convertible promissory notes with embedded conversion option	$1,899,209	—	—	$1,899,209
Total	$1,899,209	—	—	$1,899,209

The following table summarizes the change in the Company’s financial assets and liabilities measured at fair value as of December 31, 2019:

		Fair Value Measurements at Reporting Date Using
		Quoted prices in	Significant Other	Significant
		Active Markets for	Observable	Unobservable
		Identical Assets	Inputs	Inputs
Description	12/31/2019	(Level l)	(Level 2)	(Level 3)
Convertible promissory notes with embedded conversion option	$2,191,745	—	—	2,191,745
Total	$2,191,745	—	—	2,191,745

The following table sets forth a summary of change in fair value of our derivative liabilities for the years ended December 31, 2019 and 2018:

Beginning balance, January 1, 2018	$1,699,583
Change in fair value of embedded conversion features of convertible promissory notes included in earnings	$(2,174,882
Embedded conversion option liability recorded in connection with the issuance of convertible promissory notes	$2,374,508
Ending balance, December 31, 2018	$1,899,209
Change in fair value of embedded conversion features of convertible promissory notes included in earnings	$292,536
Embedded conversion option liability recorded in connection with the issuance of convertible promissory notes	$—
Ending balance, December 31, 2019	$2,191,745

Note 9 – Commitments and Contingencies

On May 1, 2017, the Company entered into an employment agreement with its chief executive officer, Joe E. Poe, Jr. Under the terms of the agreement, the Mr. Poe has the right to be issued one percent (1.0%) of the issued and outstanding shares of the Company’s common stock on the date of his choosing. As of December 31, 2019, the Company has accrued $17,500 in stock-based compensation expense related to this provision.

NOTE 10 – SUBSEQUENT EVENTS

In accordance with FASB ASC 855-10 Subsequent Events, the Company has analyzed its operations subsequent to December 31, 2019 to the date these consolidated financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these consolidated financial statements.

On April 3, 2020, the Company issued a convertible promissory note for $35,000. The note bears interest at 12% and has a maturity date of December 31, 2020. The notes can be converted into common stock at a discount of 45% off of the conversion price. The conversion price is the lowest bid price during the 25 trading days prior to the date of conversion.

On May 12, 2020, the Company issued 8 shares of Series E preferred stock to Joe E. Poe, Jr., its chief executive officer, valued at $17,500 in accordance with terms of his employment agreement. Each share of Series convertible preferred stock is convertible into 40,000,000 shares of common stock.

Item 9. Changes in and Disagreements with Accountants and Financial Disclosure

Effective May 1, 2018, the Company dismissed D’Arelli Pruzansky, P.A. as its independent registered public accounting firm and engaged BF Borgers CPA PC as its independent registered public accounting firm. D’Arelli Pruzansky, P.A. audited our financial statements for the periods ended December 31, 2014 and December 31, 2013 and reviewed the financials prepared by the previous public accounting firm for the period ended December 31, 2012. The dismissal of D’Arelli Pruzansky, P.A. was approved by our Board of Directors effective May 1, 2018. D’Arelli Pruzansky, P.A. did not resign or decline to stand for re-election.

During our two most recent fiscal years and the subsequent interim period preceding our decision to dismiss D’Arelli Pruzansky, P.A. we had no disagreements with the firm on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure which disagreement if not resolved to the satisfaction of D’Arelli Pruzansky, P.A. would have caused it to make reference to the subject matter of the disagreement in connection with its report.

During our two most recent fiscal years and the subsequent interim period prior to retaining BF Borgers CPA PC (1) neither we nor anyone on our behalf consulted BF Borgers CPA PC regarding (a) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements or (b) any matter that was the subject of a disagreement or a reportable event as set forth in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K, and (2) BF Borgers CPA PC did not provide us with a written report or oral advice that they concluded was an important factor considered by us in reaching a decision as to accounting, auditing or financial reporting issue.

Item 9A. Controls and Procedures

(a) Evaluation of Disclosure Controls and Procedures

Our management, with the participation of our Chief Executive Officer has evaluated the effectiveness of our disclosure controls and procedures (as such term is defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), in connection with the preparation of this Annual Report on Form 10-K, as of December 31, 2019.

Based on the review described above, our Chief Executive Officer determined that our disclosure controls and procedures were not effective as of the end of the period covered by this report.

(b) Management’s Report on Internal Control over Financial Reporting

There were no significant changes in our internal controls over financial reporting that occurred subsequent to our evaluation of our internal control over financial reporting for the period ended December 31, 2019 that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

Our Management is responsible for establishing and maintaining adequate internal control over financial reporting under the supervision of the President and Chief Executive Officer and the Chief Financial Officer. Internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.

Management evaluated the design and operation of our internal control over financial reporting as of December 31, 2019, based on the framework and criteria established in Internal Control – Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in May 2013, and has concluded that such internal control over financial reporting were not effective.

An evaluation was performed, under the supervision of, and with the participation of, our management, including our Chief Executive Officer and Chief Financial Officer, of the effectiveness of the design and operation of the Company’s disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-(e) to the Securities and Exchange Act of 1934). Based on that evaluation, our management, including our Chief Executive Officer and Chief Financial Officer, concluded that our disclosure controls and procedures were not adequate and effective, as of December 31, 2019, to ensure that information required to be disclosed by us in the reports that it files or submits under the Securities Exchange Act of 1934, is recorded, processed, summarized, and reported within the time periods specified in the Commission’s rules and forms, and that such information is accumulated and communicated to management, including our Chief Executive Officer and Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosure.

We do not expect that our disclosure controls and procedures or internal control over financial reporting will prevent all errors and all fraud. A control system, no matter how well conceived and operated, can provide only reasonable assurance that the objectives of the system are met and cannot detect all deviations. Because of the inherent limitations in all control systems, no evaluation of control can provide absolute assurance that all control issues and instances of fraud or deviations, if any, within the Company have been detected.

This report does not include an attestation report of our registered public accounting firm regarding internal control over financial reporting. Management’s report was not subject to attestation by our registered public accounting firm pursuant to temporary rules of the Securities and Exchange Commission that permit the company to provide only management’s report in this report.

Item 9B. Other Information

Not applicable.

PART III

Item 10. Directors, Executive Officers and Corporate Governance

Our bylaws provide that our board of directors shall consist of at least one member and will be determined by resolution of our board of directors. The number of members of our board of directors is currently one.

The following table lists our directors and provides their respective ages and titles as of December 31, 2019.

Name	Age	Position
Joe E. Poe, Jr. (1)	57	Chairman of the Board of Directors, CEO

(1) Effective May 4, 2017, the Board approved by unanimous written consent the appointment of Mr. Joe E. Poe, Jr. as Chief Executive Officer and Chairman of the Board.

Executive Summaries

Joe E. Poe, Jr., Chief Executive Officer and Director

Mr. Poe has worked in the securities industry since 1987, currently working in compliance of customer securities deposits. He currently serves on several Charity Boards, including Chairman of the Oklahoma City Pow Wow Club. Mr. Poe graduated from the University of Texas at Austin in 1986, where he was a member of its intercollegiate swimming team.

Board Committees

The Board does not currently have any committees.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our Board and hold office until removed by the Board.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16 of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who own more than 10 percent of a registered class of our equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. These Section 16 reporting persons are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16 forms they file.

Item 11. Executive Compensation

The following table sets forth compensation for each of the past three fiscal years with respect to each person who served as Chief Executive Officer of the Company and each of the four most highly-compensated executive officers of the Company who earned a total annual salary and bonuses that exceeded $100,000 in any of the two preceding fiscal years.

SUMMARY COMPENSATION TABLE
(a) Name and Principal Position	(b) Year	(c) Salary	(d) Bonus	(e) Stock Awards	(f) Option Awards	(g) Non-Equity Incentive Plan Compensation	(h) Nonqualified Deferred Earnings Compensation	(i) All Other Compensation	(j) Total
Joe E. Poe, Jr.	2019	$60,000	$-	$8,850	$-	$-	$-	$-	$68,850
Chairman & CEO	2018	$60,000	$-	$8,650	$-	$-	$-	$-	$68,650
	2017	$40,000	$-	$-	$-	$-	$-	$-	$40,000

Compensation of Directors

Any Director who also becomes our employee will receive no extra compensation for their service on our Board of Directors. Directors may be compensated for out-of-pocket expenses associated with attending Board of Directors’ meetings.

Employment Agreements

The Company entered into an Employment Agreement with Joe E. Poe on May 1, 2017.

Any Director who also becomes our employee will receive no extra compensation for their service on our Board of Directors. Directors may be compensated for out-of-pocket expenses associated with attending Board of Directors’ meetings.

Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The following table sets forth information concerning the beneficial ownership of shares of our common stock with respect to stockholders who were known by us to be beneficial owners of more than 5% of our common stock as of December 31, 2019, and our officers and directors, individually and as a group. Unless otherwise indicated, the beneficial owner has sole voting and investment power with respect to such shares of common stock.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”) and generally includes voting or investment power with respect to securities. In accordance with the SEC rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees, if applicable. Subject to community property laws, where applicable, the persons or entities named below have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

Item 13. Certain Relationships and Related Transactions and Director Independence

We have not entered into any transactions nor are there any proposed transactions in which any of our Directors, executive officers, stockholders or any member of their immediate family of any of the foregoing had or is to have a direct or indirect material interest.

Item 14. Principal Accountant Fees and Services

The following table presents the aggregate fees billed by for services provided during our 2019 and 2018 fiscal years.

	2019	2018
Audit related fees	$30,000	$30,000
Tax fees	-	-
Totals	$30,000	$30,000

Audit Fees. The fees identified under this caption were for professional services rendered in connection with the audit of our annual financial statements and review of the financial statements included in our quarterly reports on Form 10-Q. The amounts also include fees for services that are normally provided by the independent public registered accounting firm in connection with statutory and regulatory filings and engagements for the years identified.

Audit-Related Fees. The fees identified under this caption were for assurance and related services that were related to the performance of the audit or review of our financial statements and were not reported under the caption “Audit Fees.” Audit-related fees consisted primarily of fees paid for Securities and Exchange Commission reporting matters and consents related to our uniform franchise offering circulars.

Tax Fees. Tax fees consist principally of assistance related to tax compliance and reporting.

Approval Policy. Our audit committee approves in advance all services provided by our independent registered public accounting firm. All engagements of our independent registered public accounting firm in fiscal years 2019 and 2018 were pre-approved by Board of Directors.

ROGUE ONE INC.

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND DECEMBER 31, 2019

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Rogue One, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Rogue One, Inc. as of December 31, 2020 and 2019, the related statements of operations, stockholders' equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has a significant accumulated deficit. In addition, the Company continues to experience negative cash flows from operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/ BF Borgers CPA PC

BF Borgers CPA PC

We have served as the Company's auditor since 2018

Lakewood, CO

April 21, 2021

ROGUE ONE, INC.

Consolidated Balance Sheets

	December 31,	December 31,
	2020	2019

ASSETS
Current assets:
Cash and cash equivalents	$111	$19
Total current assets	111	19
Total assets	$111	$19

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$165,466	$165,466
Accrued liabilities	1,555,862	1,232,927
Convertible notes payable, current	1,559,803	1,515,178
Derivative liabilities	2,298,820	2,191,745
Promissory notes payable	—	17,500
Related party payables	4,505	155
Total current liabilities	5,583,456	5,122,971
Capital lease liability, net	—	—
Total liabilities	5,583,456	5,122,971

Commitments and contingencies	—	—

Stockholders' Deficit:
Preferred stock - Series A, $0.00001 par value. 69,999,990 shares authorized; 10,000,000 shares
issued and outstanding as of December 31, 2020 and 2019, respectively	100	100
Preferred stock - Series D, $0.00001 par value. 1 share authorized; 0 and 1 shares
issued and outstanding as of December 31, 2020 and 2019, respectively	—	—
Preferred stock - Series E, $0.00001 par value. 50 shares authorized; 24 and 12 shares
issued and outstanding as of December 31, 2020 and 2019, respectively	—	—
Common stock, $0.00001 par value. 11,000,000,000 shares authorized; 10,192,519,400 and 8,638,186,067 shares
issued and outstanding as of December 31, 2020 and 2019, respectively	101,925	86,382
Additional paid-in capital	8,984,757	8,894,472
Accumulated deficit	(14,670,127)	(14,103,906)
Total stockholders' deficit	(5,583,345)	(5,122,952)
Total liabilities and stockholders' deficit	$111	$19

The accompanying notes are an integral part of the consolidated financial statements.

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ROGUE ONE, INC.

Consolidated Statements of Operations

	Year Ended December 31,	Year Ended December 31,
	2020	2019

Sales	$—	$—
Cost of goods sold	—	—
Gross margin	—	—
Operating expenses
Compensation and benefits	60,000	60,000
General and administrative expenses	72,169	21,055
Professional fees	131,457	51,350
Stock based compensation	—	8,850
Total operating expenses	263,626	141,255
Income (loss) from continuing operations before other income (expense) and income taxes	(263,626)	(141,255)
Other income (expenses)
Derivative liability expense	(129,961)	—
Gain (loss) on change in value of derivative liabilities	104,386	(292,536)
Gain (loss) on issuance of stock	—	(24,000)
Interest expense, net	(277,020)	(507,895)
Total other income (expense)	(302,595)	(824,431)
Income (loss) from continuing operations before income taxes	(566,221)	(965,686)
Provision for income taxes (benefit)	—	—
Net income (loss)	(566,221)	(965,686)

Basic and diluted earnings (loss) per common share
Net income (loss)	$(0.00)	$(0.00)

Weighted-average number of common shares outstanding:
Basic and diluted	9,259,486,613	8,833,435,867

The accompanying notes are an integral part of the consolidated financial statements.

ROGUE ONE, INC.

Consolidated Statements of Changes in Stockholders' Equity

	Preferred Stock - Series A		Preferred Stock - Series D		Preferred Stock - Series E		Common Stock		Additional Paid-in	Retained	Total Stockholders'
	Shares	Value	Shares	Value	Shares	Value	Shares	Value	Capital	Earnings	Equity

Balance, December 31, 2018	10,000,000	$100	1	$—	—	$—	8,809,999,998	$88,100	$8,830,754	$(13,138,220)	$(4,219,266)

Net income (loss)	—	—	—	—	—	—	—	—	—	(965,686)	(965,686)
Exchange of common stock for Series E preferred stock	—	—	—	—	12	—	(361,813,931)	(3,618)	27,618	—	24,000
Issuance of common stock in connection with sales made under
private or public offerings	—	—	—	—	—	—	190,000,000	1,900	36,100	—	38,000

Balance, December 31, 2019	10,000,000	$100	1	$—	12	$—	8,638,186,067	$86,382	$8,894,472	$(14,103,906)	$(5,122,952)

Net income (loss)	—	—	—	—	—	—	—	—	—	(566,221)	(566,221)
Conversion of Series D preferred stock for common stock	—	—	(1)	—	—	—	870,000,000	8,700	(8,700)	—	—
Issuance of Series E preferred stock to an officer as compensation	—	—	—	—	8	—	—	—	17,500	—	17,500
Issuance of common stock in connection with sales made under
private or public offerings	—	—	—	—	2	—	153,333,333	1,533	18,467	—	20,000
Issuance of common stock in exchange for fees and services rendered	—	—	—	—	—	—	200,000,000	2,000	38,000	—	40,000
Conversion of promissory note and accrued interest into
Series E preferred stock	—	—	—	—	2	—	—	—	18,398	—	18,398
Conversion of convertible debentures and accrued interest into
common stock	—	—	—	—	—	—	331,000,000	3,310	6,620	—	9,930

Balance, December 31, 2020	10,000,000	$100	—	$—	24	$—	10,192,519,400	$101,925	$8,984,757	$(14,670,127)	$(5,583,345)

  The accompanying notes are an integral part of the consolidated financial statements.

ROGUE ONE, INC.

Consolidated Statements of Cash Flows

	Year Ended December 31,	Year Ended December 31,
	2020	2019
Cash flows from operating activities:
Net income (loss)	$(566,221)	$(965,686)
Adjustments to reconcile net loss to cash used in operating activities:
Amortization of debt discount	49,450	17,347
Common stock issued in exchange for fees and services	40,000	—
Derivative expense	129,961	—
(Gain) loss on change in value of derivative liabilities	(104,386)	292,536
(Gain) loss on issuance of stock	—	24,000
Changes in operating assets and liabilities:
Accrued liabilities	345,438	576,109
Related party payables	4,350	25
Net cash provided by (used in) operating activities	(101,408)	(55,669)

Cash flows from investing activities:
Net cash provided by (used in) financing activities	—	—

Cash flows from financing activities:
Proceeds from issuance of common stock	20,000	38,000
Proceeds from issuance of convertible notes	81,500	17,500
Net cash provided by (used in) financing activities - continuing operations	101,500	55,500

Net increase (decrease) in cash and cash equivalents	92	(169)
Cash and cash equivalents at beginning of period	19	188
Cash and cash equivalents at end of period	$111	$19

Supplemental disclosure of cash flow information:
Cash paid for interest	$—	$—
Cash paid for income taxes	$—	$—

Supplemental disclosure of non-cash investing and financing activities:
Common stock issued to reduce convertible and promissory notes payable	$9,930	$—
Series E preferred stock issued in lieu of cash for accrued officer compensation	$17,500	$—
Series E preferred stock issued in exchange for conversion of promissory note and accrued interest	$18,398	$—
Series E preferred stock issued in exchange for shares of common stock	$—	$96,000

The accompanying notes are an integral part of the consolidated financial statements.

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ROGUE ONE, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2020 and 2019

NOTE 1 – NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Rogue One, Inc. (“Rogue One” or the “Company”) is a consumer products and marketing company focused on the high-margin, multi-trillion-dollar alcoholic beverages sector.

On June 27, 2017, Creative Edge Nutrition, a Nevada corporation ("CEN") and Rogue One executed an asset purchase agreement whereby the Company purchased the assets and liabilities of CEN's subsidiary, Giddy Up Energy Products, Inc. ("Giddy"). As consideration, the Company agreed to exchange 4,719,760,108 shares of its common stock. On January 24, 2018, the Company completed the distribution of its common shares to the CEN shareholders in order to consummate the acquisition of Giddy. On December 7, 2020, the Company and Giddy entered into a Settlement Agreement, Waiver and Release of Claims whereby each party warranted and represented that they sought to fully and mutually rescind the purchase agreement dated June 27, 2017 and, in so doing, for Giddy to acquire the assets previously sold and, at the same time, for each of the parties to waive and release all claims, both known and unknown, and to indemnify and hold all other parties harmless. In addition, the parties agreed to enter into an exclusive licensing agreement for the Giddy Up brand in the category of alcoholic beverages.

On September 23, 2020, the Company entered into a Merger Agreement and Plan of Reorganization with Human Brands International, Inc., a private corporation organized pursuant to the laws of the State of Nevada (“Human Brands”), pursuant to which, at the effective time, Human Brands shareholders will exchange 100% of the equity in Human Brands in exchange for a majority controlling interest in the Company. Human Brands operating divisions currently own and manage over 250,000 agave plants, several premium spirit brands, and hold exclusive import and export rights for a variety of spirit brands. Its core foundation is built upon its bulk tequila production operations. Human Brands currently has supply contracts with well-known tequila brands, celebrities and athletes.

Going Concern

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business for the twelve-month period following the date of these financial statements. On a consolidated basis, the Company has incurred significant operating losses since its inception.

Because the Company does not expect that existing operational cash flow will be sufficient to fund presently anticipated operations, this raises substantial doubt about the Company’s ability to continue as a going concern. Therefore, the Company will need to raise additional funds and is currently exploring alternative sources of financing. Historically, the Company has raised capital through the issuance of convertible debt as a measure to finance working capital needs. The Company will be required to continue to do so until such time that its consolidated operations become profitable.

Basis of Presentation

The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“US GAAP”). The Company has adopted a December 31 fiscal year-end.

The consolidated financial statements include the financial statements of Rogue One Inc. and its wholly-owned subsidiary Harvest Soul Inc. All significant inter-company balances and transactions within the Company and subsidiary have been eliminated upon consolidation.

Use of Estimates

The preparation of consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company bases its estimates on historical experience, known or expected trends and various other assumptions that are believed to be reasonable given the quality of information available as of the date of these financial statements. The results of these assumptions provide the basis for making estimates about the carrying amounts of assets and liabilities that are not readily apparent from other sources. Actual results could differ from these estimates.

Cash and Cash Equivalents

Rogue One Inc. considers all highly liquid investments with maturities of three months or less to be cash equivalents. The Company places its cash with a high credit quality financial institution. The Company’s account at this institution is insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. For the years ended December 31, 2020 and 2019, the Company did not have bank balances exceeding the FDIC insurance limit. To reduce its risk associated with the failure of such financial institution, the Company evaluates at least annually the rating of the financial institution in which it holds deposits.

Fair Value of Financial Instruments

The Company’s financial instruments are carried at the approximate fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these consolidated financial statements.

Goodwill and Intangible Assets

Goodwill represents the future economic benefit arising from other assets acquired that could not be individually identified and separately recognized. The goodwill arising from the Company’s acquisitions is attributable to the value of the potential expanded market opportunity with new customers. Intangible assets have either an identifiable or indefinite useful life. Intangible assets with identifiable useful lives are amortized on a straight-line basis over their economic or legal life, whichever is shorter.

Goodwill and indefinite-lived assets are not amortized but are subject to annual impairment testing unless circumstances dictate more frequent assessments. The Company performs an annual impairment assessment for goodwill during the fourth quarter of each year and more frequently whenever events or changes in circumstances indicate that the fair value of the asset may be less than the carrying amount. Goodwill impairment testing is a two-step process performed at the reporting unit level. Step one compares the fair value of the reporting unit to its carrying amount. The fair value of the reporting unit is determined by considering both the income approach and market approaches. The fair values calculated under the income approach and market approaches are weighted based on circumstances surrounding the reporting unit. Under the income approach, the Company determines fair value based on estimated future cash flows of the reporting unit, which are discounted to the present value using discount factors that consider the timing and risk of cash flows. For the discount rate, the Company relies on the capital asset pricing model approach, which includes an assessment of the risk-free interest rate, the rate of return from publicly traded stocks, the Company’s risk relative to the overall market, the Company’s size and industry and other Company-specific risks. Other significant assumptions used in the income approach include the terminal value, growth rates, future capital expenditures and changes in future working capital requirements. The market approaches use key multiples from guideline businesses that are comparable and are traded on a public market. If the fair value of the reporting unit is greater than its carrying amount, there is no impairment. If the reporting unit’s carrying amount exceeds its fair value, then the second step must be completed to measure the amount of impairment, if any. Step two calculates the implied fair value of goodwill by deducting the fair value of all tangible and intangible net assets of the reporting unit from the fair value of the reporting unit as calculated in step one. In this step, the fair value of the reporting unit is allocated to all of the reporting unit’s assets and liabilities in a hypothetical purchase price allocation as if the reporting unit had been acquired on that date. If the carrying amount of goodwill exceeds the implied fair value of goodwill, an impairment loss is recognized in an amount equal to the excess.

Determining the fair value of a reporting unit is judgmental in nature and requires the use of significant estimates and assumptions, including revenue growth rates, strategic plans, and future market conditions, among others. There can be no assurance that the Company’s estimates and assumptions made for purposes of the goodwill impairment testing will prove to be accurate predictions of the future. Changes in assumptions and estimates could cause the Company to perform an impairment test prior to scheduled annual impairment tests scheduled in the fourth quarter.

As of December 31, 2020, the Company did not have any goodwill or indefinite-lived assets.

Net Income (Loss) per Common Share

Net income (loss) per share is calculated in accordance with FASB ASC 260, “Earnings per Share.” Basic net income (loss) per common share is based on the weighted average number of shares of common stock outstanding at December 31, 2020 and 2019. Diluted earnings per share is calculated by dividing the Company’s net loss available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. At December 31, 2020 and 2019, the Company had convertible notes outstanding that could be converted into approximately 17,143,852,891 and 23,377,136,247 common shares based up the closing bid price of the company’s common stock at December 31, 2020 and 2019, respectively. Shares which would result from the conversion of the convertible notes were excluded from the calculation of net loss per share for 2020 and 2019 because the effect would be anti-dilutive.

Share-Based Compensation

ASC 718, Compensation – Stock Compensation, prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

On June 20, 2018, the FASB issued ASU 2018-07 which simplifies the accounting for share-based payments granted to nonemployees for goods and services. Under the ASU, most of the guidance on such payments to nonemployees would be aligned with the requirements for share-based payments granted to employees. Equity classified share-based payments for employees was fixed at the time of grant. Equity-classified nonemployee share-based payment awards are measured at the grant date of the award which is the same as share-based payments for employees. The Company adopted the requirements of the new rule as of January 1, 2019, the effective date of the new guidance.

No share-based expenses were recorded for the years ended December 31, 2020 and 2019.

Income Taxes

The Company accounts for income taxes pursuant to the provisions of ASC 740-10, “Accounting for Income Taxes,” which requires, among other things, an asset and liability approach to calculating deferred income taxes. The asset and liability approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities

A valuation allowance is provided to offset any net deferred tax assets for which management believes it is more likely than not that the net deferred asset will not be realized.

The Company follows the provisions of the ASC 740 -10 related to, Accounting for Uncertain Income Tax Positions. When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. In accordance with the guidance of ASC 740-10, the benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above should be reflected as a liability for uncertain tax benefits in the accompanying balance sheet along with any associated interest and penalties that would be payable to the taxing authorities upon examination. The Company believes its tax positions will be highly certain of being upheld upon examination. As such, the Company has not recorded a liability for uncertain tax benefits.

The Company has adopted ASC 740-10-25 Definition of Settlement, which provides guidance on how an entity should determine whether a tax position is effectively settled for the purpose of recognizing previously unrecognized tax benefits and provides that a tax position can be effectively settled upon the completion of an examination by a taxing authority without being legally extinguished. For tax positions considered effectively settled, an entity would recognize the full amount of tax benefit, even if the tax position is not considered more likely than not to be sustained based solely on the basis of its technical merits and the statute of limitations remains open. Management has not filed tax returns for the years ended December 31, 2014 through 2020.

Recent Accounting Pronouncements

Except for rules and interpretive releases of the SEC under the authority of federal securities laws and a limited number of grandfathered standards, the FASB Accounting Standards Codification™ (“ASC”) is the sole source of authoritative GAAP literature recognized by the FASB and applicable to the Company. Management has reviewed the aforementioned rules and releases and believes any effect will not have a material impact on the Company’s present or future financial statements.

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740), which enhances and simplifies various aspects of the income tax accounting guidance, including requirements such as tax basis step-up in goodwill obtained in a transaction that is not a business combination, ownership changes in investments, and interim-period accounting for enacted changes in tax law. The amendment will be effective for public companies with fiscal years beginning after December 15, 2020; early adoption is permitted. The Company is evaluating the impact of this amendment on its consolidated financial statements.

In February 2020, the FASB issued ASU 2020-02, Financial Instruments-Credit Losses (Topic 326) and Leases (Topic 842) - Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 119 and Update to SEC Section on Effective Date Related to Accounting Standards Update No. 2016-02, Leases (Topic 842), which amends the effective date of the original pronouncement for smaller reporting companies. ASU 2016-13 and its amendments will be effective for the Company for interim and annual periods in fiscal years beginning after December 15, 2022. The Company believes the adoption will modify the way the Company analyzes financial instruments, but it does not anticipate a material impact on results of operations. The Company is in the process of determining the effects adoption will have on its consolidated financial statements.

NOTE 2 – GOING CONCERN

The Company’s consolidated financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating cost and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

The Company incurred a net loss of $566,221 for the year ended December 31, 2020 and a working capital deficit of $5,583,345 at December 31, 2020. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan to obtain such resources for the Company include, obtaining debt or equity capital from various lenders, institutions and significant stockholders sufficient to meet its minimal operating expenses. However, management cannot provide any assurance that the Company will be successful in accomplishing any of its plans.

There is no assurance that the Company will be able to obtain sufficient additional funds when needed or that such funds, if available, will be obtainable on terms satisfactory to the Company. In addition, profitability will ultimately depend upon the level of revenues received from business operations. However, there is no assurance that the Company will attain profitability. The accompanying consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 3 –NOTES PAYABLE

Convertible Notes Payable

The following tables set forth the components of the Company’s convertible notes from continuing operations at December 31, 2020 and December 31, 2019:

	December 31, 2020	December 31, 2019
Principal value of convertible notes	$1,595,553	$1,515,178
Unamortized loan discounts	(35,750)	(—)
Total convertible notes, net	$1,559,803	$1,515,178

The following table sets forth a summary of change in our convertible notes payable for the years ended December 31, 2020 and 2019:

Beginning balance, January 1, 2019	$1,515,178
Issuance of new convertible notes	—
Increase in principal amounts outstanding due to lender adjustments per terms of the note agreements	—
Conversion of principal amounts outstanding into common stock of the Company	(—)
Ending balance December 31, 2019	$1,515,178
Issuance of new convertible notes	85,200
Increase in principal amounts outstanding due to lender adjustments per terms of the note agreements	—
Conversion of principal amounts outstanding into common stock of the Company	(4,825)
Ending balance December 31, 2020	$1,595,553

On January 28, 2014, the Company converted $11,000 of a $22,000 convertible note to 24,445 common shares. The note had been purchased from a former officer of the Company based on the contractual conversion terms per agreement. The balance of this note was $8,263 at December 31, 2020.

On January 5, 2015, the Company executed a promissory note for $20,000. The note bears interest at 6% and has a maturity date of January 5, 2016. It can be converted into common stock at a discount of 30% off of the conversion price. The conversion price is the average bid price on the 3 days prior to the date of conversion, but no less than $0.0001. This note was sold to a third party on August 21, 2015 and the terms of the notes were modified. The new note bears interest at 8% and has a maturity date of August 20, 2017. It can be converted into common stock at a discount of 45% off of the conversion price. The conversion price is the average of the three lowest bid prices during the 10 trading days prior to the date of conversion. The balance of this note was $20,000 at December 31, 2020.

On January 26, 2015, the Company executed a promissory note for $28,000. The note bears interest at 12% and has a maturity date of January 26, 2016. The note can be converted into common stock at a discount of 45% off of the conversion price. The conversion price is the average of the three lowest bid prices during the 10 trading days prior to the date of conversion, but no less than $0.0001. The balance of this note was $28,000 at December 31, 2020.

On February 10, 2015, the Company executed a promissory note for $52,500. The note bears interest at 8% and has a maturity date of February 10, 2016. The note can be converted into common stock at a discount of 55% off of the conversion price. The conversion price is the average bid price on the 3 days prior to the date of conversion, but no less than $0.0001. The balance of this note was $3,600 at December 31, 2020.

On February 10, 2015, its holder sold dated June 30, 2014 a promissory note for $88,500 to a third-party investor and the terms of the note were modified. The note bears interest at 8% and has a maturity date of February 10, 2016. It can be converted into common stock at a discount of 55% off the conversion price. The conversion price is the average bid price on the 3 days prior to the date of conversion, but no less than $0.0001. The balance of this note was $64,445 at December 31, 2020.

On February 13, 2015, the Company executed a promissory note for $50,000. The note bears interest at 8% and has a maturity date of February 13, 2016. The note can be converted into common stock at a discount of 30% off of the conversion price. The conversion price is the average bid price on the 3 days prior to the date of conversion, but no less than $0.0001. This note was sold to a third party on August 21, 2015 and the terms of the notes were modified. The new note bears interest at 8% and has a maturity date of August 20, 2017. It can be converted into common stock at a discount of 45% off of the conversion price. The conversion price is the average of the three lowest bid prices during the 10 trading days prior to the date of conversion. The balance of this note was $52,966 at December 31, 2020.

On March 17, 2015, the Company executed a promissory note for $28,000. The note bears interest at 12% and has a maturity date of March 17, 2016. The note can be converted into common stock at a discount of 45% off of the conversion price. The conversion price is the average of the three lowest bid prices during the 10 trading days prior to the date of conversion, but no less than $0.0001. The balance of this note was $28,000 at December 31, 2020.

On March 27, 2015, the Company executed a promissory note for $15,000. The note bears interest at 6% and has a maturity date of March 27, 2016. The note can be converted into common stock at a discount of 40% off of the conversion price. The conversion price is the average closing bid price on the three (3) days prior to the date of conversion. The balance of this note was $11,000 at December 31, 2020.

On April 1, 2015, the Company executed a promissory note for $12,000. The note bears interest at 6% and has a maturity date of March 27, 2016. The note can be converted into common stock at a at a rate equivalent to the average closing bid price on the 3 days prior to the date of conversion. The balance of this note was $12,000 at December 31, 2020.

On May 28, 2015, the Company executed a promissory note for $23,000. The note bears interest at 12% and has a maturity date of February 28, 2016. The note can be converted into common stock at a discount of 45% off of the conversion price. The conversion price is the average of the three lowest bid prices during the 20 trading days prior to the date of conversion. The balance of this note was $23,000 at December 31, 2020.

On August 7, 2015, its holder sold two promissory notes aggregating $46,705 and originating in 2014 to a third-party investor and the terms of the notes were modified. The new note bears interest at 6% and has a maturity date of August 6, 2017. It can be converted into common stock at a discount of 45% off of the conversion price. The conversion price is the average of the three lowest bid prices during the 20 trading days prior to the date of conversion. The balance of this note was $46,705 at December 31, 2020.

On August 21, 2015, the Company executed a promissory note for $30,000. The note bears interest at 6% and has a maturity date of August 21, 2016. The note can be converted into common stock at a discount of 40% off of the conversion price. The conversion price is the average closing bid price on the 3 days prior to the date of conversion. The balance of this note was $30,000 at December 31, 2020.

On August 24, 2015, the Company executed two (2) promissory notes, each in the principal amount of $15,000, for an aggregate $30,000. The notes bear interest at 6% and have a maturity date of August 24, 2016. The notes can be converted into common stock at a discount of 40% off of the conversion price. The conversion price is the average closing bid price on the 3 days prior to the date of conversion. The balance of these notes was $30,000 at December 31, 2020.

On September 2, 2015, the Company executed a promissory note for $51,414. The note bears interest at 12% and has a maturity date of February 28, 2016. The note can be converted into common stock at a discount of 45% off of the conversion price. The conversion price is the average of the three lowest bid prices during the 20 trading days prior to the date of conversion. The balance of this note was $51,414 at December 31, 2020.

On September 4, 2015, the Company executed a promissory note for $52,500. The note bears interest at 8% and has a maturity date of September 4, 2017. It can be converted into common stock at a discount of 45% off of the conversion price. The conversion price is the average of the three lowest bid prices during the 10 trading days prior to the date of conversion. The balance of this note was $39,342 at December 31, 2020.

During the year ended December 31, 2015, the Company received debt proceeds from the issuance of five convertible promissory notes aggregating $99,500 to certain lenders. The Company has attempted with no avail to locate these note agreements and validate the sources of these debt proceeds. It has exhausted all of its available resources in its efforts to locate these notes and note holders. As such, the Company has made certain assumptions in regard to the contractual terms associated with these notes, which are consistent with other convertible debt securities issued during the period. The balance of these notes was $99,500 at December 31, 2020.

On January 1, 2018, the Company executed three promissory notes aggregating $693,819 to settle a legal matter. See Note 9 – Commitments and Contingencies. The notes bear interest at 12% and have a maturity date of July 10, 2018. The notes can be converted into common stock at a discount of 45% off of the conversion price. The conversion price is the lowest bid price during the 25 trading days prior to the date of conversion. On March 6, 2020, one of the holders entered into a note purchase and assignment agreement whereby $50,000 of note principal was sold to a third-party investor. The balance of these notes was $643,819 at December 31, 2020.

On March 13, 2018, the Company issued a convertible promissory note for $5,500. The note bears interest at 12% and has a maturity date of March 13, 2020. The note can be converted into common stock at a discount of 50% off of the conversion price. The conversion price is equal to the lowest bid price during the 20 trading days prior to the date of conversion. The balance of this note was $5,500 at December 31, 2020.

On December 12, 2018, the Company issued a convertible promissory note for $25,000. The note bears interest at 8% and has a maturity date of December 12, 2020. The note can be converted into common stock at a discount of 40% off of the conversion price. The conversion price is equal to the lowest bid price during the five trading days prior to the date of conversion. The balance of this note was $25,000 at December 31, 2020.

On March 6, 2020, as described above, a third-party investor purchased $50,000 in note principal from an existing noteholder pursuant to a note purchase and assignment agreement. On October 21, 2020, the holder converted $4,825 in note principal and $4,605 in accrued interest into 331,000,000 shares of the Company’s common stock. The balance of this note was $45,174 at December 31, 2020.

On April 3, 2020, the Company issued a convertible promissory note for $35,000. The note bears interest at 12% and has a maturity date of December 31, 2020. The note can be converted into common stock at a discount of 45% off of the conversion price. The conversion price is the lowest bid price during the 25 trading days prior to the date of conversion. The balance of this note was $35,000 and remaining unamortized discount was $10,208 at December 31, 2020.

On May 26, 2020, the Company issued a convertible promissory note for $15,000. The note bears interest at 12% and has a maturity date of February 26, 2021. The note can be converted into common stock at a discount of 50% off of the conversion price. The conversion price is equal to the lowest bid price during the 30 trading days prior to the date of conversion. The balance of this note was $15,000 and remaining unamortized discount was $6,875 at December 31, 2020.

On June 8, 2020, the Company issued a convertible promissory note for $11,200. The note was issued with an original issue discount of $1,200, or an effective interest rate of 12%, and has a maturity date of June 8, 2021. The note can be converted into common stock at a discount of 50% off of the conversion price. The conversion price is equal to the lowest bid price during the 20 trading days prior to the date of conversion. The balance of this note was $11,200 and remaining unamortized discount was $4,667 at December 31, 2020.

On August 12, 2020, the Company issued a convertible promissory note for $24,000. The note was issued with an original issue discount of $2,500, or an effective interest rate of 11.6%, and has a maturity date of August 12, 2021. The note can be converted into common stock at a discount of 50% off of the conversion price. The conversion price is equal to the lowest bid price during the 20 trading days prior to the date of conversion. The balance of this note was $24,000 and remaining unamortized discount was $14,000 at December 31, 2020.

As of December 31, 2020, most of the Company’s convertible promissory notes were in default of payment per the terms of their contractual maturity dates. To the best of its knowledge, the Company has not received any formal notices of default, demands for payment or other forms of claim as a result of these defaults. The Company is accruing interest on these convertible promissory notes at default rates ranging between 12% and 24%.

All of the convertible notes were analyzed at the time of their issuance for derivative accounting consideration. In some instances, the Company concluded that a derivative liability existed. The derivative liabilities were measured using the commitment-date stock price. As of December 31, 2020 and 2019, the Company determined that the fair value of these derivative liabilities totaled $2,298,820 and $2,191,745, respectively.

The value of the derivative liabilities was determined using the following Black-Scholes methodology:

For the Years Ended
	December 31, 2020	December 31, 2019

Expected dividend yield (1)	0.00%	0.00% %
Risk-free interest rate (2)	0.09-0.17%	1.57-2.63%
Expected volatility (3)	199.52-527.04%	310.09-582.91%
Expected life (in years)	0.50-1.00	0.50-1.00

______________

(1)	The Company has no history or expectation of paying cash dividends on its common stock.
(2)	The risk-free interest rate is based on the U.S. Treasury yield for a term consistent with the expected life of the promissory notes in effect at the time of issuance.
(3)	The volatility of the Company’s common stock is based on trading activity for the previous contractual term ended at each promissory note issuance date.

A portion of this amount is recorded as a debt discount and is amortized as interest expense over the term of the related convertible debentures. The remaining debt discounts associated with these beneficial conversion features was $35,750 and $0 respectively as of December 31, 2020 and 2019. The related amortization expense was $49,450 and $17,347 for the year ended December 31, 2020 and 2019, respectively. See Note 6 – Fair Value Measurements for additional details.

During the year ended December 31, 2020, the Company converted, upon receiving formal notices from its noteholders, $4,825 in note principal, plus accrued interest totaling $4,605, into 331,000,000 shares of common stock. No shares of common stock were issued in connection with the conversion of notes payable or accrued interest during the year ended December 31, 2019.

At December 31, 2020 and 2019, the number of shares of common stock underlying these convertible debentures totaled 17,143,852,891 and 23,377,136,247 shares, respectively.

Promissory Notes Payable

On November 21, 2019, the Company issued a promissory note for gross proceeds of $17,500. The note bears interest at 5.0% per annum and is payable at the earlier of (i) 60 days or (ii) upon demand. On December 31, 2020, the note, plus $898 in accrued interest, was exchanged for 2 shares of the Company’s Series E convertible preferred stock. At the time of the exchange, all amounts due under the note were deemed to be paid-in-full and the note was cancelled.

NOTE 4 – STOCKHOLDERS’ DEFICIT

Series A Preferred Stock

On October 13, 2020, in a resolution signed by the Board of Directors and Series A Preferred Stockholders, the Company reduced its authorized shares of Series A Preferred Stock from 69,999,990 shares authorized to 10,000,000 total authorized shares of Series A Preferred Stock with a par value $0.00001. At December 31, 2020 and 2019, the Company had 10,000,000 shares of its Series A preferred stock issued and outstanding. The majority of the Series A preferred stock entitles the stockholders to 67% overall voting rights.

Series D Preferred Stock

In April 2018, the Company designated and issued one (1) share of its preferred stock as “Series D”. The share is convertible into 8.70% of the Company’s then outstanding common stock, but no less than 850,000,000 shares of common stock subject to the satisfaction of certain conditions precedent. The holder is entitled to vote with the Company’s common stockholders, entitled to dividends, and certain liquidation rights. The Company, with the holder’s consent, may redeem the preferred share.

On June 15, 2020, the Company issued 870,000,000 shares of common stock upon the conversion of the share of Series D preferred stock.

Series E Preferred Stock

On September 17, 2019, the Company issued 12 shares of Series E convertible preferred stock to six stockholders in exchange for 361,813,930 shares of common stock. Each share of Series convertible preferred stock is convertible into 40,000,000 shares of common stock. As a result, the Company recorded a charge of $24,000 for the net fair value of the consideration issued to the stockholders.

On May 12, 2020, the Company issued 8 shares of Series E convertible preferred stock to Joe E. Poe, Jr., its chief executive officer, valued at $17,500 in accordance with terms of his employment agreement. Each share of Series convertible preferred stock is convertible into 40,000,000 shares of common stock.

On November 20, 2020, the Company issued 2 shares of Series E convertible preferred stock in connection with a private offering.

On December 31, 2020, the Company issued 2 shares of Series E convertible preferred stock in exchange for a $17,500 promissory note, plus $898 in accrued interest. At the time of the exchange, all amounts due under the note were deemed to be paid-in-full and the note was cancelled.

Common Stock

The authorized common stock of the Company consists of 9,000,000,000 shares with a par value $0.00001. At December 31, 2020 and 2019, the Company had 10,192,519,400 and 8,638,186,067 shares of its common stock issued and outstanding, respectively.

Common Stock Issued in Private Placements

On November 20, 2020, the Company entered into a subscription agreement with an accredited investor pursuant to which the Company sold 20,000,000 shares of common stock and 2 shares of Series E convertible preferred stock for gross proceeds of $10,000.

On December 4, 2020, the Company entered into a subscription agreement with an accredited investor pursuant to which the Company sold 133,333,333 shares of common stock for gross proceeds of $10,000.

During the year ended December 31, 2019, the Company sold 190,000,000 shares of common stock for gross proceeds of $38,000 to accredited investors in private placements.

Common Stock Issued in Exchange for Consulting, Professional and Other Services

On August 11, 2020, the Company issued 200,000,000 shares of common stock to contractors for services rendered.

During the year ended December 31, 2019, the Company issued 240,000,000 shares of common stock valued at $48,000 to contractors for fees and services rendered.

Common Stock Issued in Connection with the Conversion of Notes and Accrued Interest Payable

On October 21, 2020, the Company issued 331,000,000 shares of common stock in connection with the conversion of $4,825 in note principal and $4,605 in accrued interest.

During the year ended December 31, 2019, the company issued 1,071,819,813 shares of common stock in connection with the conversion of $17,369 in principal and $41,581 in accrued interest related to its convertible promissory notes.

These issuances were exempt from registration under rule 144.

NOTE 5 – INCOME TAXES

As of December 31, 2020, the Company had net operating loss carry forwards of approximately $14.7 million that may be available to reduce our tax liability through tax year 2038. We estimate the benefits of this loss carry forward at $3.1 million if the Company produces sufficient taxable income. No adjustments to the financial statements have been recorded for this potential tax benefit. The Company has no provisions from income tax in 2020, due to current period losses and full valuation allowance on deferred tax assets.

A reconciliation of the federal statutory rate of 21% to the Company’s effective tax rate is as follows:

	2020	2019
Expected expense (benefit) (21%)	$(118,906)	$(180,604)
State income taxes, net of federal benefit	(26,839)	(40,765)
Valuation allowance	145,745	221,369
Accrued expense (benefit)	$—	$—

The cumulative tax effect at the expected rate of 21% of significant items comprising our net deferred tax amount is as follows as of December 31, 2020 and 2019:

	2020	2019
Deferred tax asset attributable to:
Net operating loss carryover	$3,080,727	$2,939,630
Less: valuation allowance	(3,080,727)	(2,939,630)
Net deferred tax asset	$—	$—

Tax net operating loss carryforwards may be limited pursuant to the IRS Section 382 in the event of certain ownership changes.

NOTE 6 – FAIR VALUE MEASUREMENTS

The Company has adopted the guidance under ASC Topic 820 for financial instruments measured on a fair value on a recurring basis. ASC Topic 820 establishes a fair value hierarchy, giving the highest priority to quoted prices in active markets and the lowest priority to unobservable data and requires disclosures for assets and liabilities measured at fair value based on their level in the hierarchy. Further authoritative accounting guidance (ASU No. 2009-05) under ASC Topic 820, provides clarification that in circumstances in which a quoted price in an active market for the identical liabilities is not available, a reporting entity is required to measure fair value using one or more of the techniques provided for in this update.

The standard describes a fair value hierarchy based on three levels of input, of which the first two are considered observable and the last unobservable, that may be used to measure fair value, which are the following:

Level 1 – Quoted prices in active markets for identical assets and liabilities.

Level 2 – Input other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets of liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the asset or liabilities.

Level 3 – Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

Our assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the asset or liability.

The Company analyzes all financial instruments with features of both liabilities and equity under ASC 480, “Distinguishing Liabilities from Equity” and ASC 815, “Derivatives and Hedging”. Derivative liabilities are adjusted to reflect fair value at each period end, with any increase or decrease in the fair value being recorded in results of operations as adjustments to fair value of derivatives. The effects of interactions between embedded derivatives are calculated and accounted for in arriving at the over- all fair value of the financial instruments. In addition, the fair value of free-standing derivative instruments such as warrant and option derivatives are valued using the Black-Scholes modes.

The Company uses Level 3 inputs for its valuation methodology for the embedded conversion option liabilities as their fair value were determined by using the Black Scholes option-pricing model based on various assumptions. The Company’s derivative liabilities are adjusted to reflect fair value at each period end, with any increase or decrease in the fair value being recorded in results of operations as adjustments to fair value of derivatives.

The following table summarizes the change in the Company’s financial assets and liabilities measured at fair value as of December 31, 2019:

		Fair Value Measurements at Reporting Date Using
		Quoted prices in	Significant Other	Significant
		Active Markets for	Observable	Unobservable
		Identical Assets	Inputs	Inputs
Description	12/31/2019	(Level l)	(Level 2)	(Level 3)
Convertible promissory notes with embedded conversion option	$2,191,745	—	—	$2,191,745
Total	$2,191,745	—	—	$2,191,745

The following table summarizes the change in the Company’s financial assets and liabilities measured at fair value as of December 31, 2020:

		Fair Value Measurements at Reporting Date Using
		Quoted prices in	Significant Other	Significant
		Active Markets for	Observable	Unobservable
		Identical Assets	Inputs	Inputs
Description	12/31/2020	(Level l)	(Level 2)	(Level 3)
Convertible promissory notes with embedded conversion option	$2,298,820	—	—	2,298,820
Total	$2,298,820	—	—	2,298,820

The following table sets forth a summary of change in fair value of our derivative liabilities for the years ended December 31, 2020 and 2019:

Beginning balance, January 1, 2019	$1,899,209
Change in fair value of embedded conversion features of convertible promissory notes included in earnings	$292,536
Embedded conversion option liability recorded in connection with the issuance of convertible promissory notes	$—
Ending balance, December 31, 2019	$2,191,745
Change in fair value of embedded conversion features of convertible promissory notes included in earnings	$(104,386)
Embedded conversion option liability recorded in connection with the issuance of convertible promissory notes	$211,461
Ending balance, December 31, 2020	$2,298,820

NOTE 7 – COMMITMENTS AND CONTINGENCIES

On May 1, 2017, the Company entered into an employment agreement with its chief executive officer, Joe E. Poe, Jr. Under the terms of the agreement, the Mr. Poe has the right to be issued one percent (1.0%) of the issued and outstanding shares of the Company’s common stock on the date of his choosing. As of December 31, 2020, the Company has accrued $17,500 in stock-based compensation expense related to this provision.

On September 23, 2020, the Company entered into a Merger Agreement and Plan of Reorganization with Human Brands International, Inc., a private corporation organized pursuant to the laws of the State of Nevada (“Human Brands”), pursuant to which, at the effective time, Human Brands shareholders will exchange 100% of the equity in Human Brands in exchange for a majority controlling interest in the Company. The agreement requires the Company to receive FINRA’s approval of a reverse stock split of its common stock. The agreement contains customary terms and conditions including completion of due diligence by the parties and approval by a majority of the Company’s shareholders and Human Brands shareholders.

NOTE 8 – SUBSEQUENT EVENTS

In accordance with FASB ASC 855-10 Subsequent Events, the Company has analyzed its operations subsequent to December 31, 2020 to the date these consolidated financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these consolidated financial statements, except as follows:

On January 20, 2021, the sellers of Giddy Up Energy Products returned 200,000,000 shares of the Company’s common stock in connection with a settlement agreement, waiver and release of claims dated December 7, 2020.

On February 9, 2021, the Company issued 35,000,000 shares of common stock to its officers and employees as compensation.

On February 9, 2021, the Company issued 200,000,000 shares of common stock to contractors for services rendered.

On February 11, 2021, the Company issued 120,000,000 shares of common stock to its Joe E. Poe, Jr., its chief executive officer, in connection with the conversion of three (3) shares of Series E convertible preferred stock.

On February 18, 2021, the Company entered into a subscription agreement with an accredited investor pursuant to which the Company sold 83,333,334 shares of common stock for gross proceeds of $50,000.

On February 21, 2021, the Company entered into a subscription agreement with an accredited investor pursuant to which the Company sold 83,333,334 shares of common stock for gross proceeds of $50,000.

On March 1, 2021, the Company issued 99,999,856 shares of common stock in connection with the conversion of $4,849 in note principal and $6,151 in accrued interest.

On April 7, 2021 the Company effected a 1-for-100 reverse split which as preceded by a filing of an amendment to its Articles of Incorporation that the Company completed with the Nevada Secretary of State on February 13, 2021. On April 7, 2021, the Company also amended its Articles of Incorporation to change its name to Rogue One, Inc.

Item 9. Changes in and Disagreements with Accountants and Financial Disclosure

 None.

Item 9A. Controls and Procedures

(a) Evaluation of Disclosure Controls and Procedures

Our management, with the participation of our Chief Executive Officer has evaluated the effectiveness of our disclosure controls and procedures (as such term is defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), in connection with the preparation of this Annual Report on Form 10-K, as of December 31, 2020. Based on the review described above, our Chief Executive Officer determined that our disclosure controls and procedures were not effective as of the end of the period covered by this report.

(b) Management’s Report on Internal Control over Financial Reporting

There were no significant changes in our internal controls over financial reporting that occurred subsequent to our evaluation of our internal control over financial reporting for the period ended December 31, 2020 that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

Our Management is responsible for establishing and maintaining adequate internal control over financial reporting under the supervision of the President and Chief Executive Officer and the Chief Financial Officer. Internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.

Management evaluated the design and operation of our internal control over financial reporting as of December 31, 2020, based on the framework and criteria established in Internal Control – Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in May 2013, and has concluded that such internal control over financial reporting were not effective.

An evaluation was performed, under the supervision of, and with the participation of, our management, including our Chief Executive Officer and Chief Financial Officer, of the effectiveness of the design and operation of the Company’s disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-(e) to the Securities and Exchange Act of 1934). Based on that evaluation, our management, including our Chief Executive Officer and Chief Financial Officer, concluded that our disclosure controls and procedures were not adequate and effective, as of December 31, 2020, to ensure that information required to be disclosed by us in the reports that it files or submits under the Securities Exchange Act of 1934, is recorded, processed, summarized, and reported within the time periods specified in the Commission’s rules and forms, and that such information is accumulated and communicated to management, including our Chief Executive Officer and Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosure.

We do not expect that our disclosure controls and procedures or internal control over financial reporting will prevent all errors and all fraud. A control system, no matter how well conceived and operated, can provide only reasonable assurance that the objectives of the system are met and cannot detect all deviations. Because of the inherent limitations in all control systems, no evaluation of control can provide absolute assurance that all control issues and instances of fraud or deviations, if any, within the Company have been detected.

This report does not include an attestation report of our registered public accounting firm regarding internal control over financial reporting. Management’s report was not subject to attestation by our registered public accounting firm pursuant to temporary rules of the Securities and Exchange Commission that permit the company to provide only management’s report in this report.

Item 9B. Other Information

Not applicable.

PART III

Item 10. Directors, Executive Officers and Corporate Governance

Our bylaws provide that our board of directors shall consist of at least one member and will be determined by resolution of our board of directors. The number of members of our board of directors is currently one.

The following table lists our directors and provides their respective ages and titles as of December 31, 2020.

Name	Age	Position
Joe E. Poe, Jr. (1)	59	Chairman of the Board of Directors and Chief Executive Officer
Ryan Dolder	43	Director and Chief Financial Officer
Janon Costley	47	Director and Chief Operating Officer

(1) Effective May 4, 2017, the Board approved by unanimous written consent the appointment of Mr. Joe E. Poe, Jr. as Chief Executive Officer and Chairman of the Board.

Executive Summaries

Joe E. Poe, Jr., Chief Executive Officer and Director

Mr. Poe has worked in the securities industry since 1987, currently working in compliance of customer securities deposits. He currently serves on several Charity Boards, including Chairman of the Oklahoma City Pow Wow Club. Mr. Poe graduated from the University of Texas at Austin in 1986, where he was a member of its intercollegiate swimming team.

Ryan Dolder, Chief Financial Officer and Director

On October 13, 2020, the Company appointed Ryan Dolder, age 43, as its Chief Financial Officer and a member of its Board of Directors.

Mr. Dolder has significant beverage industry experience, having worked with leading international brands and bar/restaurant groups, responsible for managing, purchasing and negotiating with global distributors. Amongst others, he has held management positions with both Rande Gerber’s Midnight Oil Group, which launched Casamigos Tequila with George Clooney, and Bortz Entertainment Group. Mr. Dolder founded Human Brands in 2014. He has a double major in marketing and computer science from the University of Notre Dame.

Janon Costley, Chief Operating Officer and Director

On October 13, 2020, the Company appointed Janon Costley, age 47, as its Chief Operating Officer and a member of its Board of Directors.

Mr. Costley brings more than two decades of experience in operations, business development and sales and marketing. Initially starting out in the fashion industry, Mr. Costley worked with leading brands including Converse, Sketchers, FIFA, MCM and Pony in both supplier and licensing partner capacities. Mr. Costley co-founded The Brand Liaison, which ultimately led him to the beverage industry. He subsequently served as CEO of Village Tea Company, founded Affinity Beverage Group, STI Signature Spirits Group and CapCity Beverage LLC.

Board Committees

The Board does not currently have any committees.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our Board and hold office until removed by the Board.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16 of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who own more than 10 percent of a registered class of our equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. These Section 16 reporting persons are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16 forms they file.

Item 11. Executive Compensation

The following table sets forth compensation for each of the past three fiscal years with respect to each person who served as Chief Executive Officer of the Company and each of the four most highly-compensated executive officers of the Company who earned a total annual salary and bonuses that exceeded $100,000 in any of the two preceding fiscal years.

SUMMARY COMPENSATION TABLE
(a) Name and Principal Position	(b) Year	(c) Salary	(d) Bonus	(e) Stock Awards	(f) Option Awards	(g) Non-Equity Incentive Plan Compensation	(h) Nonqualified Deferred Earnings Compensation	(i) All Other Compensation	(j) Total
	2020	$60,000	$-	$-	$-	$-	$-	$-	$60,000
Joe E. Poe, Jr., Chairman & CEO	2019	$60,000	$-	$8,850	$-	$-	$-	$-	$68,850
	2018	$60,000	$-	$8,650	$-	$-	$-	$-	$68,650

Compensation of Directors

Any Director who also becomes our employee will receive no extra compensation for their service on our Board of Directors. Directors may be compensated for out-of-pocket expenses associated with attending Board of Directors’ meetings.

Employment Agreements

The Company entered into an Employment Agreement with Joe E. Poe on May 1, 2017.

Any Director who also becomes our employee will receive no extra compensation for their service on our Board of Directors. Directors may be compensated for out-of-pocket expenses associated with attending Board of Directors’ meetings.

Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The following table sets forth information concerning the beneficial ownership of shares of our common stock with respect to stockholders who were known by us to be beneficial owners of more than 5% of our common stock as of December 31, 2020, and our officers and directors, individually and as a group. Unless otherwise indicated, the beneficial owner has sole voting and investment power with respect to such shares of common stock.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”) and generally includes voting or investment power with respect to securities. In accordance with the SEC rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees, if applicable. Subject to community property laws, where applicable, the persons or entities named below have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

Item 13. Certain Relationships and Related Transactions and Director Independence

We have not entered into any transactions nor are there any proposed transactions in which any of our Directors, executive officers, stockholders or any member of their immediate family of any of the foregoing had or is to have a direct or indirect material interest.

Item 14. Principal Accountant Fees and Services

The following table presents the aggregate fees billed by for services provided during our 2020 and 2019 fiscal years.

	2020	2019
Audit related fees	$40,000	$30,000
Tax fees	—	—
Totals	$40,000	$30,000

Audit Fees. The fees identified under this caption were for professional services rendered in connection with the audit of our annual financial statements and review of the financial statements included in our quarterly reports on Form 10-Q. The amounts also include fees for services that are normally provided by the independent public registered accounting firm in connection with statutory and regulatory filings and engagements for the years identified.

Audit-Related Fees. The fees identified under this caption were for assurance and related services that were related to the performance of the audit or review of our financial statements and were not reported under the caption “Audit Fees.” Audit-related fees consisted primarily of fees paid for Securities and Exchange Commission reporting matters and consents related to our uniform franchise offering circulars.

Tax Fees. Tax fees consist principally of assistance related to tax compliance and reporting.

Approval Policy. Our audit committee approves in advance all services provided by our independent registered public accounting firm. All engagements of our independent registered public accounting firm in fiscal years 2020 and 2019 were pre-approved by Board of Directors.

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Human Brands International, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Human Brands International, Inc. as of December 31, 2020 and 2019, the related statements of operations, stockholders' equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a significant accumulated deficit. In addition, the Company continues to experience negative cash flows from operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/S/ BF Borgers CPA PC

BF Borgers CPA PC

We have served as the Company's auditor since 2021

Lakewood, CO

May 18, 2022

HUMAN BRANDS INTERNATIONAL, INC

CONDENSED CONSOLIDATED BALANCE SHEETS

	For the Twelve-Months ended on December 31

	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$ 68,628	$ 23,756
Accounts receivable	13,508	97,808
Inventory	2,393,256	688,503
Other Investments	947,686	1,580,372
Fully controlled companies	8,400	8,400
Associated companies	150,000	370,000
Shares publicly traded - SRSG -	3,942,362	3,942,362
Total current assets	7,523,839	6,711,202
Property and equipment, net	263,564	328,369
Intangible Assets	118,515	27,504
Goodwill	105,000	105,000
Investments	-	-
Shares in no listed companies	632,686	-
Assets pledged	246,102	246,102
Prepaid expenses	-	187
Total noncurrent assets	1,365,866	707,163
Total assets	$ 8,889,705	$ 7,418,365

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 310,239	$ 103,793
Accrued liabilities	105,704	188,512
Related party loans	71,944	71,944
Notes payable	181,296	100,745
Convertible notes payable	775,410	515,673
Financial loan payable	34,263	-
Tax Liabilities	-	3,223
Total current liabilities	1,478,856	983,891

Lease liabilities	274,118	329,978
Long-term debt, net	-	-
Other liabilities	-	-
Total liabilities	1,752,973	1,313,869
Commitments and contingencies
Noncontrolling interest	590,886	-
Reserves	-	(774,755)
Other reserves		(170,299)
Stockholders' equity
Common stock, $0.001 par value, shares authorized: 390,000,000 shares; issued and outstanding: 25,279,332 shares at December 31, 2019 and 16,520,997 shares at December 31, 2018	25,280	16,521

Additional paid-in capital	7,475,464	4,791,446
Accumulated other comprehensive loss	-	17,896
Accumulated profit (deficit)	(954,899)	2,223,687
Total stockholders' equity	7,136,732	6,104,496
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 8,889,705	$ 7,418,365

The accompanying notes are an integral part of these condensed consolidated financial statements.

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HUMAN BRANDS INTERNATIONAL, INC

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Twelve-Months ended on December 31

	2019	2018

Revenues	$943,638	$1,034,931
Cost of Good Sold	295,176	342,314
Gross Profit	648,461	692,617
Operating expenses:
General and administrative	2,403,230	681,296
Board member fees	-	-
Depreciation	73,591	889
Total operating expenses	2,476,821	682,186
Profit (Loss) from operations	(1,828,359)	10,431
Liabilities write-off	185,530.89	-
Interest expense	(85,204)	(10,758)
Other income (expenses)	(854)	4,188,464
Bargain purchase	414,110	-
Assets & others write off	(1,863,809)	(24,644)
Total others	(1,350,226)	4,153,062
Net loss	(3,178,586)	4,163,493
Net profit (loss) attributable to noncontrolled interest	$(65,636)	-
Net profit (loss) attributable to common shareholders	(3,244,222)	4,163,493
Net income (loss) per share applicable to common stockholders - basic
	$ (3,244,222)	$ 4,163,493
Net income (loss) per share applicable to common stockholders - diluted
	$ (0.18)	$ 0.26
Weighted average number of common shares outstanding - basic
	$ (0.18)	$ 0.26
Weighted average number of common shares outstanding - diluted
	18,035,157	15,742,819

The accompanying notes are an integral part of these condensed consolidated financial statements.

HUMAN BRANDS INTERNATIONAL, INC
Consolidated Statements of Shareholders' Equity

	Common Shares	Common Stock	Additional Paid in Capital	Noncontrolling interest	Accumulated Deficit	Total Shareholders' Deficit

BALANCE, December 31, 2018	16,520,997	$ 16,521	$ 4,791,446	$ -	$ 2,223,687	7,031,654

Issuance of common shares for debt	160,000	160	79,840			80,000
Issuance of shares for cash	1,468,570	1,469	255,705			257,174
Issuance for acquisitions	3,706,968	3,707	1,359,385			1,363,092
Issuance for services	4,068,007	4,068	1,297,694			1,301,762
Shares cancelled	(644,710)	(645)	(308,605)			(309,250)
NCI & reserves				590,886		590,886
Net Income (loss)					(3,244,222)	(3,244,222)
Noncontrolling interest					65,636	65,636
BALANCE, December 31, 2019	25,279,832	$ 25,280	$ 7,475,464	$ 590,886	$ (954,899)	$ 7,136,732

See accompanying notes to the condensed consolidated financial statements

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HUMAN BRANDS INTERNATIONAL, INC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

		For the Twelve-Months Period ended on December 31

		2019		2018
Cash flows from operating activities:
Net loss		$(3,178,586)		$(1,747,000)
Retained earnings adjustment previous periods		-
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation		-		64,000
Accounts receivable		84,300		(23,000)
Inventory		(1,704,753)		97,000
Investments		-		-
Other investments - Fully controlled companies		-		-
Other investments - Associated companies		220,000		-
Other current assets		187		-
Intangible assets		(91,011)		-
Goodwill		-		-
Investments		-		-
Finance cost, net		-		48,000
Amortization		-		9,000
Gain on sale of intangible		-		(343,000)
Impairement of goodwill		-		629,000
Impairement of investments		-		100,000
Loss on associates		-		135,000
Payments made in shares		-		698,000
Share based payment charges				87,000
Shares no listed companies		-		-
Account payable		206,446		(74,000)
Accrued liabilities		(82,809)		-
Related party loans		-		-
Notes payable		80,551		-
Other current liabilities		(59,083)		-
Other liabilities		-		-
Reserves		945,054		-
Net cash used in operating activities		(3,579,704)		(320,000)
Cash flows from investing activities:
Cash received from merger transaction		-		-
Investment in intangibles		-		(2,000)
Other investments				(50,000)
Purchases of property and equipment		64,805		(1,000)
Increase in other assets		-		(174,000)
Net cash used in investing activities		64,805		(227,000)
Cash flows from financing activities:
No controlling interest		590,886		-
Proceeds from issuance of long-term debt and warrants, net		259,737		427,000
Repayment of long-term debt		-		-
Finance cost		-		(11,000)
Loans repaid		-		(15,000)
Lease liabilities		-		(52,000)
Proceeds from financial loans		34,263		-
Treasury stock		(17,896)		-
Proceeds from promissory note		-		-
Proceeds from issuance of common stock and warrants, net of offering expenses		2,692,778		27,000
Net cash provided by financing activities		3,559,768		376,000
Net increase (decrease) in cash and cash equivalents		44,872		(171,000)
Cash and cash equivalents, beginning of period		23,756		193,000
Exchange differences on cash and cash equivalents		-		2,000
Cash and cash equivalents, end of period		$68,628		$24,000

Supplemental Cash Flow Information
Cash paid for interest	$		$
Non-Cash Investing and Financing Activities
Fixed asset additions in accounts payable	$		$
Fixed asset additions in accrued expenses	$		$
Deemed dividends on preferred stock	$		$
Conversion of preferred stock	$		$
Conversion of related party debt	$		$
Capital lease additions to fixed assets	$		$

See accompanying notes to the condensed consolidated financial statements

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HUMAN BRANDS INTERNATIONAL, INC

Notes to the Condensed Consolidated Financial Statements

December 31, 2019

PART I

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

All statements, other than statements of current or historical fact, contained in this filing are forward-looking statements. Without limiting the foregoing, forward-looking statements often use words such as "believe," "anticipate," "plan," "expect," "estimate," "intend," "seek," "target," "goal," "may," "will," "would," "could," "should," "can," "continue" and other similar words or expressions (and the negative thereof). Human Brands International, Inc and its subsidiaries (Human, the Company, HBI, our, or we) intends such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we are including this statement for purposes of complying with these safe-harbor provisions. In particular, these statements include, without limitation, statements about our future operating or financial performance, market opportunity, growth strategy, competition, expected activities in completed and future acquisitions, including statements about the impact of our proposed acquisition of Sobretodo Alimentacion S.A de CV, (the Sobretodo Acquisition), our recently completed acquisition of Tequila Armero S.A de CV (Armero and such acquisition, the Armero Acquisition), other recent and future acquisitions, investments and the adequacy of our available cash resources. These statements may be found in the various sections of this filing, such as Part I, Item 1. "Business," Part I, Item IA "Risk Factors," Part I, Item 3. "Legal Proceedings," and Part II, Item 7. "Management’s Discussion and Analysis of Financial Condition and Results of Operations”

These forward-looking statements reflect our current views with respect to future events and are based on numerous assumptions and assessments made by us in light of our experience and perception of historical trends, current conditions, business strategies, operating environments, future developments and other factors we believe appropriate. By their nature, forward-looking statements involve known and unknown risks and uncertainties and are subject to change because they relate to events and depend on circumstances that will occur in the future, including economic, regulatory, competitive and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties, and assumptions.

All forward-looking statements included in this filing are based on information available to us on the date of this filing. Except as may be otherwise required by law, we undertake no obligation to update or revise the forward-looking statements included in this filing, whether as a result of new information, future events or otherwise, after the date of this filing. You should not place undue reliance on any forward-looking statements, as actual results may differ materially from projections, estimates, or other forward-looking statements due to a variety of important factors, variables and events including, but not limited to:

•	the impact of COVID-19 on global markets, economic conditions, the beverage and hospitality industry and our results of operations and the response by governments and other third parties.
•	The risk that regulatory or other approvals required for beverage and hospitality industry may be delayed or not obtained or are obtained subject to conditions that are not anticipated that could require the exertion of management's time and our resources or otherwise have an adverse effect on us.
•	the risk that any targeted company stockholders do not approve the definitive merger agreement.
•	the possibility that certain conditions to the consummation of the Armero Acquisition and others will not be satisfied or completed on a timely basis and accordingly the Armero Acquisition may not be consummated on a timely basis or at all.
•	uncertainties to the expected financial performance of the combined company following completion of the Armero and other Acquisitions.
•	the possibility that the expected synergies and value creation from the Armero and other Acquisitions or the already existing Acquisition will not be realized or will not be realized within the applicable expected time periods.
•	the exertion of management's time and our resources, and other expenses incurred, and business changes required, in connection with· complying with the undertakings in connection with any regulatory, governmental, or third-party consents or approvals fort the Armero and other Acquisitions.
•	the risk that unexpected costs will be incurred in connection with the completion and/or integration of the Armero and other Acquisitions or that the integration of Human group of companies will be more difficult or time consuming than expected.
•	The risk that potential litigation in connection with any of the existing or future acquisitions may affect the timing or occurrence of the future acquisitions or result in significant costs of defense, indemnification, and liability.
•	a downgrade of the credit rating of our indebtedness, which could give rise to an obligation to redeem existing indebtedness.
•	the possibility that competing offers will be made to acquire any of our targeted companies.
•	the inability to retain key personnel.
•	disruption from the announcement, pendency and/or completion and/or integration of the Armero and other Acquisitions or the integration of the subsidiaries and/or associated companies, or similar risks from other acquisitions we may announce or complete from time to time, including potential adverse reactions or changes to business relationships with customers, employees, suppliers, or regulators, making it more difficult to maintain business and operational relationships.
•	our ability to accurately predict and effectively manage beverage and hospitality benefits and other operating expenses and reserves, including fluctuations in beverage and hospitality attendance rates due to the impact of COVID-19.
•	competition.

•	membership and revenue declines or unexpected trends.
•	changes in beverage and hospitality practices, new technologies, and advances in beverage feedstock cultivation and processes;
•	increased raw material costs.
•	changes in economic, political or market conditions.
•	changes in federal or state laws or regulations, including changes with respect to income tax reform or government alcoholic beverages programs as well as changes with respect to any regulations enacted thereunder that may result from changing political conditions, the new administration, or judicial actions.
•	Decrease in demand in our retail distribution network or other payment reductions or delays by private payors and other risks and uncertainties affecting our wholesale businesses.
•	our ability to adequately price products.
•	tax matters.
•	disasters or major epidemics.
•	changes in expected contract start dates.
•	provider, state, federal, foreign and other contract changes and timing of regulatory approval of products and new locations.
•	the expiration, suspension, or termination of our contracts with our most significant wholesalers’ customers.
•	the difficulty of predicting the timing or outcome of pending or future legal and regulatory proceedings or government investigations
•	challenges to our contract awards.
•	cyber-attacks or other privacy or data security incidents.
•	the possibility that the expected synergies and value creation from acquired businesses, including businesses we may acquire in the future, will not be realized, or will not be realized within the expected time period.
•	the exertion of management's time and our resources, and other expenses incurred, and business changes required in connection with complying with the undertakings in connection with any regulatory, governmental, or third-party consents or approvals for acquisitions.
•	disruption caused by significant completed and pending acquisitions making it more difficult to maintain business and operational relationships.
•	the risk that unexpected costs will be incurred in connection with the completion and/or integration of acquisition transactions.
•	changes in expected closing dates, estimated purchase price and accretion for acquisitions.
•	the risk that acquired businesses will not be integrated successfully.
•	restrictions and limitations in connection with our indebtedness.
•	our ability to maintain or achieve improvement in Human Brands International, Inc., ratings and maintain or achieve improvement in other quality scores in each case that can impact revenue and future growth.
•	availability of debt and equity financing, on terms that are favorable to us.
•	inflation; and
•	foreign currency fluctuations.

This list of important factors is not intended to be exhaustive. We discuss certain of these matters more fully, as well as certain other factors that may affect our business operations, financial condition and results of operations, in our filings with the Securities and Exchange Commission (SEC),including quarterly reports on Form 10-Q and current reports on Form 8-K. Item 1A. "Risk Factors “of Part I of this filing contains a further discussion of these and other important factors that could cause actual results to differ from expectations. Due to these important factors and risks, we cannot give assurances with respect to our future performance, including without limitation our ability to maintain adequate premium levels or our ability to control our future medical and selling, general and administrative costs.

NOTE l: NATURE OF ORGANIZATION

The company was incorporated as Orsus Acquisitions, Inc., under the law of the state of Nevada on May 9, 2012, as Entity number E0258512012-9.

On July 18, 2014, Orsus Acquisitions, Inc., changed its name to Human Brands, Inc.

On June 7, 2017, Human Grands, Inc., changed its name to Human Brands International, Inc., (the “Company”, “HBI”) as of the same date, the Company amended Article Three of the Articles of Incorporation as follows: A. Capital Stock: Effective as of the filing of these Amended and Restated Articles of Incorporation with the Secretary of State of the State of Nevada (the “Effective Time”), the total authorized capital stock is 400,000,000 shares, shares broken downs as 390,000,000 shares of para value $0.001 Common and 10,000,000 shares of par value $0.001 Preferred Stock.

On June 7, 2017, also the Company amended the Article Three of the Articles of Incorporation, approving and including a Recapitalization of the Common Stock, as follows: “..Effective June 7, 2017, the shareholders voted to approve a reverse split of all outstanding Common shares issued as of the that date. The shareholders approved the issue of one new share with a par value of $0.001 of the company’s stock in exchange for each eleven shares then issued $0.001 par value stock...”

On June 7, 2017, the Company amended the Article Three of the Articles of Incorporation, approving and including Preferred Stock, this section established as follows: “..The Corporation’s board of directors (the “Board of Directors”) shall have the authority to authorize the issuance of 10,000,000 shares of $0,001 par value Preferred Stock as “Blank Check”) Preferred from time to time in one or more classes or series, and to state in the resolution or resolutions from time to time adopted providing for the issuance thereof the following: 1 – Whether or not the class or series shall have voting rights, full or limited, the nature and qualifications, limitation and restriction on those rights, or whether the call or series will be without voting rights; ( - The number of shares to constitute the class or series and the designation thereof; 3 – The preferences and relative, participating, optional or o the special rights, if any, and the qualifications, limitations or restrictions thereof, if any with respect to any class or series..” Additional narrative to the amended Article Three of the Articles of Incorporation, are available upon request.

NOTE 2: GOING CONCERN

These condensed consolidated financial statements have been prepared on a going concern basis which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business for the foreseeable future. As of December 31, 2019, the Company has an accumulated deficit of $ 954,899 since inception. This raises substantial doubt about the Company's ability to continue as a going concern.

The extent of the impact of the coronavirus ("COVID-19") outbreak on the financial performance of the Company will depend on future developments, including the duration and spread of the outbreak and related advisories and restrictions, and the impact of COVID-19 on the overall economy, all of which are highly uncertain and cannot be predicted. If the overall economy is impacted for an extended period, the Company’s future operating results may be materially adversely affected.

Management's plans include raising capital through the equity markets to fund operations and eventually generate revenue through its business; however, there can be no assurance that the Company will be successful in such activities. These consolidated financial statements do not include any adjustments relating to the recovery of the recorded assets or the classifications of the liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3: SUMMARY OF SIGNIFICANT ACCOUNT POLICIES

(a)  Basis of Presentation and Description of Business. Human Brands International, Inc., a Nevada corporation, together with its subsidiaries is a U.S based, multinational company. The term “Human Brands International” refers to Human Brands International, Inc., only, and the term “Company” refers to Human Brands International, Inc., and its consolidated subsidiaries.

The Company was established in 2014 to capitalize on the growing alcohol beverage market and the opportunities presented by the changing consumer habits. Our goal is to bring consumers an “experience” through our brands and products.

Human Brands International, Inc., (“HBI”) is, also, a diversified holding company in the spirit and hospitality sectors with a primary focus on the tequila industry. Over the past six years HBI has positioned itself to capitalize on the growing alcohol beverage market and changing consumer habits in the industry. Human Brands “ground to glass” strategy currently consists of several wholly owned subsidiaries that focus on five key areas of business: Agave, Bulk Tequila Production, Brand Development, Import/Export and Hospitality.

HBI has several operating divisions that currently own and manage over 400k agave plants, several premium spirit brands such as Armero Tequila, four hospitality concepts, and through its US based import division, CapCity Beverage, HBI holds exclusive import/export rights for a variety of spirit brands, including the fast growing Shinju Japanese Whisky which is currently distributed in many markets across the United States including Texas, Florida, California, New York (Tristate ) which account for roughly 33% of the US population according to the latest US census data.

However, HBI’s core foundation is built on its agave and bulk tequila production operations through its production partnership and ownership interest in Hacienda Capellania, a top 15 rated tequila distillery located in the highly regarded Highland’s region of Jalisco, Mexico, the global epicenter of the Tequila industry. The partnership currently has supply contracts with well-known and award-winning tequila brands, large distilleries as well as celebrities, athletes, restaurant groups and retailers. The Hacienda/HBI partnership currently produces 50K-100K liters of 100% tequila monthly, with plans to grow to 1 million liters of production per month over the next 6 years.

(b)        Basis of Consolidation. The accompanying financial statements include the accounts of Human Brands International and its controlled subsidiaries; intercompany balances and transactions have been eliminated.

The Company has ownership interests in a group of Mexican companies to develop agave crops, distillation and manufacturing of tequila beverages ready to the end customers. The FASB’s guidance on accounting for business combinations and NCIs reflects the FASB’s view that a consolidated entity represents a single economic unit. When accounting for a business combination, the net assets acquired are recorded as if there was an acquisition of 100% of the target. This is the case regardless of whether 51% or 100% (or any percent in between) of the target is acquired by Human Brands International, Inc. In addition, the net assets acquired are measured predominantly at fair value in accordance with ASC 805. As such, in cases in which less than 100% of the target is acquired by the buyer, in this case Human Brands International, Inc., must also recognize the fair value of the NCI.

(c)   Use of Estimates. The preparation of financial statements in conformity with U.S. Generally Accepted Accounting Principles ("GAAP'') requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the Consolidated Financial Statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. The Company's results are affected by economic, political, legislative, regulatory and legal actions. Economic conditions, such as recessionary trends, inflation, interest and monetary exchange rates, government fiscal policies and changes in the prices of raw materials, can have a significant effect on operations.

(d)  Adjustments: The Company recorded four adjustments reflecting the: (1) the write-off recorded for companies already eliminated from the Company operations in 2019, (2) the recorded deed of novation with Grunsynd which in fact was part of the Share Exchange Agreement signed with Rogue Baron, PLC, (3) several write-off of subs which were part of the Share Exchange Agreement signed with Rogue Baron, PLC, (4) Reversal of recorded dividend distribution expressed in GBP instead of US dollars.

(e)   Adoption of New Accounting Standards.

Leases. Accordingly Accounting Standards Codification 842, Leases ("ASC 842"), specifically 842.10.65-6 “Transition Related to Accounting Standards Update No. 2021-09, Leases (Topic 842): Discount Rate for Lessees That Are Not Public Business Entities”.

Effective November 11, 2021, the Company adopted ASC 842, and therefore shall apply any pending content that links to this paragraph for financial statements issued for fiscal years beginning after December 15, 2021.

Effective November 11, 2021, the Company adopted. ASC 842 consists of a comprehensive lease accounting standard requiring most leases to be recognized on the Consolidated Balance Sheet and significant new disclosures. The Company determines if an arrangement contains a lease at inception based on whether or not the Company has the right to control the asset during the contract period and other facts and circumstances. The Company elected the package of practical expedients permitted under the transition guidance within the new standard, which, among other things, allowed it to carry forward the historical lease classification.

Operating lease right-of-use assets represent the Company's right to use an underlying asset for the lease term and lease liabilities represent the Company's obligation to make lease payments arising from the lease, both of which are recognized based on the present value of the future minimum lease payments over the lease term at the commencement date. Leases with a lease term of 12 months or less at inception are not recorded within the Consolidated Balance Sheet and are expensed on a straight-line basis over the lease term within the Consolidated Statement of Income. The lease term is determined by assuming the exercise of renewal options that are reasonably certain. As most leases do not provide an implicit interest rate, the Company used its incremental borrowing rate based on the information available at commencement date in determining the present value of future payments. When contracts contain lease and non-lease components, the Company generally accounts for both components as a single lease component.

The adoption of ASC 842 shall result in the recognition of right-of-use assets, net of prepaid lease payments and lease incentives, and operating lease liabilities. Results for reporting periods beginning prior to January 1, 2022, continue to be reported in accordance with our historical accounting treatment. The adoption of ASC 842 did not have a material impact on the Company's results of operations, cash flows or debt covenants.

Goodwill. Effective January 1, 2020, the Company adopted Accounting Standards Update ("ASU") No. 2017-04, "Intangibles-Goodwill and Other (Topic 350)." The ASU simplifies the test for goodwill impairment, by eliminating Step 2 of the impairment test. Under ASU 2017-04, the goodwill impairment test is performed by comparing the fair value of a reporting unit with its carrying amount. An impairment charge is recognized for the amount by which the carrying amount exceeds the reporting unit's fair value, not to exceed the total amount of goodwill for the reporting unit. Adoption of this guidance did not have an impact on the Company's financial statements. Based on the foregoing Goodwill as of December 31, 2019 total $ 105,000

Credit Losses. Effective January 1, 2020, the Company adopted ASU No. 2016-13, "Financial Instruments-Credit Losses (Topic 326)," which requires entities to estimate expected lifetime credit losses on financial assets and provide expanded disclosures. The ASU replaces the incurred loss impairment methodology with one that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. The Company's primary financial assets are its trade accounts receivable, which are short-term financings under industry standard credit and trade terms.

Foreign Currency. To facilitate the proper analysis of foreign operations by financial statement users, transactions and financial statements denominated in foreign currencies are expressed in U.S.dollars. Preparing financial statements in a single currency requires from the Company to recognize and measure changes in the relationship between different units of currency. The Company follows ASC 830, the GAAP governing the translation of foreign currency financial statements and the accounting of foreign currency transactions.

Assets and liabilities of non-U.S. subsidiaries, whose functional currency is the local currency, are translated into U.S. Dollars at period-end exchange rates. Income and expense items are translated at the average rates of exchange prevailing during the period. The adjustments resulting from translating the financial statements of foreign subsidiaries are included in accumulated other comprehensive income ("OCI"), a component of stockholders' equity, and included in net earnings only upon sale or liquidation of the underlying foreign subsidiary or affiliated company. Foreign currency transaction gains and losses are recognized in net earnings based on differences between foreign exchange rates on the transaction date and on the settlement date. These amounts are not considered material to the Consolidated Financial Statements.

Derivative Financial Instruments. Derivative financial instruments are used in the normal course of business to manage convertible promissory notes, interest rate and foreign currency exchange risks. The financial instruments used by the Company are straight-forward, non-leveraged instruments. The counterparties to these financial instruments are accredited investors. For all transactions designated as hedges, the hedging relationships are formally documented at the inception and on an ongoing basis in offsetting changes in cash flows of the hedged transaction.

The Company records derivative financial instruments on the Consolidated Balance Sheets as either an asset or liability measured at its fair value. Changes in a derivative's fair value (i.e., unrealized gains or losses) are recorded each period in earnings unless the derivative qualifies as a hedge on future cash flows or a hedge of a net investment in a foreign operation. Gains and losses related to a hedge are either recognized in income immediately to offset the gain or loss on the hedged item or deferred and recorded iii the stockholders' equity section of the Consolidated Balance Sheets as a component of AOCL and subsequently recognized in the Consolidated Statements of Comprehensive Income when the hedged item affects net income. The ineffective portion of the change in fair value of a hedge is recognized in income immediately.

For derivative financial instruments that are designated as a hedge, unrealized gains and losses related to the effective portion are either recognized in income immediately to offset the realized gain or loss on the hedged item or are deferred and reported as a component of AOCL in stockholders' equity and is subsequently recognized in net income when the hedged item affects net income. The change in fair value of the ineffective portion of a derivative financial instrument is recognized in net income immediately. For derivative instruments that are not designated as hedges, the gain or loss related to the change in fair value is also recorded to net income immediately. The effectiveness of the cash flow hedge contracts, including time value, is assessed prospectively and retrospectively on a monthly basis using regression analysis, as well as other timing and probability criteria. For derivative instruments that are not designated as hedges, the gain or loss related to the change in fair value is also recorded in net income immediately.

The forward exchange contract assets and liabilities as of December 31, 2020, were not material in the presented period.

(f)    General Balance Sheet Considerations.

Cash and Cash Equivalents

The Company considers all investments with a maturity date of three months or less when purchased to be cash equivalents. The Company had cash in the amount of $ 68,628 and $23,756 as December 31, 2019, and December 31, 2018, respectively.

Human Brands International, Inc., relies primarily upon cash flows from operations, debt and equity issuances and its existing cash and cash equivalents to fund its liquidity and capital requirements. The Company's capital requirements arise primarily from capital and investment expenditures.

However, due to its existing NOL position, the Company does not expect to be a significant federal cash taxpayer through at least 2025. The subsidiaries generally maintain minimal cash balances and use short-term borrowings to meet their working capital needs and other cash requirements.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivables are recorded at the invoiced amount, net of an allowance for doubtful accounts. The Company performs on-going credit evaluations of its customers and adjusts credit limits based upon payment history and the customer’s current credit worthiness, as determined by the review of their current credit information; and determines the allowance for doubtful accounts based on historical write-off experience, customer specific facts and general economic conditions that may affect a client’s ability to pay.

Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company determines when receivables are past due, or delinquent based on how recently payments have been received. The Company has $ 13,508 and $97,808 Accounts receivable as December 31, 2019, and December 31, 2018, respectively.

Inventory: the inventory breakdown for the Company is as follows:

Summary
Biological assets	$1,719,746
Finished products	128,553
Materials	544,956
$2,393,256

The Company kept unchanged the valuation method, which is as follows: (1) for distilled tequila stored in tanks during its aging process, accumulated production and storage cost, (2) bottling material, acquisition cost, (3) finished products average acquisition costs, (4) agave plants market price at each stage of remeasurement, the increase is added to the inventory value as biological assets measured.

Investments: The Company classified three types of investments, as follows:

a.	Fully controlled companies, it refers to CapCity Beverage, LLC, reflects the funds invested as of the acquisition of the company, and
b.	Associated companies, including participation in less than 50% on each of the following companies:
COMPANY NAME	% INTEREST	AMOUNT

Milestone Beverages HK, Ltd	3.58%	$150,000
Total:		$150,000

c.	Shares in publicly traded companies: those shares were valued at acquisition cost,
ISSUER		SYMBOL	SHARES' QTY	OUR BOOK VALUE	TOTAL VALUE	MARKET VALUE AS OF DECEMBER 31, 2020

Spirits Time International, Inc		SRSG
SRSG' Shares delivered as per agreement	3,500,000
Paid to Tequila Alebrijes	(96,154)
Pledged to Clinton Hall	(200,000)		3,203,846	1.231	3,942,362	$ 1.3700
			Total:		$ 3,942,362
Source: SRSG Market value: https://finance.yahoo.com/quote/SRSG/history?period1=1609113600&period2=1609372800&interval=1d&filter=history&frequency=1d&includeAdjustedClose=true

Company conclusion on Assets and Business Acquisitions:

Assets Acquisitions: Company understands the following acquisitions are not business acquisitions, therefore should be considered as “Assets Acquisitions”:

(a)	Accel Brands, Inc.
(b)	STI Signature Spirits Group, LLC
(c)	Legacy Retail, LLC
(d)	Milestone Beverages HK, Ltd.

Technical Supporting Criteria: None of the above listed companies has commercial activities and essentially their assets are shares providing ownership in certain third parties companies.

Accordingly, ASC 805-10-55-3A, definition of a “Business” should be considered as follows: “…A business is an integrated set of activities and assets that is capable of being conducted and managed for the purpose of providing a return in the form of dividends, lower costs, or other economic benefits directly to investors or other owners, members, or participants. To be considered a business, an integrated set must meet the requirements in paragraphs 805-10-55-4 through 55-6 and 805-10-55-8 through 55-9….”

While ASC 805-10-55-4, define the following parameters to qualify a “Business”: “…..A business consists of inputs and processes applied to those inputs that have the ability to contribute to the creation of outputs. Although businesses usually have outputs, outputs are not required for an integrated set to qualify as a business. The three elements of a business are defined as follows:

a.  Input. Any economic resource that creates or has the ability to contribute to the creation of, outputs when one or more processes are applied to it. Examples include long-lived assets (including intangible assets or rights to use long-lived assets), intellectual property, the ability to obtain access to necessary materials or rights, and employees.

b.  Process. Any system, standard, protocol, convention, or rule that when applied to an input or inputs, creates or has the ability to contribute to the creation of outputs. Examples include strategic management processes, operational processes, and resource management processes. These processes typically are documented, but the intellectual capacity of an organized workforce having the necessary skills and experience following rules and conventions may provide the necessary processes that are capable of being applied to inputs to create outputs. Accounting, billing, payroll, and other administrative systems typically are not processes used to create outputs.

c.  Output. The result of inputs and processes applied to those inputs that provide goods or services to customers, investment income (such as dividends or interest), or other revenues…...”

Based on the foregoing none of the companies listed hereto as 3.(i) to 3.(iv), comply with the required parameters and definitions for Business under ASC 805-10, therefore the Company will follow the guidance of ASC 805-50, which literally states: “…. The Acquisition of Assets Rather than a Business Subsections address a transaction in which the assets acquired, and liabilities assumed do not constitute a business and require such a transaction to be accounted for as an asset acquisition. However, these Subsections do not provide guidance for the primary beneficiary of a variable interest entity (VIE) if the VIE does not constitute a business….”

One of the differences is that under ASC805-50, Goodwill is not recognized, therefore any excess of the cost of the acquisition over the fair value of the net assets acquired is allocated to certain assets on the basis of relative fair values.

Valuation Rules for the Asset Acquisition: The term “asset acquisition” is used to describe an acquisition of an asset, or a group of assets, that does not meet the U.S. GAAP definition of a business in ASC 805-10. An asset acquisition may also involve the assumption of liabilities. An asset acquisition is accounted for in accordance with the “Acquisition of Assets Rather Than a Business” subsections of ASC 805-50 by using a cost accumulation model. In a cost accumulation model, the cost of the acquisition, including certain transaction costs, is allocated to the assets acquired on the basis of relative fair values. In contrast, a business combination is accounted for by using a fair value model under which the assets and liabilities are generally recognized at their fair values and the difference between the consideration transferred, excluding transaction costs, and the fair values of the assets and liabilities is recognized as goodwill. As a result, there are significant differences between the accounting for an asset acquisition and the accounting for a business combination

Cost accumulation model: the cost of the acquisition, including most transaction costs, is allocated to the assets, with certain exceptions, on the basis of relative fair values. This allocation results in the recognition of some assets at other than their fair values

Business Acquisitions: Company understand the following acquisitions should be qualified as “Business Acquisitions” under the definitions of ASC 805-10:

(a)	Mazeray Corporation
(b)	Tequila Armero S.A de C.V.
(c)	Industrias Naturales de Tequilas S.A de C.V (Agave)

Technical Supporting Criteria: all three of the above-mentioned companies were operating a business at the time of acquisitions, therefore in fully compliance to ASC 805-10-55-3A.

Valuation Rules for the Business Acquisitions: The accounting for a business combination is based on two key principles, which ASC 805 calls the recognition principle and the measurement principle. The objective of the principles is to provide guidance that an acquirer can apply when ASC 805 does not contain specific recognition or measurement guidance for a particular asset or liability.

Under the recognition principle in ASC 805-20-25-1, an acquirer must “recognize, separately from goodwill, the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree.” To qualify for recognition as part of a business combination, an item must:

·	Meet the definition of an asset or a liability in FASB Concepts Statement 6 on the acquisition date Assets are probable future economic benefits obtained or controlled by a particular entity as a result of past transactions or events. Liabilities are probable future sacrifices of economic benefits arising from present obligations of a particular entity to transfer assets or provide services to other entities in the future as a result of past transactions or events.
·	Be part of the business combination transaction and not the result of separate transactions
d.	Property and equipment are assets not subject to depreciation, the posted $263,564 is the net value as of December 31, 2019.
e.	Intangible assets: The Company and certain subs holds trademarks and other intellectual property as per the following chart:

Company	Amount	Product
Human Brands International, Inc.	18,515	Trademarks, licenses, IP, contracts
Tequila Armero S.A de C. V	100,000	Brand, trademarks, proprietary recipes, IP, social media
	$118,515

Goodwill: Under the recognition principle in ASC 805-20-25-1, an acquirer must “recognize, separately from goodwill, the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree.

The balance of $105,000 reflected in the balance sheet based on the calculation defined in ASC 805-20-25-1.

In the case of the other acquisition, Industrias Naturales de Tequilas S.A de C.V, the Company obtain a bargain purchase reflected in the statement of operation as Bargain Purchase of $414,110. The chart in the following page provides the calculations and concept in that transaction.

Accounts payable: most of the account payable are due to the Company’s commitment as per the acquisitions:

Company	Amount
Human Brands International, Inc	$196,499
CapCity Beverage LLC	$70,457
CapCity Beverage LLC	$4,680
STI Signature Spirits LLC	$12,000
Mazeray Corporation	$26,603
$310,239

Related party loans: these loans have no interest accrual, and the lender is:

Borrower	Lender	Amount
Human Brands	Ryan Dolder	$ 67,629
Other Related party loan		4,135
		$ 71,944

Notes and Convertible Notes Payable

The following Convertible Notes Payable, existing as of December 31, 2019, were assumed by Rogue Baron PLC, based on the Share Exchange Agreement executed as of July 2020

Lender/Beneficiary	Issued	Amount Principal & Interest
Duncan Craib	6/28/18	$ 30,100
Gregory Kuenzel	7/10/18	30,015
Garth Palmer	7/10/18	15,008
Primorus PLC	2/28/19	26,886
Sebastian Marr	5/15/19	66,991
Adam Dickinson	8/11/19	34,664
Grunsynd Plc	12/31/17	568,746

On June 28, 2018, the Company entered into a convertible note with Duncan Craib. The note, with a face value of $ 26,500, bears 9% interest accordingly Article 6.1 of the Note. Note’s repayment date was the date falling two years after this date of this Convertible Loan Agreement, unless the Loan is converted to ordinary shares in the capital of the Borrower in accordance with clause 7, in which case the Conversion Date. Clause 7 Conversion set-forth, the Lender shall be entitled at any stage after the date falling thirty (30) days after the Borrower has achieved trading status on a recognized securities exchange and prior to the Repayment Date to convert all or any part of the Loan ( and any outstanding interest thereon) into ordinary shares in the capital of the Borrower by serving a Conversion Notice on the Borrower. The Loan shall be converted into the ordinary shares of the Borrower at a price equal to a thirty percent (30%) discount to the three (3) day average volume weighted average price of the shares as recorded on the most active listing of the Company shares immediately prior to the Conversion Date. The sponsor of the IPO of more than £2,000,000 shall have the right to extend the thirty-day post IPO conversion date by up to ninety days as may be required by the sponsor to facilitate a successful sponsored offering. The remaining balance principal and interest as of December 31, 2019, was $30,100 and is included in the account Convertible Notes Payable of the Balance Sheet.

On July 10, 2018, the Company entered into a convertible note with Gregory Kuenzel. The note, with a face value of £ 20,000 at an exchange rate of 1,3085 equals to $26,170, bears 9% interest accordingly Article 6.1 of the Note. Note’s repayment date was the date falling two years after this date of this Convertible Loan Agreement, unless the Loan is converted to ordinary shares in the capital of the Borrower in accordance with clause 7, in which case the Conversion Date. Clause 7 Conversion set-forth, the Lender shall be entitled at any stage after the date falling thirty (30) days after the Borrower has achieved trading status on a recognized securities exchange and prior to the Repayment Date to convert all or any part of the Loan (and any outstanding interest thereon) into ordinary shares in the capital of the Borrower by serving a Conversion Notice on the Borrower. The Loan shall be converted into the ordinary shares of the Borrower at a price equal to a thirty percent (30%) discount to the three (3) day average volume weighted average price of the shares as recorded on the most active listing of the Company shares immediately prior to the Conversion Date. The sponsor of the IPO of more than £2,000,000 shall have the right to extend the thirty-day post IPO conversion date by up to ninety days as may be required by the sponsor to facilitate a successful sponsored offering. The remaining balance principal as of December 31, 2019, was $30,015 and is included in the account Convertible Notes Payable of the Balance Sheet.

On July 10, 2018, the Company entered into a convertible note with Garth Palmer. The note, with a face value of £ 10,000 at an exchange rate of 1,3085 equals to $13,085, bears 9% interest accordingly Article 6.1 of the Note. Note’s repayment date was the date falling two years after this date of this Convertible Loan Agreement, unless the Loan is converted to ordinary shares in the capital of the Borrower in accordance with clause 7, in which case the Conversion Date. Clause 7 Conversion set-forth, the Lender shall be entitled at any stage after the date falling thirty (30) days after the Borrower has achieved trading status on a recognized securities exchange and prior to the Repayment Date to convert all or any part of the Loan (and any outstanding interest thereon) into ordinary shares in the capital of the Borrower by serving a Conversion Notice on the Borrower. The Loan shall be converted into the ordinary shares of the Borrower at a price equal to a thirty percent (30%) discount to the three (3) day average volume weighted average price of the shares as recorded on the most active listing of the Company shares immediately prior to the Conversion Date. The sponsor of the IPO of more than £2,000,000 shall have the right to extend the thirty-day post IPO conversion date by up to ninety days as may be required by the sponsor to facilitate a successful sponsored offering. The remaining balance principal as of December 31, 2019, was $15,008 and is included in the account Convertible Notes Payable of the Balance Sheet.

On February 28, 2019, the Company entered into a convertible note with Primorus Plc. The note, with a face value of $25,000, bears 9% interest accordingly Article 6.1 of the Note. Note’s repayment date was the date falling two years after this date of this Convertible Loan Agreement, unless the Loan is converted to ordinary shares in the capital of the Borrower in accordance with clause 7, in which case the Conversion Date. Clause 7 Conversion set-forth, the Lender shall be entitled at any stage after the date falling thirty (30) days after the Borrower has achieved trading status on a recognized securities exchange and prior to the Repayment Date to convert all or any part of the Loan (and any outstanding interest thereon) into ordinary shares in the capital of the Borrower by serving a Conversion Notice on the Borrower. The Loan shall be converted into the ordinary shares of the Borrower at a price equal to a thirty percent (30%) discount to the three (3) day average volume weighted average price of the shares as recorded on the most active listing of the Company shares immediately prior to the Conversion Date. The sponsor of the IPO of more than £2,000,000 shall have the right to extend the thirty-day post IPO conversion date by up to ninety days as may be required by the sponsor to facilitate a successful sponsored offering. The remaining balance principal as of December 31, 2019, was $26,886 and is included in the account Convertible Notes Payable of the Balance Sheet.

On May 15, 2019, the Company entered into a convertible note with Sebastian Marr. The note, with a face value of £ 50,000 at an exchange rate of 1,3085 equals to $65,425, bears 9% interest accordingly Article 6.1 of the Note. Note’s repayment date was the date falling two years after this date of this Convertible Loan Agreement, unless the Loan is converted to ordinary shares in the capital of the Borrower in accordance with clause 7, in which case the Conversion Date. Clause 7 Conversion set-forth, the Lender shall be entitled at any stage after the date falling thirty (30) days after the Borrower has achieved trading status on a recognized securities exchange and prior to the Repayment Date to convert all or any part of the Loan (and any outstanding interest thereon) into ordinary shares in the capital of the Borrower by serving a Conversion Notice on the Borrower. The Loan shall be converted into the ordinary shares of the Borrower at a price equal to a thirty percent (30%) discount to the three (3) day average volume weighted average price of the shares as recorded on the most active listing of the Company shares immediately prior to the Conversion Date. The sponsor of the IPO of more than £2,000,000 shall have the right to extend the thirty-day post IPO conversion date by up to ninety days as may be required by the sponsor to facilitate a successful sponsored offering. The remaining balance principal as of December 31, 2019, was $69,991 and is included in the account Convertible Notes Payable of the Balance Sheet.

On November 8, 2019, the Company entered into a convertible note with Adam Dickinson. The note, with a face value of £ 25,000 at an exchange rate of 1,3085 equals to $32,713, bears 12% interest accordingly Article 6.1 of the Note. Note’s repayment date was the date falling twelve months after this date of this Convertible Loan Agreement, unless the Loan is converted to ordinary shares in the capital of the Borrower in accordance with clause 7, in which case the Conversion Date. Clause 7 Conversion set-forth, the Lender shall be entitled at any stage on or prior to the Repayment Date to convert all or any part of the Loan (and any outstanding interest thereon) into ordinary shares in the capital of the Borrower by serving a Conversion Notice on the Borrower. The Loan together with all accrued but unpaid Interest shall be converted into Ordinary Shares at the Conversion Price, which is a price per share detem1ined by dividing £3,500,000. The remaining balance principal as of December 31, 2019, was $34,664 and is included in the account Convertible Notes Payable of the Balance Sheet.

On December 31, 2017 the Company entered into a convertible note with Grunsynd Plc. The note, with a face value of £ 363,847 at an exchange rate of 1,3250 equals to $482,097, bears 9% interest accordingly Article 6.1 of the Note. Note’s repayment date was the date falling two years after this date of this Convertible Loan Agreement, unless the Loan is converted to ordinary shares in the capital of the Borrower in accordance with clause 7, in which case the Conversion Date. Clause 7 Conversion set-forth, the Lender shall be entitled at any stage after the date falling thirty (30) days after the Borrower has achieved trading status on a recognized securities exchange and prior to the Repayment Date to convert all or any part of the Loan (and any outstanding interest thereon) into ordinary shares in the capital of the Borrower by serving a Conversion Notice on the Borrower. The Loan shall be converted into the ordinary shares of the Borrower at a price equal to a thirty percent (30%) discount to the three (3) day average volume weighted average price of the shares as recorded on the most active listing of the Company shares immediately prior to the Conversion Date. The sponsor of the IPO of more than £2,000,000 shall have the right to extend the thirty-day post IPO conversion date by up to ninety days as may be required by the sponsor to facilitate a successful sponsored offering. The remaining balance principal as of December 31, 2019, was $568,746 and is included in the account Convertible Notes Payable of the Balance Sheet.

Financing Activities: On April, 2019 the Company signed a lending agreement with WebBank, for a loan amount of $40,000, which include origination fees in the amount of $2,400, the loan has an annual percentage rate of 17.41% and is payable in monthly installment of $942.81for sixty (60) months starting on 05/30/2019. The remaining balance principal and interest as of December 31, 2019, was $34,263 and is included in the account Financial loan payable of the Balance Sheet

Revenue Recognition

In May 2014, FASB issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers (Topic 606), which creates FASB ASC 606 and supersedes the revenue recognition requirements in FASB ASC 605, Revenue Recognition, including most industry-specific revenue recognition guidance throughout the industry topics of the codification. In addition, the ASU supersedes some cost guidance in FASB ASC 605-35 and creates FASB ASC 340-40. The core principle of FASB ASC 606 is that an entity recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. Entities are required to apply the amendments in this ASU for annual reporting periods. Early adoption is not permitted. For nonpublic entities, the amendments are effective for annual reporting periods beginning after December 15, 2017, and interim periods within annual periods beginning after December 15, 2018.

In August 2015, FASB issued ASU No. 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, to allow entities additional time to implement systems, gather data, and resolve implementation questions. This ASU allows for public business entities, certain not-for-profit entities, and certain employee benefit plans to apply the new requirements to annual reporting periods beginning after December 15, 2017, including interim reporting periods within that reporting period. Earlier application is permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period.

All other entities will now apply the guidance in ASU No. 2014-09 to annual reporting periods beginning after December 15, 2018, and interim reporting periods within annual reporting periods beginning after December 15, 2019. Application is permitted earlier only as of an annual reporting period beginning after December 15, 2016, including interim reporting periods within that reporting period, or an annual reporting period beginning after December 15, 2016, and interim reporting periods within annual reporting periods beginning one year after the annual reporting period in which an entity first applies the guidance in ASU No.2014-09.

In March 2016, FASB issued ASU No. 2016-08, Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (Reporting Revenue Gross versus Net), to clarify the guidance in FASB ASC 606 with respect to principal versus agent. This ASU hopes to eliminate the potential diversity in practice when another party, along with the entity, is involved in providing a good or service to a customer. The effective date for this ASU is the same as for ASU No. 2014-09, as amended by ASU No. 2015-14.

In April 2016, FASB issued ASU No. 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing, to clarify whether revenue should be recognized at a point in time or over time, based on whether the license provides a right to use an entity's intellectual property or a right to access the entity's intellectual property. Additionally, ASU No. 2016-10 provides clarification on implementation guidance on recognizing revenue for sales-based or usage-based royalty promised in exchange for a license of intellectual property. The effective date for this ASU ist he same as for ASU No. 2014-09, as amended by ASU No. 2015-14.

In May 2016, FASB issued ASU No. 2016-12, Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients. Topics covered in this ASU include clarification on contract modifications, how to assess the collectability criterion, hoy, to report sales taxes and similar taxes, when to measure noncash considerations, and how to apply transition guidance. The effective date for this ASU is the same as for ASU No. 2014-09, as amended by ASU No.2015-14.

In December 2016, FASB issued ASU No. 2016-20, Technical Corrections and Improvements to Topic 606, Revenue from Contracts with Customers. The amendments in this ASU affect narrow aspects of the guidance issued in ASU No. 2014-09, including but not limited to guidance on impairment testing, additional scope exceptions, provisions for losses on construction-type and production-type contracts, and disclosure of remaining performance obligations. The effective date for this ASU is the same as for ASU No. 2014-09, as amended by ASU No. 2015-14.

In February 2017, FASB issued ASU No. 2017-05, Other Income-Gains and Losses from the Derecognition of Nonfinancial Assets (Subtopic 610-20): Clarifying the Scope of Asset Derecognition Guidance and Accounting for Partial Sales of Nonfinancial Assets, because stakeholders were uncertain about what types of transactions should be within the scope of FASB ASC 610-20and how an entity should account for partial sales of nonfinancial assets once the amendments in ASU No. 2014-09 become effective. The amendments in this ASU effective at the same time as the amendments in ASU No. 2014-09.

In June 2020, FASB issued ASU No. 2020-05, Revenue from Contracts with Customers (Topic 606) and Leases (Topic 842): Effective Do, for Certain Entities. These amendments defer for one year, the required effective date of revenue recognition for certain entities that haver yet issued their financial statements, or made financial statements available for issuance, reflecting the adoption of the new revenue recognition standards. Those entities may elect to adopt the guidance for annual reporting periods beginning after December 15, 2019, for interim reporting periods within annual reporting periods beginning after December 15, 2020. Those entities may elect to follow the original effective date of annual reporting periods beginning after December 15, 2018, and interim reporting periods within annual reporting periods beginning after December 15, 2019.

As explained by FASB ASC 606-10-25-1, an entity shall account for a contract with a customer that is within the scope of this topic when all the following criteria are met:

(a)	The parties to the contract have approved the contract (in writing, orally, or in accordance with the other customary business practices) and are committed to perform their respective obligations.
(b)	The entity can identify each party's rights regarding the goods or services to be transferred.
(c)	The entity can identify the payment terms for the goods or services to be transferred.
(d)	The contract has commercial substance (that is, the risk, timing, or amount of the entity's future cash flows is expected to change result of the contract).
(e)	It is probable that the entity will collect substantially all the consideration to which it will be entitled in exchange for the goods, services that will be transferred to the customer (see paragraphs 606-10-55-3A through 55-3). In evaluating whether collectability of an amount of consideration when it is due. The amount of consideration to which the entity will be entitled may be less than the price stated in the contract if the consideration is variable because the entity may offer the customer a price concession (see paragraph 606-10-32-7).

Transition guidance in FASB ASC 606-10-65-1states that if a customer pays consideration, or an entity has a right to an amount _ consideration that is unconditional (that is, a receivable), before the entity transfers a good or service to the customer, the entity shall present the contract as a contract liability when the payment is made, or the payment is due (whichever is earlier). A contract liability entity's obligation to transfer goods or services to a customer for which the entity has received consideration (or an amount of consideration is due) from the customer.

According to FASB ASC 326-10-65-1, if an entity performs by transferring goods or services to a customer before the customer p2 consideration or before payment is due, the entity shall present the contract as a contract asset, excluding any amounts presented as: receivable. A contract asset is an entity's right to consideration in exchange for goods or services that the entity has transferred to a customer. An entity shall assess a contract asset for credit losses in accordance with FASB ASC 326-20 on financial instruments measured at amortized cost. A credit loss of a contract asset shall be measured, presented, and disclosed in accordance with FASB ASC 326-20. Additional guidance can be found in paragraph 606-10-50-4(b).

FASB ASC-326-10-65, together with revenue recognition provisions in FASB ASC 606-10-65, provide new guidance for recognition of receivables.

A receivable is an entity's right to consideration that is unconditional (see FASB ASC 606-10-65-1). A right to consideration is unconditional if only the passage of time is required before payment of that consideration is due. For example, an entity would recognize a receivable if it has a present right to payment even though that amount may be subject to refund in the future. An entity shall account for a receivable in accordance with FASB ASC 310. Upon initial recognition of a receivable from a contract with a customer, any difference between the measurement of the receivable in accordance with FASB ASC 310 and the corresponding amount of revenue recognized shall be, presented as an expense (for example, as an impairment loss).

ASU No: 2020-02, Financial Instruments-Credit Losses (Topic 326) and Leases (Topic 842) Amendments to SEC Paragraphs Pursuant to SEC Staff Bulletin No. 119 and Update to SEC Section on Effective Date Related to Accounting Standards Update No. 2016-02, Leases (Topic 842) (SEC Update), provides further guidance on measuring current expected losses. The staff interpretation discussed in this ASU applies to all registrants that are creditors in a loan transaction and provides further guidance for estimating the allowance for credit losses and establishing credit losses using various available factors.

ASU No 2020-03, Codification Improvements to Financial Instruments, clarifies the definition of "lease term" and provides further implementation guidance.

New disclosure requirements in FASB ASC 606 require an entity to disclose sufficient information to enable users of financial statements to understand the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. To achieve that objective, an entity shall disclose qualitative and quantitative information about all the following:

(i).	In contract with customers (see paragraphs 606-10-50-4 through 50-16)
(ii).	The significant judgments, and changes in the judgments, made in applying the guidance in this topic to those contracts (see 606-10-50-17 through 50-21)
(iii).	Any assets recognized from the costs to obtain or fulfill a contract with a customer in accordance with paragraph 340-40-25-1 or 340-40-25-5 (see paragraphs 340-40-50-1 through 50-6).

The adoption of this guidance did not have a material impact on the Company’s consolidated statement of operations, cash flows, and balance sheet as of the adoption date or for the period ended December 31, 2019.

The Company's revenues have been generated primarily through the retail and wholesale sales of beverages either from the Company’s manufacturing or purchased to third parties, retail sales have no return policies and wholesale sales neither the beverage industry customary has the same policy. The terms of these agreements generally consist of payment against consumption or for wholesale operations maximum of 60 days net.

For the period ended December 31, 2019, and December 31, 2018, all met the above criteria, thereby allowing for the recognition of revenue for the revenue on such transactions upon receipt.

The Company recognizes revenue on arrangements in accordance with ASC 606 Revenue Recognition. Revenue is recognized in the sold products delivered.

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Additionally, the recognition of future tax benefits, such as net operating loss carryforwards, is required to the extent that realization of such benefits is more likely than not. Deferred tax assets and liabilities are determined using enacted tax rates expected to apply to taxable income in the years in which the assets and liabilities are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income tax expense in the period that includes the enactment date.

In the event the future tax consequences of differences between the financial reporting bases and the tax bases of the Company's assets and liabilities result in deferred tax assets, an evaluation of the probability of being able to realize the future benefits indicated by such asset is required. A valuation allowance is provided for the portion of the deferred tax asset when it is more likely than not that some or all of the deferred tax asset will not be realized. In assessing the realizability of the deferred tax assets, management considers the scheduled reversals of deferred tax liabilities, projected future taxable income, and tax planning strategies.

The Company files income tax returns in the United States and Nevada, which are subject to examination by the tax authorities in these jurisdictions. Generally, the statute of limitations related to the Company's federal and state income tax return is three years. The state impact of any federal changes for prior years remains subject to examination for a period up to five years after formal notification to the states.

Management has evaluated tax positions in accordance with ASC 740, Income Taxes, and has not identified any significant tax positions, other than those disclosed. All of the Company's tax years since inception remain subject to examination by Federal and State jurisdictions.

Earnings Per Share

Basic net income per common share ("Basic EPS'') excludes dilution and is computed by dividing net income by the weighted average number of common shares outstanding during the period. Diluted net income per common share ("Diluted EPS'') reflects the potential dilution that could occur if stock options or other contracts to issue shares of common stock were exercised or converted into common stock. The computation of Diluted EPS does not assume exercise or conversion of securities that would have an anti-dilutive effect on net income per common share.

	For the Twelve-Months Ended on December 31
	2019	2018
Numerator
Net income (loss) applicable to common shareholders	$(3,178,586)	$4,163,493

Denominator
Weighted average common shares outstanding, basic	18,035,157	15,742,819
Convertible preferred stock	—	—
Convertible promissory notes	—	—
Weighted average common shares outstanding, diluted	18,035,157	15,742,819
Net Income per share - Basic	$(0.18)	$0.26
Income per shares - Diluted	$(0.18)	$0.26

NOTE 4: EQUITY

Equity (sometimes referred to as net assets) is the residual interest in the assets of an entity that remains after deducting its liabilities. As discussed in FASB Accounting Standards Codification (ASC) 505-10-50-2, when presenting both financial position and results of operations, making these financial statements sufficiently informative requires disclosure of changes in (a) the separate accounts that make up equity (in addition to retained earnings) and (b) the number of shares of equity securities during at least the most recent period and any subsequent interim period presented. Such changes may be disclosed in separate statements or in the basic financial statements or notes thereto. Most public entities present a statement of stockholders' equity to conform to Rule 3-04 of SEC

FASB ASC 505-10-25-1 explains that additional paid-in capital, however created, should not be used to relieve income of the current or future years of charges that would otherwise be made to the income statement.

As discussed in FASB ASC 505-20-30-3, when accounting for a stock dividend, a corporation should transfer from retained earnings to the category of capital stock and additional paid-in capital an amount equal to the fair value of the additional shares issued.

Rule 5-02 of Regulation S-X requires separate captions for additional paid-in capital, other additional capital, and retained earnings. If appropriate, additional paid-in capital and other additional capital may be combined with the stock caption to which it applies.

ASC 505-10-50-3 states that an entity should explain the pertinent rights and privileges of the various securities outstanding. Examples are dividend and liquidation preferences; contractual rights of security holders to receive dividends or returns from the security issuer profits, cash flows, or returns on investments, participation rights; call prices and dates; conversion or exercise prices or rates and pertinent dates; sinking-fund requirements; unusual voting rights; and significant terms of contracts to issue additional shares.

FASB ASC 505-10-50-2 requires disclosure of changes in the separate accounts that make up shareholders’ equity (in addition to retained earnings) and of changes in the number of shares of equity securities during at least the most recent annual fiscal period. Such changes may be disclosed in separate statements or in the basic financial statements or notes thereto.

The guidance contained in FASB ASC 260-10-65-4 is effective for all entities on December 16, 2019. Per the codification in this topic an entity shall explain, in summary from within its financial statements, the pertinent rights and privileges of the various securities outstanding. Examples of information that shall be disclosed are dividend and liquidation preferences, participations rights, and significant terms of contract to issue additional shares or terms that may change conversion or exercise prices (excluding standard antidilution provisions). An entity shall disclose within its financial statements the number of shares issued upon conversion, exercise or satisfaction of required conditions during at least the most recent annual fiscal period and any subsequent interim period presented. An entity also shall disclose within the financial statements actual changes to conversion or exercise prices that occur during the reporting period (excluding changes due to standard antidilution provisions)

Guidance in FASB 260-10-65-4 is effective for all entities on December 16, 2018. For a financial instrument with a down round feature that has been triggered during the reporting period and for which an entity has recognized the effect in accordance with paragraph 260-10-25-1, an entity shall disclose the following:

(a)	The fact that the feature has been triggered
(b)	The value of the effect of the down round feature that has been triggered.

As of December 31, 2019, the Company had 25,279,332 shares of common stock par value $0.001 issued and outstanding. The Company is authorized to issue up to 390,000,000 shares of common stock. The Company is also authorized to issue 10,000,000 shares of par value $0.001 Preferred Stock.

The shares of Preferred Stock were authorized as “Blank Check” Preferred from time to time in one or more classes or series, and to state in the resolution or resolutions from time to time adopted providing for the issuance thereof the following:

1.	Whether or not the class or series shall have voting rights, full or limited, the nature and qualifications, limitations and restrictions on those rights, or whether the class or series will be without voting rights,
2.	The number of shares to constitute the class or series and the designation thereof,
3.	The preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations, or restrictions thereof, if any, with respect to any class or series;
4.	Whether or not the shares of any class or series shall be redeemable and if redeemable, the redemption price or prices, and the time or times at which, and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption,
5.	Whether or not the shares of a class or series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and if such retirement or sinking funds be established, the amount and the terms and provisions thereof,
6.	The dividend rate, whether dividends are payable in cash, stock of the Corporation, or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of dividends payable or any other class or classes or series of stock, whether or not such dividend shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate,
7.	The preferences, if any and the amounts thereof which the holders of any class or series thereof are entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of assets of, the Corporation.
8.	Whether or not the shares of any class or series are convertible into, or exchangeable for, the shares of any other class or classes or of any other series of same or any other class or classes of stock of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions, and
9.	Such other rights and provisions with respect to any class or series as the Board of Directors deem advisable.

The shares of each class or series of the Preferred Stock may vary from the shares of any other class or series thereof in any respect. The Board of Directors may increase the number of shares of the Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any existing class or series of the Preferred Stock.

As of December 31, 2018, the Company had 16,520,997 shares issued and outstanding of par value $0.001 negotiated at an average price of $ 0.290.

On January 31, 2019, the Company issued 35,000 shares of par value $0.001 at $0.50 each, to Joel Yanowitz as a payment for account to a debt.

On March 9 and 10 the Company sold 2 shares of par value $0.001 at $0.50 each, to Rashad Couples and Jonathan Wilds for cash.

On April 2, 10,21, 24 and 27 the Company sold 26 shares of par value $0.001 at $0.50 each, to Yasmine Lawler, Monica Grant, Christopher Patterson, Cherie Braxton, and Cheryl Holt, for cash.

On April 10, 2019, the Company paid 25,000 shares of par value $0.001 at $0.50 each, to Joseph for Artisan acquisition.

On April 27, 2019, the Company issued 50,000 shares of par value $0.001 at $0.50 each, to Joel Yanowitz as a payment for account to a debt.

On May 2, 2019, the Company issued 75,000 shares of par value $0.001 at $0.50 each, to Ryan Dolder as a payment for account to a debt.

On May 15 and 16, 2019 the Company issued 19 shares of par value $0.001 at $0.50 each, to Annette Bryant, Jim Lockhart, Nannette Davis and Keith Haven, for cash.

On July 1, 2019, the Company issued 1,452,699 shares of par value $0.001 at $0.30 each, to Marisa De Grau Sanchez (484,233 shares), Nuria Bouquet De Grau (484,233 shares) and Diego Ontiveros De Grau (484,233) for the acquisition of Tequila Armero S.A de C.V.

On August 29, 2019, the Company cancelled 600,000 shares of par value $0.001 at $0.50 each to Brad Donovan.

On September 1, 2019, the Company issued 2,350 shares of par value $0.001 at $0.50 each to: Jim Lockhart, Rashad Couples, Yasmin Lawler, Jonathan Wilds, Cheryl Holt, Monica Grant, Christopher Patterson, Cherie Baxton, Nannette Davis, Annette Bryan, and Keith Haven.

On November 15, 2019, the Company cancelled 44,710 shares of par value $0.001 at $0.207 each to Wines of the World, Shaleagh King, Craig Laughlin, Mazeray, Larry Cowle, 21 Century Expo.

On November 15, 2019, the Company issued 999,261 shares of par value $0.001 at $0.30 each to Diego Ontiveros De Grau (333,087), Nuria Bouquet De Grau (333,087) and Marisa De Grau Sanchez, for the acquisition of Tequila Armero S.A de C.V.

On November 15, 2019, the Company issued 4,068,007 shares of par value $0.001 at $0.32 to 3 Mile Beach for services.

On November 15, 2019, the Company issued 760,000 shares of par value $0.001 at $0.039 each to Veandercross for cash.

On November 15, 2019, the Company issued 706,173 shares of par value $0.001 at $0.32 each to Nigel Allan for services.

On December 20, 2019, the Company issued 1,230,000 shares of par value $0.001 at $0.50 each for the acquisition of Industrias Naturales de Tequilas S.A de C.V.

On January 2, 2020, the Company issued 5,279,922 shares par value $0.001 at $0.001 each for accrued salaries to Ryan Dolder.

On January 2, 2020, the Company issued 3,323,026 shares par value of $0.001 each for accrued salaries to Janon Costley.

On January 15, 2020, the Company issued 100 shares par value of $0.001 at $0.320 each for services received to Felix Castro.

On January 27, 2020, the Company issued 540,000 shares par value of $0.001 at $0.500 each for the acquisition of Sabores de la Historia.

On January 27, 2020, the Company issued 860,560 shares par value of $0.001 at $0.500 each for acquisition of Sobretodo Alimentacion S.A de CV and Tequila Copter S.A de CV.

On June 1, 2020, the Company issued 322,710 shares par value of $0.001 at $0.500 each for management bonus to Daniel Bouquet De Grau.

On June 1, 2020, the Company issued 215,140 shares par value of $0.001 at $0.500 each for management bonus to Igor Mena

On June 1, 2020, the Company issued 322,710 shares par value of $0.001 at $0.500 each for management bonus to Omar Alejandro Contreras Oseguera.

On June 19, 2020, the Company issued 100,000 shares par value of $0.001 at $0.500 each for services provided by Robert Montgomery

On June 22, 2020, the Company issued 4,000 shares par value of $0.001 at $0.500 each for management fees to Kyle Dolder.

On December 28, 2020, the company issued 800,388 shares par value of $0.001 at $0.500 each for the acquisition of Turasu S de PR de RL.

NOTE 5 COMMITMENTS AND CONTINGENCIES

During the normal course of business, the Company may be exposed to litigation. When the Company becomes aware of potential litigation, it evaluates the merits of the case in accordance with ASC 450-20-50, Contingencies. The Company evaluates its exposure to the matter, possible legal or settlement strategies and the likelihood of an unfavorable outcome. If the Company determines that an unfavorable outcome is probable and can be reasonably estimated, it establishes the necessary accruals. As of December 31, 2019, the Company is not aware of any additional contingent liabilities that should be reflected in the accompanying consolidated financial statements.

As per indicated by ASC 840-20 the Company will classify as operating leases certain commercial Lease the Company may rent.

NOTE 6: SUBSEQUENT EVENTS AFTER DECEMBER 31, 2019

Management has evaluated subsequent events pursuant to the requirements of ASC Topic 855 and has determined the following subsequent events, from December 31, 2019, until the date these financials are delivered.

On January 27, 2020, the Company acquired 45% of Sobretodo Alimentacion S.A de CV., in the amount of $315.140 out of which $215,140 with HBI’s shares of common stock par value $0.001 at $0.50 each, and $100,000 in cash.

On January 27,2020, the Company acquired 51% of Tequila Copter S.A de CV, in 430,280 HBI’s shares of common stock par value $0.001 at $0.50 each and cash transaction $100,000, totaling $415,140.

On January 27, 2020, the Company acquired 18% of Sabores de la Historia S.A de CV, in 540,000 HBI’s shares of common stock par value $0.001 at $0.50 each

On June 30, 2020, the Company signed a Deed of Novation with Gunsynd Plc, related to the outstanding debt, under which the Company settled the debt to GBP 498,575. This debt was absorbed by Rogue Baron, Plc., in the Share Exchange Agreement signed on July 1, 2020.

On July 1, 2020, the Company signed a Share Exchange Agreement with Rogue Baron Ltd., a U.K based company, under which Rogue Baron acquired HBI’s equity interest in the following companies: Shinju Whiskey, LLC; Shinju Spirits, Inc.; Mazeray Corporation, STI Signature Spirits Group, LLC; Legacy Retail Group, LLC, and HBI received 36,247,500 shares issued by Rogue Baron Ltd., which lately was listed in the Axis Market in London, under the symbol: SHNJ.

On December 28, 2020, the Company acquired 51% of Turaso S de PR de RL, paying with 800,388 HBI’s shares of common stock par value $0.001 at $0.50 each and $1,403,220 in future funding for operational expenses for the growing of agave plants (biological assets)/

On May 24, 2021, the Company acquired 51% of Boludo Argentinean/Mexican Bar & Restaurant, by issuing 300,000 shares of par value $0,001 at $0,50 each.

On June 1, 2021, the Company acquired an additional 10% of Sobretodo Alimentacion S.A de C.V., by issuing 159,839 shares of par value $0.001 at $0.50 each.

On June 1. 2021, the Company acquired an additional 9% of Industrias Naturales de Tequilas S.A de C.V (Agave), by issuing 143,881 shares of par value $0,001 at $0.50 each.

On June 30, 2021, the Company sign with Rogue One, Inc., an Amended and Restated Merger Agreement and plan of Reorganization, based on which:

1 – Rogue One, Inc., agreed to issue 171,771,962 post-reverse-split shares of its common stock and 45 Series D Preferred Shares to the Human Brands Shareholders (the “Selling Shareholders”)

2 – Human Brands International, Inc., and the Selling Shareholders agreed to sell all of their issued and outstanding shares in exchange for the 171,771,962 post-reverse-split shares of Rogue One common stock.

PART II – Item 7 - Management’s Discussion and Analysis of Financial Condition and Results of Operations

Since the JOBS Act in 2012, the SEC has undertaken a number of initiatives that aim (1) to allow companies to stay private longer, (2) to make it easier for companies to go public and (3) to ease and update disclosure requirements for public companies. The different disclosure simplification projects can be difficult to sort out, but the Company will apply as much as possible that projects.

On November 19, 2020, the Securities and Exchange Commission adopted amendments to Regulation S-K, including changes to its MD&A requirements §303(b)(1) and amended Item 303(b)(1)(ii)), that will make significant and long-overdue improvements to a central disclosure requirement of the U.S. securities laws.

1.      Liquidity and capital resources: in the year 2019 compared to 2018 the Company increased 12.11% its current assets, while current liabilities grew 50.31% in the same period. That increase denote the Company capacity to attract lenders and vendors willing to finance the deployment of ongoing projects.

In the process of obtaining liquidity the Company through the sale of shares and conversion of debt obtained along the period ended on December 31, 2019 $337,174.

Notwithstanding the foregoing, the Company kept it appealing on the Acquisition Program against the Company’s common stock, in the amount of $1,363,092 for the period ended on December 31, 2019.

2.	Results of operations: in the period ended on December 31, 2019, the Company had a loss of $3,178,586, which was caused, essentially by two factors: (a) The Company was heavily investing in consulting services $1,313,487 in the process to increase visibility in their most two significant sectors hospitality and beverage industry, serious damaged due to Covid-19 pandemic, and (b) the Company evaluated some assets value, and as result of which $ 1,863,809 were downgraded as Assets & others write off.

Future results of operations would be seriously influenced by: (a) the evolution of the Covid-19 pandemic scenario, and (b) the output from the new and future acquisitions planned for the year 2020.

3.	Critical accounting estimates: Critical accounting estimates are those estimates made in accordance with generally accepted accounting principles that involve a significant level of estimation uncertainty and have had or are reasonably likely to have a material impact on the financial condition or results of operations of the Company. Providing qualitative and quantitative information necessary to understand the estimation uncertainty and the impact the critical accounting estimate has had or is reasonably likely to have on financial condition or results of operations to the extent the information is material and reasonably available. This information should include why each critical accounting estimate is subject to uncertainty and, to the extent the information is material and reasonably available, how much each estimate and/or assumption has changed over a relevant period, and the sensitivity of the reported amount to the methods, assumptions and estimates underlying its calculation.

Based on the foregoing, the Company estimate that the current program which can be defined as “from the land to the glass” including the new acquisitions, landmarks retail locations where the Company’s Tequila brands, over which the Company control the entire process, from sowing, agave harvesting, distillation and distribution will provide sustainable growth expected for the years 2024 and beyond.

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HUMAN BRANDS INTERNATIONAL, INC
CONSOLIDATED BALANCE SHEETS FOR THE YEARS ENDED ON 2019 AND 2020

	For the Twelve-Months ended on December 31

	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$ 38,103	$ 68,628
Accounts receivable	409,934	13,508
Inventory	2,972,505	2,393,256
Other Investments	-	947,686
Other assets	739	-
Fully controlled companies	8,400	8,400
Associated companies	735,140	150,000
Shares publicly traded - SRSG -	7,432,862	3,942,362
Total current assets	11,597,684	7,523,839
Property and equipment, net	207,200	263,564
Intangible Assets	100,000	118,515
Goodwill	2,872,884	105,000
Shares in no listed companies	-	632,686
Assets pledged	246,102	246,102
Total noncurrent assets	3,426,185	1,365,868
Total assets	$ 15,023,869	$ 8,889,705

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 1,861,390	$ 310,239
Accrued liabilities	-	105,704
Related party loans	67,629	71,944
Notes payable	592,253	181,296
Convertible notes payable	-	775,410
Financial loan payable	28,477	34,263
Loans from directors	40,996	-
Total current liabilities	2,590,745	1,478,856

Lease liabilities	-	274,118
SBA loan	153,098	-
Total liabilities	2,743,844	1,752,974
Commitments and contingencies
Noncontrolling interest	2,722,438	590,886
Stockholders' equity
Common stock, $0.001 par value, shares authorized: 390,000,000 shares; issued and outstanding: 37,048,388 shares at December 31, 2020 and 25,279,332 shares at December 31, 2019	37,048	25,280

Additional paid-in capital	9,055,085	7,475,464
Accumulated profit (deficit)	465,454	(954,899)
Total stockholders' equity	12,280,025	7,136,731
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 15,023,869	$ 8,889,705

The accompanying notes are an integral part of these consolidated financial statements.

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HUMAN BRANDS INTERNATIONAL, INC
CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEARS ENDED ON 2019 AND 2020

	For the Twelve-Months ended on December 31

	2020	2019

Revenues	$1,878,805	$943,638
Cost of Goods Sold	1,763,992	295,176
Gross Profit	114,813	648,462
Operating expenses:
General and administrative	779,347	2,403,230
Depreciation	18,515	73,591
Total operating expenses	797,862	2,476,821
Profit (Loss) from operations	(683,049)	(1,828,359)
Interest and other income, net	0.00	185,531
Interest expense	(110,569)	(85,204)
Other income (expenses)	2,213,970	(854)
Bargain purchase	-	414,110
Assets & others write off	-	(1,863,809)
Total others	2,103,402	(1,350,226)
Net profit (loss)	1,420,353	(3,178,585)
Net profit (loss) attributable to non-controlled interest	$(38,795)	(65,636)
Net profit (loss) attributable to common shareholders	1,381,558	(3,244,221)
Net income (loss) per share applicable to common stockholders - basic
	$ 0.04	$ (0.18)
Net income (loss) per share applicable to common stockholders - diluted
	$ 0.04	$ (0.18)
Weighted average number of common shares outstanding - basic
	35,695,361	18,035,157
Weighted average number of common shares outstanding - diluted
	35,695,361	18,035,157

The accompanying notes are an integral part of these consolidated financial statements.

HUMAN BRANDS INTERNATIONAL, INC
Consolidated Statements of Shareholders' Equity for the years ended in 2018, 2019 and 2020

	Common Shares	Common Stock	Additional Paid in Capital	Noncontrolling interest	Accumulated Deficit	Total Shareholders' Deficit

BALANCE, December 31, 2018	16,520,997	$ 16,521	$ 4,791,446	$ -	$ 1,296,529	6,104,496
Issuance of common shares for debt	160,000	160	79,840			80,000
Issuance of shares for cash	1,468,570	1,469	255,705			257,174
Issuance for acquisitions	3,706,968	3,707	1,359,385			1,363,092
Issuance for services	4,068,007	4,068	1,297,694			1,301,762
Shares cancelled	(644,710)	(645)	(308,605)			(309,250)
NCI				590,886		590,886
Last year reserves & OCL reversed					927,158	927,158
Non-controlling interest					65,636	65,636
Net Income (loss)					(3,244,221)	(3,244,221)
BALANCE, December 31, 2019	25,279,832	$ 25,280	$ 7,475,465	$ 590,886	$ (954,899)	$ 7,136,732
Issuance for acquisitions	2,200,948	2,201	1,098,273			1,100,474
Issuance for services	9,567,608	9,567	481,347			490,914
NCI & reserves				2,131,552		2,131,553
Net Income (loss)					1,381,558	1,381,558
Noncontrolling interest					38,795	38,795
BALANCE, December 31, 2020	37,048,388	$ 37,048	$ 9,055,085	$ 2,722,438	$ 465,454	$ 12,280,025

See accompanying notes to the consolidated financial statements

HUMAN BRANDS INTERNATIONAL, INC
CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED ON 2019 AND 2020

	For the Twelve-Months Period ended on December 31

	2020	2019
Cash flows from operating activities:
Net loss	$1,420,353	$(3,178,586)
Retained earning adjustment previous periods	-
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	18,515	-
Accounts receivable	(396,426)	84,300
Inventory	(579,249)	(1,704,753)
Investments	947,686	-
Other investments - Associated companies	(585,140)	220,000
Other current assets	(3,491,239)	187
Intangible assets	-	(91,011)
Account payable	1,551,151	206,446
Accrued liabilities	(105,704)	(82,809)
Lease liabilities	(274,118)	-
Related party loans	(4,315)	-
Notes payable	410,957	80,551
Other current liabilities	-	(59,083)
Other liabilities	40,996	-
Reserves	-	945,054
Net cash used in operating activities	(1,046,534)	(3,579,704)
Cash flows from investing activities:
Cash received from merger transaction	-	-
Goodwill	(636,332)	590,886
Purchases of property and equipment	56,364	64,805
Net cash used in investing activities	(579,968)	655,692
Cash flows from financing activities:
Proceeds from issuance of long-term debt and warrants, net	-	259,737
Proceeds from financial loans	147,312	34,263
Shares no listed companies	632,686	-
Treasury stock	-	(17,896)
Proceeds from promissory note	(775,410)	-
Proceeds from issuance of common stock and warrants, net of offering expenses	1,591,389	2,692,778
Net cash provided by financing activities	1,595,977	2,968,883
Net increase (decrease) in cash and cash equivalents	(30,525)	44,872
Cash and cash equivalents, beginning of period	68,628	23,756
Cash and cash equivalents, end of period	$38,103	$68,628
See accompanying notes to the consolidated financial statements

HUMAN BRANDS INTERNATIONAL, INC

Notes to the Consolidated Financial Statements

For the Years ended on December 31, 2020, and 2019

PART I

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

All statements, other than statements of current or historical fact, contained in this filing are forward-looking statements. Without limiting the foregoing, forward-looking statements often use words such as "believe," "anticipate," "plan," "expect," "estimate," "intend," "seek," "target," "goal," "may," "will," "would," "could," "should," "can," "continue" and other similar words or expressions (and the negative thereof). Human Brands International, Inc and its subsidiaries (Human, the Company, HBI, our, or we) intends such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we are including this statement for purposes of complying with these safe-harbor provisions. In particular, these statements include, without limitation, statements about our future operating or financial performance, market opportunity, growth strategy, competition, expected activities in completed and future acquisitions, including statements about the impact of our acquisitions of Tequila Copter S.A de CV, (the Copter Acquisition), our recently completed acquisition of Turaso S de PR de RL (Turaso and such acquisition, the Turaso Acquisition), other recent and future acquisitions, investments and the adequacy of our available cash resources. These statements may be found in the various sections of this filing, such as Part I, Item 1. "Business," Part I, Item IA "Risk Factors," Part I, Item 3. "Legal Proceedings," and Part II, Item 7. "Management’s Discussion and Analysis of Financial Condition and Results of Operations”

These forward-looking statements reflect our current views with respect to future events and are based on numerous assumptions and assessments made by us in light of our experience and perception of historical trends, current conditions, business strategies, operating environments, future developments and other factors we believe appropriate. By their nature, forward-looking statements involve known and unknown risks and uncertainties and are subject to change because they relate to events and depend on circumstances that will occur in the future, including economic, regulatory, competitive and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties, and assumptions.

All forward-looking statements included in this filing are based on information available to us on the date of this filing. Except as may be otherwise required by law, we undertake no obligation to update or revise the forward-looking statements included in this filing, whether as a result of new information, future events or otherwise, after the date of this filing. You should not place undue reliance on any forward-looking statements, as actual results may differ materially from projections, estimates, or other forward-looking statements due to a variety of important factors, variables and events including, but not limited to:

•	the impact of COVID-19 on global markets, economic conditions, the beverage and hospitality industry and our results of operations and the response by governments and other third parties.
•	The risk that regulatory or other approvals required for beverage and hospitality industry may be delayed or not obtained or are obtained subject to conditions that are not anticipated that could require the exertion of management's time and our resources or otherwise have an adverse effect on us.

•	the risk that any targeted company stockholders do not approve the definitive merger agreement.
•	the possibility that certain conditions to the consummation of the Armero Acquisition and others will not be satisfied or completed on a timely basis and accordingly the Armero Acquisition may not be consummated on a timely basis or at all.
•	uncertainties to the expected financial performance of the combined company following completion of the Armero and other Acquisitions.
•	the possibility that the expected synergies and value creation from the Armero and other Acquisitions or the already existing Acquisition will not be realized or will not be realized within the applicable expected time periods.
•	the exertion of management's time and our resources, and other expenses incurred, and business changes required, in connection with· complying with the undertakings in connection with any regulatory, governmental, or third-party consents or approvals fort the Armero and other Acquisitions.
•	the risk that unexpected costs will be incurred in connection with the completion and/or integration of the Sabores de la Historia S.A de CV and other Acquisitions or that the integration of Human group of companies will be more difficult or time consuming than expected.
•	The risk that potential litigation in connection with any of the existing or future acquisitions may affect the timing or occurrence of the future acquisitions or result in significant costs of defense, indemnification, and liability.
•	a downgrade of the credit rating of our indebtedness, which could give rise to an obligation to redeem existing indebtedness.
•	the possibility that competing offers will be made to acquire any of our targeted companies.
•	the inability to retain key personnel.
•	disruption from the announcement, pendency and/or completion and/or integration of the Sobretodo Alimentacion and other Acquisitions or the integration of the subsidiaries and/or associated companies, or similar risks from other acquisitions we may announce or complete from time to time, including potential adverse reactions or changes to business relationships with customers, employees, suppliers, or regulators, making it more difficult to maintain business and operational relationships.
•	our ability to accurately predict and effectively manage beverage and hospitality benefits and other operating expenses and reserves, including fluctuations in beverage and hospitality attendance rates due to the impact of COVID-19.
•	competition.
•	membership and revenue declines or unexpected trends.
•	changes in beverage and hospitality practices, new technologies, and advances in beverage feedstock cultivation and processes;
•	increased raw material costs.
•	changes in economic, political or market conditions.
•	changes in federal or state laws or regulations, including changes with respect to income tax reform or government alcoholic beverages programs as well as changes with respect to any regulations enacted thereunder that may result from changing political conditions, the new administration, or judicial actions.

•	Decrease in demand in our retail distribution network or other payment reductions or delays by private payors and other risks and uncertainties affecting our wholesale businesses.
•	our ability to adequately price products.
•	tax matters.
•	disasters or major epidemics.
•	changes in expected contract start dates.
•	provider, state, federal, foreign and other contract changes and timing of regulatory approval of products and new locations.
•	the expiration, suspension, or termination of our contracts with our most significant wholesalers’ customers.
•	the difficulty of predicting the timing or outcome of pending or future legal and regulatory proceedings or government investigations
•	challenges to our contract awards.
•	cyber-attacks or other privacy or data security incidents.
•	the possibility that the expected synergies and value creation from acquired businesses, including businesses we may acquire in the future, will not be realized, or will not be realized within the expected time period.
•	the exertion of management's time and our resources, and other expenses incurred, and business changes required in connection with complying with the undertakings in connection with any regulatory, governmental, or third-party consents or approvals for acquisitions.
•	disruption caused by significant completed and pending acquisitions making it more difficult to maintain business and operational relationships.
•	the risk that unexpected costs will be incurred in connection with the completion and/or integration of acquisition transactions.
•	changes in expected closing dates, estimated purchase price and accretion for acquisitions.
•	the risk that acquired businesses will not be integrated successfully.
•	restrictions and limitations in connection with our indebtedness.
•	our ability to maintain or achieve improvement in Human Brands International, Inc., ratings and maintain or achieve improvement in other quality scores in each case that can impact revenue and future growth.
•	availability of debt and equity financing, on terms that are favorable to us.
•	inflation; and
•	foreign currency fluctuations.

This list of important factors is not intended to be exhaustive. We discuss certain of these matters more fully, as well as certain other factors that may affect our business operations, financial condition and results of operations, in our filings with the Securities and Exchange Commission (SEC),including quarterly reports on Form 10-Q and current reports on Form 8-K. Item 1A. "Risk Factors “of Part I of this filing contains a further discussion of these and other important factors that could cause actual results to differ from expectations. Due to these important factors and risks, we cannot give assurances with respect to our future performance, including without limitation our ability to maintain adequate premium levels or our ability to control our future medical and selling, general and administrative costs.

NOTE l: NATURE OF ORGANIZATION

The company was incorporated as Orsus Acquisitions, Inc., under the law of the state of Nevada on May 9, 2012, as Entity number E0258512012-9.

On July 18, 2014, Orsus Acquisitions, Inc., changed its name to Human Brands, Inc.

On June 7, 2017, Human Grands, Inc., changed its name to Human Brands International, Inc., (the “Company”, “HBI”) as of the same date, the Company amended Article Three of the Articles of Incorporation as follows: A. Capital Stock: Effective as of the filing of these Amended and Restated Articles of Incorporation with the Secretary of State of the State of Nevada (the “Effective Time”), the total authorized capital stock is 400,000,000 shares, shares broken downs as 390,000,000 shares of para value $0.001 Common and 10,000,000 shares of par value $0.001 Preferred Stock.

On June 7, 2017, also the Company amended the Article Three of the Articles of Incorporation, approving and including a Recapitalization of the Common Stock, as follows: “..Effective June 7, 2017, the shareholders voted to approve a reverse split of all outstanding Common shares issued as of the that date. The shareholders approved the issue of one new share with a par value of $0.001 of the company’s stock in exchange for each eleven shares then issued $0.001 par value stock...”

On June 7, 2017, the Company amended the Article Three of the Articles of Incorporation, approving and including Preferred Stock, this section established as follows: “..The Corporation’s board of directors (the “Board of Directors”) shall have the authority to authorize the issuance of 10,000,000 shares of $0,001 par value Preferred Stock as “Blank Check”) Preferred from time to time in one or more classes or series, and to state in the resolution or resolutions from time to time adopted providing for the issuance thereof the following: 1 – Whether or not the class or series shall have voting rights, full or limited, the nature and qualifications, limitation and restriction on those rights, or whether the call or series will be without voting rights; ( - The number of shares to constitute the class or series and the designation thereof; 3 – The preferences and relative, participating, optional or o the special rights, if any, and the qualifications, limitations or restrictions thereof, if any with respect to any class or series..” Additional narrative to the amended Article Three of the Articles of Incorporation, are available upon request.

NOTE 2: GOING CONCERN

These condensed consolidated financial statements have been prepared on a going concern basis which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business for the foreseeable future. As of December 31, 2020, the Company has an accumulated a surplus of $ 465,454 since inception, while as of December 31, 2019, the Company has an accumulated deficit of $954,899. This raises substantial doubt about the Company's ability to continue as a going concern.

The extent of the impact of the coronavirus ("COVID-19") outbreak on the financial performance of the Company will depend on future developments, including the duration and spread of the outbreak and related advisories and restrictions, and the impact of COVID-19 on the overall economy, all of which are highly uncertain and cannot be predicted. If the overall economy is impacted for an extended period, the Company’s future operating results may be materially adversely affected.

Management's plans include raising capital through the equity markets to fund operations and eventually generate revenue through its business; however, there can be no assurance that the Company will be successful in such activities. These consolidated financial statements do not include any adjustments relating to the recovery of the recorded assets or the classifications of the liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3: SUMMARY OF SIGNIFICANT ACCOUNT POLICIES

(f)    Basis of Presentation and Description of Business. Human Brands International, Inc., a Nevada corporation, together with its subsidiaries is a U.S based, multinational company. The term “Human Brands International” refers to Human Brands International, Inc., only, and the term “Company” refers to Human Brands International, Inc., and its consolidated subsidiaries.

The Company was established in 2014 to capitalize on the growing alcohol beverage market and the opportunities presented by the changing consumer habits. Our goal is to bring consumers an “experience” through our brands and products.

Human Brands International, Inc., (“HBI”) is, also, a diversified holding company in the spirit and hospitality sectors with a primary focus on the tequila industry. Over the past six years HBI has positioned itself to capitalize on the growing alcohol beverage market and changing consumer habits in the industry. Human Brands “ground to glass” strategy currently consists of several wholly owned subsidiaries that focus on five key areas of business: Agave, Bulk Tequila Production, Brand Development, Import/Export and Hospitality.

HBI has several operating divisions that currently own and manage over 400k agave plants, several premium spirit brands such as Armero Tequila, four hospitality concepts, and through its US based import division, CapCity Beverage.

However, HBI’s core foundation is built on its agave and bulk tequila production operations through its production partnership and ownership interest in Hacienda Capellania, a top 15 rated tequila distillery located in the highly regarded Highland’s region of Jalisco, Mexico, the global epicenter of the Tequila industry. The partnership currently has supply contracts with well-known and award-winning tequila brands, large distilleries as well as celebrities, athletes, restaurant groups and retailers. The Hacienda/HBI partnership currently produces 50K-100K liters of 100% tequila monthly, with plans to grow to 1 million liters of production per month over the next 6 years.

The following chart describes the acquisitions processes the Company made since 2016 until the year ended on December 31, 2020

HUMAN BRANDS INTERNATIONAL, Inc. - Acquisitions Report -

ACQUISITION DATE	ACQUIREE	% INTEREST ACQUIRED

09/01/16	Accel Brands, Inc	100.00%
06/10/17	STI Signature Spirits Group, LLC	100.00%
03/01/18	Legacy Retail, LLC	100.00%
03/24/18	Milestone Beverages HK, Ltd.	3.57%
04/20/18	Mazeray Corporation	100.00%
07/01/19	Tequila Armero SA de CV	51.00%
12/01/19	Industrias Naturales de Tequilas SA de CV	51.00%
01/27/20	Tequila Copter S.A de CV	51.00%
01/27/20	Sobretodo Alimentacion S.A de CV	45.00%
1/27/20	Sabores de la Historia S.A de CV	18.00%
12/28/20	Turaso S de PR de RL	51.00%

The Company also performed two transactions by selling pre-acquired assets and companies, as disclosed as follows:

(i).	Tequila Alebrijes and subsequent sale of acquired assets: On July 6, 2018, the Company signed an Agreement with Tequila Alebrijes, Casa Alebrijes and Mr. Francisco Javier Orozco (altogether the Sellers), selling, transferring and assigning to the Company the physical assets of Tequila Alebrijes inventory and packaging, and additionally the Seller sells, transfers and assigns to the Company any and all of the following intellectual and physical property relating to the assets (the "Intellectual Property") for use Worldwide including but not limited to the use of copyrights, copyright applications, product and packaging designs, marketing materials, trademarks used by Sellers in connection with the Assets, and any and all other forms of intellectual property under International Law and any law of the United States. Seller also grants the Purchaser the right to sell, distribute and retain other distributors Worldwide.
ISSUER		SYMBOL	HBI NET SHARES' QTY	OUR BOOK VALUE	TOTAL VALUE	MARKET VALUE AS OF September 18, 2018

Sears Oil and Gas,		SRSG
SRSG' Shares received as per agreement	3,500,000
Paid to Tequila Alebrijes	(96,154)
Pledged to Clinton Hall	(200,000)		3,203,846	1.231	3,942,362	$1.37
			Total:		$3,942,362
(ii).Sears	Oil and Gas Corporation: On September 13, 2018, the Company sold to Sears Oil and Gas Corporation the acquired assets from Tequila Albrijes. The Agreement purchase price was agreed on $5,450,000, payable as follows: (a) Three Million Five Hundred Thousand (3,500,000) Sears Oil and Gas Corporation shares of the common stock (OTC Symbol:SRSG), par value $0.001 per share, valued for the purposes of this Agreement at $1.5429 per share totals $5,400,000. SRSG’s shares at the date of the Agreement were quoting at $3.65/share, and (b) Fifty Thousand ($50,000) Dollars payable to the Company not later than 30 days from the date of Closing by wire transfer of immediately available funds.

(g)         Basis of Consolidation. The accompanying financial statements include the accounts of Human Brands International and its controlled subsidiaries; intercompany balances and transactions have been eliminated.

The Company has ownership interests in a group of Mexican companies to develop agave crops, distillation and manufacturing of tequila beverages ready to the end customers. The FASB’s guidance on accounting for business combinations and NCIs reflects the FASB’s view that a consolidated entity represents a single economic unit. When accounting for a business combination, the net assets acquired are recorded as if there was an acquisition of 100% of the target. This is the case regardless of whether 51% or 100% (or any percent in between) of the target is acquired by Human Brands International, Inc. In addition, the net assets acquired are measured predominantly at fair value in accordance with ASC 805. As such, in cases in which less than 100% of the target is acquired by the buyer, in this case Human Brands International, Inc., must also recognize the fair value of the NCI.

(h)  Use of Estimates. The preparation of financial statements in conformity with U.S. Generally Accepted Accounting Principles ("GAAP'') requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the Consolidated Financial Statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. The Company's results are affected by economic, political, legislative, regulatory and legal actions. Economic conditions, such as recessionary trends, inflation, interest and monetary exchange rates, government fiscal policies and changes in the prices of raw materials, can have a significant effect on operations.

(i)     Adjustments: The Company didn’t record adjustments along the year 2020. The most significant transactions that have taken place within the period was the Share Exchange Agreement executed between Rogue Baron, Plc, a company registered and operating in the United Kingdom, company number 11726624, with registered office address at 78 Pall Mall, St James’s, London, SW1Y 5ES, the following chart reflects the Identified Assets and Liabilities Assumed by Rogue Baron, Plc:

Rogue Baron PLC price paid:	36,247,500	£ 0.078	0.81
Total in GBP	36,247,500 * 0.078		£ 2,827,305
Total in USD	£ 2,827,305	/ 0.81 =	$ 3,490,500

Liabilities assumed
Convertible promissory notes	Principal	Interest
Duncan Craib	$ 26,500	$ 4,790
Gregory Kuenzel	26,500	4,704
Garth Palmer	13,250	2,352
Primorus PLC	25,000	3,008
Sebastian Marr	66,250	6,714
Adam Dickinson	33,125	3,521
Grunsynd Plc 🅰️	544,101		$ 759,816
Open accounts
Bin 1301 intercompany loan	41,349
Shinju intercompany	10,942
Legacy intercompany loan	28,542
Mazeray intercompany loan	71,779
STI intercompany loan	110,195
Mazeray Goodwill	105,000
Investment in STI	947,686
Bin 1301 investment	632,685		1,948,179
Net assets assigned			1,188,363
Shares exchange profit:			2,302,136.70
🅰️ - Grunsynd Plc -Novation deed - Article 6 - 6.1.(a) £498,575 * 1.3085 ( £ → USD as of July 1, 2020)

(j)    Adoption of New Accounting Standards.

Leases. Accordingly Accounting Standards Codification 842, Leases ("ASC 842"), specifically 842.10.65-6 “Transition Related to Accounting Standards Update No. 2021-09, Leases (Topic 842): Discount Rate for Lessees That Are Not Public Business Entities”.

Effective November 11, 2021, the Company adopted ASC 842, and therefore shall apply any pending content that links to this paragraph for financial statements issued for fiscal years beginning after December 15, 2021.

Effective November 11, 2021, the Company adopted. ASC 842 consists of a comprehensive lease accounting standard requiring most leases to be recognized on the Consolidated Balance Sheet and significant new disclosures. The Company determines if an arrangement contains a lease at inception based on whether or not the Company has the right to control the asset during the contract period and other facts and circumstances. The Company elected the package of practical expedients permitted under the transition guidance within the new standard, which, among other things, allowed it to carry forward the historical lease classification.

Operating lease right-of-use assets represent the Company's right to use an underlying asset for the lease term and lease liabilities represent the Company's obligation to make lease payments arising from the lease, both of which are recognized based on the present value of the future minimum lease payments over the lease term at the commencement date. Leases with a lease term of 12 months or less at inception are not recorded within the Consolidated Balance Sheet and are expensed on a straight-line basis over the lease term within the Consolidated Statement of Income. The lease term is determined by assuming the exercise of renewal options that are reasonably certain. As most leases do not provide an implicit interest rate, the Company used its incremental borrowing rate based on the information available at commencement date in determining the present value of future payments. When contracts contain lease and non-lease components, the Company generally accounts for both components as a single lease component.

The adoption of ASC 842 shall result in the recognition of right-of-use assets, net of prepaid lease payments and lease incentives, and operating lease liabilities. Results for reporting periods beginning prior to January 1, 2022, continue to be reported in accordance with our historical accounting treatment. The adoption of ASC 842 did not have a material impact on the Company's results of operations, cash flows or debt covenants.

Goodwill. Effective January 1, 2020, the Company adopted Accounting Standards Update ("ASU") No. 2017-04, "Intangibles-Goodwill and Other (Topic 350)." The ASU simplifies the test for goodwill impairment, by eliminating Step 2 of the impairment test. Under ASU 2017-04, the goodwill impairment test is performed by comparing the fair value of a reporting unit with it carrying amount. An impairment charge is recognized for the amount by which the carrying amount exceeds the reporting unit's fair value, not to exceed the total amount of goodwill for the reporting unit. Adoption of this guidance did not have an impact on the Company's financial statements. Based on the foregoing Goodwill as of December 31, 2020, total $ 2,872,884.

Credit Losses. Effective January 1, 2020, the Company adopted ASU No. 2016-13, "Financial Instruments-Credit Losses (Topic 326)," which requires entities to estimate expected lifetime credit losses on financial assets and provide expanded disclosures. The ASU replaces the incurred loss impairment methodology with one that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. The Company's primary financial assets are its trade accounts receivable, which are short-term financings under industry standard credit and trade terms.

Foreign Currency. To facilitate the proper analysis of foreign operations by financial statement users, transactions and financial statements denominated in foreign currencies are expressed in U.S. dollars. Preparing financial statements in a single currency requires from the Company to recognize and measure changes in the relationship between different units of currency. The Company follows ASC 830, the GAAP governing the translation of foreign currency financial statements and the accounting of foreign currency transactions.

Assets and liabilities of non-U.S. subsidiaries, whose functional currency is the local currency, are translated into U.S. Dollars at period-end exchange rates. Income and expense items are translated at the average rates of exchange prevailing during the period. The adjustments resulting from translating the financial statements of foreign subsidiaries are included in accumulated other comprehensive income ("OCI"), a component of stockholders' equity, and included in net earnings only upon sale or liquidation of the underlying foreign subsidiary or affiliated company. Foreign currency transaction gains and losses are recognized in net earnings based on differences between foreign exchange rates on the transaction date and on the settlement date. These amounts are not considered material to the Consolidated Financial Statements.

Derivative Financial Instruments. Derivative financial instruments are used in the normal course of business to manage convertible promissory notes, interest rate and foreign currency exchange risks. The financial instruments used by the Company are straight-forward, non-leveraged instruments. The counterparties to these financial instruments are accredited investors. For all transactions designated as hedges, the hedging relationships are formally documented at the inception and on an ongoing basis in offsetting changes in cash flows of the hedged transaction.

The Company records derivative financial instruments on the Consolidated Balance Sheets as either an asset or liability measured at its fair value. Changes in a derivative's fair value (i.e., unrealized gains or losses) are recorded each period in earnings unless the derivative qualifies as a hedge on future cash flows or a hedge of a net investment in a foreign operation. Gains and losses related to a hedge are either recognized in income immediately to offset the gain or loss on the hedged item or deferred and recorded iii the stockholders' equity section of the Consolidated Balance Sheets as a component of AOCL and subsequently recognized in the Consolidated Statements of Comprehensive Income when the hedged item affects net income. The ineffective portion of the change in fair value of a hedge is recognized in income immediately.

For derivative financial instruments that are designated as a hedge, unrealized gains and losses related to the effective portion are either recognized in income immediately to offset the realized gain or loss on the hedged item or are deferred and reported as a component of AOCL in stockholders' equity and is subsequently recognized in net income when the hedged item affects net income. The change in fair value of the ineffective portion of a derivative financial instrument is recognized in net income immediately. For derivative instruments that are not designated as hedges, the gain or loss related to the change in fair value is also recorded to net income immediately. The effectiveness of the cash flow hedge contracts, including time value, is assessed prospectively and retrospectively on a monthly basis using regression analysis, as well as other timing and probability criteria. For derivative instruments that are not designated as hedges, the gain or loss related to the change in fair value is also recorded in net income immediately.

The forward exchange contract assets and liabilities as of December 31, 2020, were not material in the presented period.

(g)   General Balance Sheet Considerations.

Cash and Cash Equivalents

The Company considers all investments with a maturity date of three months or less when purchased to be cash equivalents. The Company had cash in the amount of $ 38,103 and $68,628 as December 31, 2020, and December 31, 2019, respectively.

Human Brands International, Inc., relies primarily upon cash flows from operations, debt and equity issuances and its existing cash and cash equivalents to fund its liquidity and capital requirements. The Company's capital requirements arise primarily from capital and investment expenditures.

However, due to its existing NOL position, the Company does not expect to be a significant federal cash taxpayer through at least 2025. The subsidiaries generally maintain minimal cash balances and use short-term borrowings to meet their working capital needs and other cash requirements.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivables are recorded at the invoiced amount, net of an allowance for doubtful accounts. The Company performs on-going credit evaluations of its customers and adjusts credit limits based upon payment history and the customer’s current credit worthiness, as determined by the review of their current credit information; and determines the allowance for doubtful accounts based on historical write-off experience, customer specific facts and general economic conditions that may affect a client’s ability to pay.

Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company determines when receivables are past due, or delinquent based on how recently payments have been received. The Company has $ 409,934 and $13,508 Accounts receivable as December 31, 2020, and December 31, 2019, respectively.

Inventory: the inventory breakdown for the Company is as follows:

	For the period ended on December 31

	2020	2019
Summary
Biological assets	$2,859,259	$ 1,620,000
Production in distillation	-	544,956
Finished products	113,246	228,299
	$2,972,505	$2,393,256

During the year 2020, the Company acquired more biological assets through the Turasu transaction increasing the biological assets stock in $1,239,259. On the other hand, the total inventory was reduced especially for the Share Exchange Agreement executed between Rogue Baron, Plc, disclosed hereto in Note 3 §(d) Adjustments (located in the previous pages).

The Company kept unchanged the valuation method, which is as follows: (1) for distilled tequila stored in tanks during its aging process, accumulated production, and storage cost, (2) bottling material, acquisition cost, (3) finished products average acquisition costs, (4) agave plants market price at each stage of remeasurement, the increase is added to the inventory value as biological assets measured.

Investments: The Company classified three types of investments, as follows:

f.	Fully controlled companies, it refers to CapCity Beverage, LLC, reflects the funds invested as of the acquisition of the company, and
g.	Associated companies, including participation in less than 50% on each of the following companies:

Company Investee		Investment Date	Equity Acquired	Amount invested for year ended on December 31

				2020	2019
STI -Signature Spirits Group, LLC [1]		10/27/17	100.00%	$ -	$ 947,686
MilestoneBeverages HK, Ltd		3/24/18	3.58%	150,000	150,000
Sabores de la Historia S.A, de C.V.			18.00%	270,000	-
Sobretodo Alimentacion S.A. de C.V.			45.00%	315,140	-
			Total:	$ 735,140	$ 1,097,686
[1] - This company was sold to Rogue Baron, Plc, on July 1, 2020, based on certain Shares Exchange Agreement executed in the previously mentioned date

The balance for the year ended on December 31, 2019 as posted in the Balance Sheet is as follows:
Other Investments	947,686
Associated companies	150,000
	$ 1,097,686

.Shares in publicly traded companies: those shares were valued at acquisition cost,

Issuer	Symbol	As of December 31, 2020				As of December 31, 2019
		Quantity	Book Value	Total	Market Value	Quantity	Book Value	Total	Market Value
Spirits Time International, Inc.	SRSG	3,203,846	1.231	3,942,362	1.37	3203846	1.231	3,942,362	1.65
Rogue Baron, Plc.	SHNJF	36,247,500	0.096	3,490,500	N/A
			Total:	$7,432,862				$3,942,362

d.	Shares in no listed companies
Issuer	As of December 31, 2020 [1]				As of December 31, 2019
	Quantity	Book Value	Total	Equity Interest	Book Value	Total
STI - Signature Spirits Group, LLC	10,000,000	-	-	100%	$ 0.06	$ 632,686

		Total:	-			$ 632,686
[1] - This company was sold to Rogue Baron, Plc, on July 1, 2020, based on certain Shares Exchange Agreement executed in the previously mentioned date

Company conclusion on Assets and Business Acquisitions:

Assets Acquisitions: Company understands the following acquisitions are not business acquisitions, therefore should be considered as “Assets Acquisitions”:

(e)	Sobretodo Alimentacion S.A de CV
(f)	Sabores de la Historia S.A de CV

Technical Supporting Criteria: None of the above listed companies has commercial activities and essentially their assets are shares providing ownership in certain third parties companies. Accordingly, ASC 805-10-55-3A, definition of a “Business” should be considered as follows: “…A business is an integrated set of activities and assets that is capable of being conducted and managed for the purpose of providing a return in the form of dividends, lower costs, or other economic benefits directly to investors or other owners, members, or participants. To be considered a business, an integrated set must meet the requirements in paragraphs 805-10-55-4 through 55-6 and 805-10-55-8 through 55-9….”

While ASC 805-10-55-4, define the following parameters to qualify a “Business”: “…..A business consists of inputs and processes applied to those inputs that have the ability to contribute to the creation of outputs. Although businesses usually have outputs, outputs are not required for an integrated set to qualify as a business. The three elements of a business are defined as follows:

a.  Input. Any economic resource that creates or has the ability to contribute to the creation of, outputs when one or more processes are applied to it. Examples include long-lived assets (including intangible assets or rights to use long-lived assets), intellectual property, the ability to obtain access to necessary materials or rights, and employees.

b.  Process. Any system, standard, protocol, convention, or rule that when applied to an input or inputs, creates, or has the ability to contribute to the creation of outputs. Examples include strategic management processes, operational processes, and resource management processes. These processes typically are documented, but the intellectual capacity of an organized workforce having the necessary skills and experience following rules and conventions may provide the necessary processes that are capable of being applied to inputs to create outputs. Accounting, billing, payroll, and other administrative systems typically are not processes used to create outputs.

c.  Output. The result of inputs and processes applied to those inputs that provide goods or services to customers, investment income (such as dividends or interest), or other revenues…...”

Based on the foregoing none of the companies listed hereto as 3.(i) to 3.(iv), comply with the required parameters and definitions for Business under ASC 805-10, therefore the Company will follow the guidance of ASC 805-50, which literally states: “…. The Acquisition of Assets Rather than a Business Subsections address a transaction in which the assets acquired, and liabilities assumed do not constitute a business and require such a transaction to be accounted for as an asset acquisition. However, these Subsections do not provide guidance for the primary beneficiary of a variable interest entity (VIE) if the VIE does not constitute a business….”

One of the differences is that under ASC805-50, Goodwill is not recognized, therefore any excess of the cost of the acquisition over the fair value of the net assets acquired is allocated to certain assets on the basis of relative fair values.

Valuation Rules for the Asset Acquisition: The term “asset acquisition” is used to describe an acquisition of an asset, or a group of assets, that does not meet the U.S. GAAP definition of a business in ASC 805-10. An asset acquisition may also involve the assumption of liabilities. An asset acquisition is accounted for in accordance with the “Acquisition of Assets Rather Than a Business” subsections of ASC 805-50 by using a cost accumulation model. In a cost accumulation model, the cost of the acquisition, including certain transaction costs, is allocated to the assets acquired on the basis of relative fair values. In contrast, a business combination is accounted for by using a fair value model under which the assets and liabilities are generally recognized at their fair values and the difference between the consideration transferred, excluding transaction costs, and the fair values of the assets and liabilities is recognized as goodwill. As a result, there are significant differences between the accounting for an asset acquisition and the accounting for a business combination

Cost accumulation model: the cost of the acquisition, including most transaction costs, is allocated to the assets, with certain exceptions, on the basis of relative fair values. This allocation results in the recognition of some assets at other than their fair values

Business Acquisitions: Company understand the following acquisitions should be qualified as “Business Acquisitions” under the definitions of ASC 805-10:

(d)	Tequila Copter S.A de CV
(e)	Turaso S de PR de RL

Technical Supporting Criteria: all three of the above-mentioned companies were operating a business at the time of acquisitions, therefore in fully compliance to ASC 805-10-55-3A.

Valuation Rules for the Business Acquisitions: The accounting for a business combination is based on two key principles, which ASC 805 calls the recognition principle and the measurement principle. The objective of the principles is to provide guidance that an acquirer can apply when ASC 805 does not contain specific recognition or measurement guidance for a particular asset or liability.

Under the recognition principle in ASC 805-20-25-1, an acquirer must “recognize, separately from goodwill, the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree.” To qualify for recognition as part of a business combination, an item must:

·	Meet the definition of an asset or a liability in FASB Concepts Statement 6 on the acquisition date Assets are probable future economic benefits obtained or controlled by a particular entity because of past transactions or events. Liabilities are probable future sacrifices of economic benefits arising from present obligations of a particular entity to transfer assets or provide services to other entities in the future because of past transactions or events.
·	Be part of the business combination transaction and not the result of separate transactions
h.	Property and equipment are assets not subject to depreciation, because entered in service as of January 1, 2021, the posted $207,200 is the net value as of December 31, 2020.
Property Plant and Equipment				For the year ended on December 31
Company holding the assets	Assets Description	Acquisition Date	Acquisition Cost
				2020	2019
Bin 1301 DC [1]	Leasehold	2019	258,328	-	253,352
Bin 1301 DC	Office & Furniture	2019	10,412	-	10,211
Turaso S de PR de RL [2]	Tractor Massey Fergunson	12/28/20	41,025	41,025	-
Turaso S de PR de RL	Pick up Tacoma 2006	12/28/20	12,820	12,820	-
Turaso S de PR de RL	Lift truck	12/28/20	15,384	15,384	-
Turaso S de PR de RL	Torton truck	12/28/20	66,670	66,670	-
Turaso S de PR de RL	Tractor trailer	12/28/20	10,256	10,256	-
Turaso S de PR de RL	Trascabo tool	12/28/20	17,948	17,948	-
Turaso S de PR de RL	Fumigation equipment	12/28/20	7,692	7,692	-
Turaso S de PR de RL	Harvest tools	12/28/20	12,820	12,820	-
Turaso S de PR de RL	Automatic harvest equipment	12/28/20	10,256	10,256	-
Turaso S de PR de RL	Pick up Chevrolet 2013	12/28/20	12,329	12,329	-
			$ 475,940	$ 207,200	$ 263,563
[1] -This company was sold to Rogue Baron, Plc, on July 1, 2020, based on certain Shares Exchange Agreement executed in the previously mentioned date

[2] All assets from Turaso S de PR de RL, entered in service as of January 1, 2021, therefore no depreciation applies for 2020

i.	Intangible assets: The Company and certain subs holds trademarks and other intellectual property as per the following chart:
Company	For the period ended on December 31		Product

	2020	2019
Human Brands International,	$ 18,515	$ 18,515	Trademarks, licenses, IP, contracts
Tequila Armero S.A de C. V	100,000	100,000	Brand, trademarks, proprietary recipes, IP, social media
Depreciation	(18,515)	-
	$100,000	$ 118,515

Goodwill: Under the recognition principle in ASC 805-20-25-1, an acquirer must “recognize, separately from goodwill, the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree.

The balance of $2,872,884 reflected in the balance sheet based on the calculation defined in ASC 805-20-25-1.

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Acquired Company	Equity Acquired	Identified Assets	Assumed Liabilities	Amount Paid & Committed	Acquiree Value as per Acquisition	Goodwill	NCI	Goodwill	Bargain Purchase ASC 805-30-25-2	NCI
						For the Period Ended as of December 31, 2020		For the Period Ended as of December 31, 2019
Mazeray Corporation	100%	$ 187,472	$ (187,472)	$ 105,000	$ 105,000	$ -	$ -	$ 105,000		$ -
Tequila Armero SA de CV	51%	285,531	-	435,810	854,529	-	-	-	-	-
Industrias Naturales de Tequilas S.A de CV	51%	1,620,000	-	615,004	1,205,890	-	590,886	-	(414,110)	590,886
Tequila Copter S.A de CV	51%	-	-	415,140	814,000	814,000	398,860
Turaso S de PR de RL	51%	1,479,528	(2,306)	3,536,106	3,536,106	2,058,883	1,732,692
	Total:	$ 3,572,531	$ (189,778)	$ 5,107,060	$ 6,515,525	$ 2,872,884	$ 2,722,438	$ 105,000	$ (414,110)	$ 590,886

Assets pledged
Issuer	Symbol	Beneficiary	Number of shares	Value per share	Balance for the year ended on December 31
					2020	2019
Spirit Time International, Inc	SRSG	Clinton Hall, LLC	200,000	1.23	246,102	246,102
		Total:	200,000		$ 246,102	$ 246,102

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Accounts payable: most of the account payable are due to the Company’s commitment as per the acquisitions:

Company	Creditor	Balance as of December 31
		2020	2019
Human Brands	Various vendors		196,499
CapCity, LLC	Various vendors		75,137
STI Signature	Various vendors		12,000
Mazeray Corp.	Various vendors		26,603
Human Brands	Turaso SR	1,403,220
CapCity, LLC	Various vendors	13,591
Human Brands	Various vendors	444,579
	Totals:	$ 1,861,390	$ 310,239

Accrued Liabilities:
Company debtor	Creditor	For the period ended on December 31
		2020	2019
Legacy Retail, LLC	Minor vendors	-	$ 300
Human Brands	Minor vendors	-	2,755
Bin 1301 DC	Accrual rent	-	59,173
Bin 1301 DC	Various vendors		14,633
Mazeray	Various vendors	-	28,844
Total:		$ -	$ 105,704

Related party loans: the following chart discloses the basic information:

Borrower	Lender	Interest rate	Maturity Date	Balance as of December 31
				2020	2019
Human Brands	Ryan Dolder	None	Roll-over	$ 67,629	$ 67,629
STI Signature Spirits	Janon Costley	None	Roll-over	-	4,315
				$ 67,629	$ 71,944

Notes Payable

The following Convertible Notes Payable, existing as of December 31, 2019, were assumed by Rogue Baron PLC, based on the Share Exchange Agreement executed as of July 1, 2020.

The Notes Payable are not bearing interest, has a roll-over maturity date and without conversion terms and conditions of any kind, and outstanding of December 31, 2020 and December 31, 2019:

LENDER	NOTES TERMS AND CONDITIONS					For the year ended on December 31, 2020	For the year ended on December 31, 2019
	ISSUE DATE	MTRTY DATE	TRNSFR DATE	INT RATE	SECURITY
						Principal	Principal and Interest
Grunsynd Plc	12/31/17	Default	07/07/20	9.00%	N/A	$ -	$ 68,746
Duncan Craib	6/28/18	Default	07/01/20	9.00%	N/A	-	30,100
Gregory Kuenzel	7/10/18	Default	07/02/20	9.00%	N/A	-	30,015
Garth Palmer	7/10/18	Default	07/03/20	9.00%	N/A	-	15,008
Jodl Yanowitz	12/31/18	Roll-over	N/A	None	N/A	-	82,726
Primorus PLC	2/28/19	Default	07/04/20	9.00%	N/A	-	26,886
Sebastian Marr	5/15/19	Default	07/05/20	9.00%	N/A	-	69,991
Adam Dickinson	8/11/19	Default	07/06/20	12.00%	N/A	-	34,664
Janon Costley	1/1/20	Roll-over	N/A	None	N/A	15,105	-
Gunsynd Plc	06/18/19	Roll-over	N/A	None	N/A	7,000	7,500
Gunsynd Plc	06/24/19	Roll-over	N/A	None	N/A	2,500	2,500
Gunsynd Plc	2/10/20	Roll-over	N/A	None	N/A	10,000	-
Gunsynd Plc	2/19/20	Roll-over	N/A	None	N/A	45,000	-
Gunsynd Plc	2/26/19	Roll-over	N/A	None	N/A	61,166	61,166
Gunsynd Plc	6/7/20	Roll-over	N/A	None	N/A	10,000	-
Kyle Dolder	6/22/20	Roll-over	N/A	None	N/A	120,000	-
Gunsynd Plc	6/30/19	Roll-over	N/A	None	N/A	11,982	11,982
Gunsynd Plc	6/30/19	Roll-over	N/A	None	N/A	11,745	11,745
Grunsynd Plc [1]	7/31/20	Default	07/31/21	None	N/A	41,710	-
Grunsynd Plc [2]	7/31/20	Default	07/31/21	None	N/A	122,813	-
Teken, Inc	10/22/20	Roll-over	N/A	None	N/A	120,000	-
Gunsynd Plc	12/31/20	Roll-over	N/A	None	N/A	7,416	-
Various smaller	2019	Roll-over	N/A	None	N/A	5,815	3,677
Totals:						$ 592,253	$ 956,706

Financing Activities: On April 2019 the Company signed a lending agreement with WebBank, for a loan amount of $40,000, which include origination fees in the amount of $2,400, the loan has an annual percentage rate of 17.41% and is payable in monthly installment of $942.81for sixty (60) months starting on 05/30/2019. The remaining balance principal and interest as of December 31, 2020, was $28,477 and is included in the account financial loan payable of the Balance Sheet.

Borrower	Lender	Interest rate	Maturity Date	Balance as of December 31
				2020	2019
Human Brands	Web Bank	17.41%	March 2024	28,477	34,263
			Total:	$ 28,477	$ 34,263

US Small Business Administration Loan

On June 15, 2020 the Company was awarded with a loan # 4964177906, under Section 7(b) of the Small Business Act, as amended, due to Economic Industry Disaster Loan, based on the Company’s application # 3303388673.

The Loan amount was one hundred and fifty thousand and 00/100 Dollars ($150,000). The loan bears an interest rate of 3.75% per annum and is payable in Thirty (30) years from the date of the promissory note dated as of June 15, 2020.

The payments including principal and interest, of $731/monthly will begin Twelve (12) months from the dated of the promissory Note (06/15/2020).

The balance of this loan for the year ended on 2019 was $0 and $ 153,098 for the year ended on December 31, 2020.

Revenue Recognition

In May 2014, FASB issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers (Topic 606), which creates FASB ASC 606 and supersedes the revenue recognition requirements in FASB ASC 605, Revenue Recognition, including most industry-specific revenue recognition guidance throughout the industry topics of the codification. In addition, the ASU supersedes some cost guidance in FASB ASC 605-35 and creates FASB ASC 340-40. The core principle of FASB ASC 606 is that an entity recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. Entities are required to apply the amendments in this ASU for annual reporting periods. Early adoption is not permitted. For nonpublic entities, the amendments are effective for annual reporting periods beginning after December 15, 2017, and interim periods within annual periods beginning after December 15, 2018.

In August 2015, FASB issued ASU No. 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, to allow entities additional time to implement systems, gather data, and resolve implementation questions. This ASU allows for public business entities, certain not-for-profit entities, and certain employee benefit plans to apply the new requirements to annual reporting periods beginning after December 15, 2017, including interim reporting periods within that reporting period. Earlier application is permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period.

All other entities will now apply the guidance in ASU No. 2014-09 to annual reporting periods beginning after December 15, 2018, and interim reporting periods within annual reporting periods beginning after December 15, 2019. Application is permitted earlier only as of an annual reporting period beginning after December 15, 2016, including interim reporting periods within that reporting period, or an annual reporting period beginning after December 15, 2016, and interim reporting periods within annual reporting periods beginning one year after the annual reporting period in which an entity first applies the guidance in ASU No.2014-09.

In March 2016, FASB issued ASU No. 2016-08, Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (Reporting Revenue Gross versus Net), to clarify the guidance in FASB ASC 606 with respect to principal versus agent. This ASU hopes to eliminate the potential diversity in practice when another party, along with the entity, is involved in providing a good or service to a customer. The effective date for this ASU is the same as for ASU No. 2014-09, as amended by ASU No. 2015-14.

In April 2016, FASB issued ASU No. 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing, to clarify whether revenue should be recognized at a point in time or over time, based on whether the license provides a right 2014-09, as amended by ASU No. 2015-14.

In May 2016, FASB issued ASU No. 2016-12, Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients. Topics covered in this ASU include clarification on contract modifications, how to assess the collectability criterion, hoy, to report sales taxes and similar taxes, when to measure noncash considerations, and how to apply transition guidance. The effective date for this ASU is the same as for ASU No. 2014-09, as amended by ASU No.2015-14.

In December 2016, FASB issued ASU No. 2016-20, Technical Corrections and Improvements to Topic 606, Revenue from Contracts with Customers. The amendments in this ASU affect narrow aspects of the guidance issued in ASU No. 2014-09, including but not limited to guidance on impairment testing, additional scope exceptions, provisions for losses on construction-type and production-type contracts, and disclosure of remaining performance obligations. The effective date for this ASU is the same as for ASU No. 2014-09, as amended by ASU No. 2015-14.

In February 2017, FASB issued ASU No. 2017-05, Other Income-Gains and Losses from the Derecognition of Nonfinancial Assets (Subtopic 610-20): Clarifying the Scope of Asset Derecognition Guidance and Accounting for Partial Sales of Nonfinancial Assets, because stakeholders were uncertain about what types of transactions should be within the scope of FASB ASC 610-20and how an entity should account for partial sales of nonfinancial assets once the amendments in ASU No. 2014-09 become effective. The amendments in this ASU effective at the same time as the amendments in ASU No. 2014-09.

In June 2020, FASB issued ASU No. 2020-05, Revenue from Contracts with Customers (Topic 606) and Leases (Topic 842): Effective Do, for Certain Entities. These amendments defer for one year, the required effective date of revenue recognition for certain entities that haver yet issued their financial statements, or made financial statements available for issuance, reflecting the adoption of the new revenue recognition standards. Those entities may elect to adopt the guidance for annual reporting periods beginning after December 15, 2019, for interim reporting periods within annual reporting periods beginning after December 15, 2020. Those entities may elect to follow the original effective date of annual reporting periods beginning after December 15, 2018, and interim reporting periods within annual reporting periods beginning after December 15, 2019.

As explained by FASB ASC 606-10-25-1, an entity shall account for a contract with a customer that is within the scope of this topic when all the following criteria are met:

(f)	The parties to the contract have approved the contract (in writing, orally, or in accordance with the other customary business practices) and are committed to perform their respective obligations.
(g)	The entity can identify each party's rights regarding the goods or services to be transferred.
(h)	The entity can identify the payment terms for the goods or services to be transferred.
(i)	The contract has commercial substance (that is, the risk, timing, or amount of the entity's future cash flows is expected to change result of the contract).
(j)	It is probable that the entity will collect substantially all the consideration to which it will be entitled in exchange for the goods, services that will be transferred to the customer (see paragraphs 606-10-55-3A through 55-3). In evaluating whether collectability of an amount of consideration when it is due. The amount of consideration to which the entity will be entitled may be less than the price stated in the contract if the consideration is variable because the entity may offer the customer a price concession (see paragraph 606-10-32-7).

Transition guidance in FASB ASC 606-10-65-1states that if a customer pays consideration, or an entity has a right to an amount consideration that is unconditional (that is, a receivable), before the entity transfers a good or service to the customer, the entity shall present the contract as a contract liability when the payment is made, or the payment is due (whichever is earlier). A contract liability entity's obligation to transfer goods or services to a customer for which the entity has received consideration (or an amount of consideration is due) from the customer.

According to FASB ASC 326-10-65-1, if an entity performs by transferring goods or services to a customer before the customer p2 consideration or before payment is due, the entity shall present the contract as a contract asset, excluding any amounts presented as: receivable. A contract asset is an entity's right to consideration in exchange for goods or services that the entity has transferred to a customer. An entity shall assess a contract asset for credit losses in accordance with FASB ASC 326-20 on financial instruments measured at amortized cost. A credit loss of a contract asset shall be measured, presented, and disclosed in accordance with FASB ASC 326-20. Additional guidance can be found in paragraph 606-10-50-4(b).

FASB ASC-326-10-65, together with revenue recognition provisions in FASB ASC 606-10-65, provide new guidance for recognition of receivables.

A receivable is an entity's right to consideration that is unconditional (see FASB ASC 606-10-65-1). A right to consideration is unconditional if only the passage of time is required before payment of that consideration is due. For example, an entity would recognize a receivable if it has a present right to payment even though that amount may be subject to refund in the future. An entity shall account for a receivable in accordance with FASB ASC 310. Upon initial recognition of a receivable from a contract with a customer, any difference between the measurement of the receivable in accordance with FASB ASC 310 and the corresponding amount of revenue recognized shall be, presented as an expense (for example, as an impairment loss).

ASU No: 2020-02, Financial Instruments-Credit Losses (Topic 326) and Leases (Topic 842) Amendments to SEC Paragraphs Pursuant to SEC Staff Bulletin No. 119 and Update to SEC Section on Effective Date Related to Accounting Standards Update No. 2016-02, Leases (Topic 842) (SEC Update), provides further guidance on measuring current expected losses. The staff interpretation discussed in this ASU applies to all registrants that are creditors in a loan transaction and provides further guidance for estimating the allowance for credit losses and establishing credit losses using various available factors.

ASU No 2020-03, Codification Improvements to Financial Instruments, clarifies the definition of "lease term" and provides further implementation guidance.

New disclosure requirements in FASB ASC 606 require an entity to disclose sufficient information to enable users of financial statements to understand the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. To achieve that objective, an entity shall disclose qualitative and quantitative information about all the following:

(iv).	In contract with customers (see paragraphs 606-10-50-4 through 50-16)
(v).	The significant judgments, and changes in the judgments, made in applying the guidance in this topic to those contracts (see 606-10-50-17 through 50-21)
(vi).	Any assets recognized from the costs to obtain or fulfill a contract with a customer in accordance with paragraph 340-40-25-1 or 340-40-25-5 (see paragraphs 340-40-50-1 through 50-6).

The adoption of this guidance did not have a material impact on the Company’s consolidated statement of operations, cash flows, and balance sheet as of the adoption date or for the period ended December 31, 2020.

The Company's revenues have been generated primarily through the retail and wholesale sales of beverages either from the Company’s manufacturing or purchased to third parties, retail sales have no return policies and wholesale sales neither the beverage industry customary has the same policy. The terms of these agreements generally consist of payment against consumption or for wholesale operations maximum of 60 days net.

For the period ended December 31, 2020, and December 31, 2019, all met the above criteria, thereby allowing for the recognition of revenue for the revenue on such transactions upon receipt.

The Company recognizes revenue on arrangements in accordance with ASC 606 Revenue Recognition. Revenue is recognized in the sold products delivered.

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Additionally, the recognition of future tax benefits, such as net operating loss carryforwards, is required to the extent that realization of such benefits is more likely than not. Deferred tax assets and liabilities are determined using enacted tax rates expected to apply to taxable income in the years in which the assets and liabilities are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income tax expense in the period that includes the enactment date.

In the event the future tax consequences of differences between the financial reporting bases and the tax bases of the Company's assets and liabilities result in deferred tax assets, an evaluation of the probability of being able to realize the future benefits indicated by such asset is required. A valuation allowance is provided for the portion of the deferred tax asset when it is more likely than not that some or all of the deferred tax asset will not be realized. In assessing the realizability of the deferred tax assets, management considers the scheduled reversals of deferred tax liabilities, projected future taxable income, and tax planning strategies.

The Company files income tax returns in the United States and Nevada, which are subject to examination by the tax authorities in these jurisdictions. Generally, the statute of limitations related to the Company's federal and state income tax return is three years. The state impact of any federal changes for prior years remains subject to examination for a period up to five years after formal notification to the states.

Management has evaluated tax positions in accordance with ASC 740, Income Taxes, and has not identified any significant tax positions, other than those disclosed. All of the Company's tax years since inception remain subject to examination by Federal and State jurisdictions.

Earnings Per Share

Basic net income per common share ("Basic EPS'') excludes dilution and is computed by dividing net income by the weighted average number of common shares outstanding during the period. Diluted net income per common share ("Diluted EPS'') reflects the potential dilution that could occur if stock options or other contracts to issue shares of common stock were exercised or converted into common stock. The computation of Diluted EPS does not assume exercise or conversion of securities that would have an anti-dilutive effect on net income per common share.

	For the Twelve-Months Ended on December 31
	2020	2019
Numerator
Net income (loss) applicable to common shareholders	$1,420,353	$(3,178,585)

Denominator
Weighted average common shares outstanding, basic	35,695,361	18,035,157
Convertible preferred stock	—	—
Convertible promissory notes	—	—
Weighted average common shares outstanding, diluted	35,695,361	18,035,157
Net Income per share - Basic	$0.04	$(0.18)
Income per shares - Diluted	$0.04	$(0.18)

NOTE 4: EQUITY

Equity (sometimes referred to as net assets) is the residual interest in the assets of an entity that remains after deducting its liabilities. As discussed in FASB Accounting Standards Codification (ASC) 505-10-50-2, when presenting both financial position and results of operations, making these financial statements sufficiently informative requires disclosure of changes in (a) the separate accounts that make up equity (in addition to retained earnings) and (b) the number of shares of equity securities during at least the most recent period and any subsequent interim period presented. Such changes may be disclosed in separate statements or in the basic financial statements or notes thereto. Most public entities present a statement of stockholders' equity to conform to Rule 3-04 of SEC

FASB ASC 505-10-25-1 explains that additional paid-in capital, however created, should not be used to relieve income of the current or future years of charges that would otherwise be made to the income statement.

As discussed in FASB ASC 505-20-30-3, when accounting for a stock dividend, a corporation should transfer from retained earnings to the category of capital stock and additional paid-in capital an amount equal to the fair value of the additional shares issued.

Rule 5-02 of Regulation S-X requires separate captions for additional paid-in capital, other additional capital, and retained earnings. If appropriate, additional paid-in capital and other additional capital may be combined with the stock caption to which it applies.

ASC 505-10-50-3 states that an entity should explain the pertinent rights and privileges of the various securities outstanding. Examples are dividend and liquidation preferences; contractual rights of security holders to receive dividends or returns from the security issuer profits, cash flows, or returns on investments, participation rights; call prices and dates; conversion or exercise prices or rates and pertinent dates; sinking-fund requirements; unusual voting rights; and significant terms of contracts to issue additional shares.

FASB ASC 505-10-50-2 requires disclosure of changes in the separate accounts that make up shareholders’ equity (in addition to retained earnings) and of changes in the number of shares of equity securities during at least the most recent annual fiscal period. Such changes may be disclosed in separate statements or in the basic financial statements or notes thereto.

The guidance contained in FASB ASC 260-10-65-4 is effective for all entities on December 16, 2019. Per the codification in this topic an entity shall explain, in summary from within its financial statements, the pertinent rights and privileges of the various securities outstanding. Examples of information that shall be disclosed are dividend and liquidation preferences, participations rights, and significant terms of contract to issue additional shares or terms that may change conversion or exercise prices (excluding standard antidilution provisions). An entity shall disclose within its financial statements the number of shares issued upon conversion, exercise or satisfaction of required conditions during at least the most recent annual fiscal period and any subsequent interim period presented. An entity also shall disclose within the financial statements actual changes to conversion or exercise prices that occur during the reporting period (excluding changes due to standard antidilution provisions)

Guidance in FASB 260-10-65-4 is effective for all entities on December 16, 2018. For a financial instrument with a down round feature that has been triggered during the reporting period and for which an entity has recognized the effect in accordance with paragraph 260-10-25-1, an entity shall disclose the following:

(c)	The fact that the feature has been triggered
(d)	The value of the effect of the down round feature that has been triggered.

As of December 31, 2020, the Company had 37,048,388 shares of common stock par value $0.001 issued and outstanding. The Company is authorized to issue up to 390,000,000 shares of common stock. The Company is also authorized to issue 10,000,000 shares of par value $0.001 Preferred Stock.

The shares of Preferred Stock were authorized as “Blank Check” Preferred from time to time in one or more classes or series, and to state in the resolution or resolutions from time to time adopted providing for the issuance thereof the following:

10.	Whether or not the class or series shall have voting rights, full or limited, the nature and qualifications, limitations and restrictions on those rights, or whether the class or series will be without voting rights,
11.	The number of shares to constitute the class or series and the designation thereof,
12.	The preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations, or restrictions thereof, if any, with respect to any class or series;
13.	Whether or not the shares of any class or series shall be redeemable and if redeemable, the redemption price or prices, and the time or times at which, and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption,
14.	Whether or not the shares of a class or series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and if such retirement or sinking funds be established, the amount and the terms and provisions thereof,

15.	The dividend rate, whether dividends are payable in cash, stock of the Corporation, or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of dividends payable or any other class or classes or series of stock, whether or not such dividend shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate,
16.	The preferences, if any and the amounts thereof which the holders of any class or series thereof are entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of assets of, the Corporation.
17.	Whether or not the shares of any class or series are convertible into, or exchangeable for, the shares of any other class or classes or of any other series of same or any other class or classes of stock of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions, and
18.	Such other rights and provisions with respect to any class or series as the Board of Directors deem advisable.

The shares of each class or series of the Preferred Stock may vary from the shares of any other class or series thereof in any respect. The Board of Directors may increase the number of shares of the Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any existing class or series of the Preferred Stock.

As of December 31, 2018, the Company had 16,520,997 shares issued and outstanding of par value $0.001 negotiated at an average price of $ 0.290.

On January 31, 2019, the Company issued 35,000 shares of par value $0.001 at $0.50 each, to Joel Yanowitz as a payment for account to a debt.

On March 9 and 10 the Company sold 2 shares of par value $0.001 at $0.50 each, to Rashad Couples and Jonathan Wilds for cash.

On April 2, 10,21, 24 and 27 the Company sold 26 shares of par value $0.001 at $0.50 each, to Yasmine Lawler, Monica Grant, Christopher Patterson, Cherie Braxton, and Cheryl Holt, for cash.

On April 10, 2019, the Company paid 25,000 shares of par value $0.001 at $0.50 each, to Joseph for Artisan acquisition.

On April 27, 2019, the Company issued 50,000 shares of par value $0.001 at $0.50 each, to Joel Yanowitz as a payment for account to a debt.

On May 2, 2019, the Company issued 75,000 shares of par value $0.001 at $0.50 each, to Ryan Dolder as a payment for account to a debt.

On May 15 and 16, 2019 the Company issued 19 shares of par value $0.001 at $0.50 each, to Annette Bryant, Jim Lockhart, Nannette Davis and Keith Haven, for cash.

On July 1, 2019, the Company issued 1,452,699 shares of par value $0.001 at $0.30 each, to Marisa De Grau Sanchez (484,233 shares), Nuria Bouquet De Grau (484,233 shares) and Diego Ontiveros De Grau (484,233) for the acquisition of Tequila Armero S.A de C.V.

On August 29, 2019, the Company cancelled 600,000 shares of par value $0.001 at $0.50 each to Brad Donovan.

On September 1, 2019, the Company issued 2,350 shares of par value $0.001 at $0.50 each to: Jim Lockhart, Rashad Couples, Yasmin Lawler, Jonathan Wilds, Cheryl Holt, Monica Grant, Christopher Patterson, Cherie Baxton, Nannette Davis, Annette Bryan, and Keith Haven.

On November 15, 2019, the Company cancelled 44,710 shares of par value $0.001 at $0.207 each to Wines of the World, Shaleagh King, Craig Laughlin, Mazeray, Larry Cowle, 21 Century Expo.

On November 15, 2019, the Company issued 999,261 shares of par value $0.001 at $0.30 each to Diego Ontiveros De Grau (333,087), Nuria Bouquet De Grau (333,087) and Marisa De Grau Sanchez, for the acquisition of Tequila Armero S.A de C.V.

On November 15, 2019, the Company issued 4,068,007 shares of par value $0.001 at $0.32 to 3 Mile Beach for services.

On November 15, 2019, the Company issued 760,000 shares of par value $0.001 at $0.039 each to Veandercross for cash.

On November 15, 2019, the Company issued 706,173 shares of par value $0.001 at $0.32 each to Nigel Allan for services.

On December 20, 2019, the Company issued 1,230,000 shares of par value $0.001 at $0.50 each for the acquisition of Industrias Naturales de Tequilas S.A de C.V.

On January 2, 2020, the Company issued 5,279,922 shares par value $0.001 at $0.001 each for accrued salaries to Ryan Dolder.

On January 2, 2020, the Company issued 3,323,026 shares par value of $0.001 each for accrued salaries to Janon Costley.

On January 15, 2020, the Company issued 100 shares par value of $0.001 at $0.320 each for services received to Felix Castro.

On January 27, 2020, the Company issued 540,000 shares par value of $0.001 at $0.500 each for the acquisition of Sabores de la Historia.

On January 27, 2020, the Company issued 860,560 shares par value of $0.001 at $0.500 each for acquisition of Sobretodo Alimentacion S.A de CV and Tequila Copter S.A de CV.

On June 1, 2020, the Company issued 322,710 shares par value of $0.001 at $0.500 each for management bonus to Daniel Bouquet De Grau.

On June 1, 2020, the Company issued 215,140 shares par value of $0.001 at $0.500 each for management bonus to Igor Mena

On June 1, 2020, the Company issued 322,710 shares par value of $0.001 at $0.500 each for management bonus to Omar Alejandro Contreras Oseguera.

On June 19, 2020, the Company issued 100,000 shares par value of $0.001 at $0.500 each for services provided by Robert Montgomery

On June 22, 2020, the Company issued 4,000 shares par value of $0.001 at $0.500 each for management fees to Kyle Dolder.

On December 28, 2020, the company issued 800,388 shares par value of $0.001 at $0.500 each for the acquisition of Turasu S de PR de RL to Omar Alejandro Contreras Oseguera.

NOTE 5 COMMITMENTS AND CONTINGENCIES

During the normal course of business, the Company may be exposed to litigation. When the Company becomes aware of potential litigation, it evaluates the merits of the case in accordance with ASC 450-20-50, Contingencies. The Company evaluates its exposure to the matter, possible legal or settlement strategies and the likelihood of an unfavorable outcome. If the Company determines that an unfavorable outcome is probable and can be reasonably estimated, it establishes the necessary accruals. As of December 31, 2020, the Company is not aware of any additional contingent liabilities that should be reflected in the accompanying consolidated financial statements.

As per indicated by ASC 840-20 the Company will classify as operating leases certain commercial Lease the Company may rent.

NOTE 6: SUBSEQUENT EVENTS AFTER DECEMBER 31, 2020

Management has evaluated subsequent events pursuant to the requirements of ASC Topic 855 and has determined the following subsequent events, from December 31, 2020, until the date these financials are delivered.

On May 24, 2021, the Company acquired 51% of Boludo Argentinean/Mexican Bar & Restaurant, by issuing 300,000 shares of par value $0,001 at $0,50 each.

On June 1, 2021, the Company acquired an additional 10% of Sobretodo Alimentacion S.A de C.V., by issuing 159,839 shares of par value $0.001 at $0.50 each.

On June 1. 2021, the Company acquired an additional 9% of Industrias Naturales de Tequilas S.A de C.V (Agave), by issuing 143,881 shares of par value $0,001 at $0.50 each.

On June 30, 2021, the Company sign with Rogue One, Inc., an Amended and Restated Merger Agreement and plan of Reorganization, based on which:

1 – Rogue One, Inc., agreed to issue 171,771,962 post-reverse-split shares of its common stock and 45 Series D Preferred Shares to the Human Brands Shareholders (the “Selling Shareholders”)

2 – Human Brands International, Inc., and the Selling Shareholders agreed to sell all of their issued and outstanding shares in exchange for the 171,771,962 post-reverse-split shares of Rogue One common stock.

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Part II, Item 7. "Management’s Discussion and Analysis of Financial Condition and Results of Operations”

Since the JOBS Act in 2012, the SEC has undertaken a number of initiatives that aim (1) to allow companies to stay private longer, (2) to make it easier for companies to go public and (3) to ease and update disclosure requirements for public companies. The different disclosure simplification projects can be difficult to sort out, but the Company will apply as much as possible that projects.

On November 19, 2020, the Securities and Exchange Commission adopted amendments to Regulation S-K, including changes to its MD&A requirements §303(b)(1) and amended Item 303(b)(1)(ii)), that will make significant and long-overdue improvements to a central disclosure requirement of the U.S. securities laws.

4.      Liquidity and capital resources:

1.a                For the year ended on December 31, 2019: in the year 2019 compared to 2018 the Company has an increase of its current assets, in 12.11%, while the current liabilities grew 53.74%. Such increase in the management understanding means the Company ability to obtain financial resources for its operations.

Also the Company received $ 2,665,778 more cash provided by financing activities compared to the year ended on 2018.

The Company had a decrease in sale over 9% comparing the end of the year of 2019 and the same period of 2018. The impact of the pandemic in the hospitality industry affected sales as well as general administrative expenses, which despite of the new commercial activities the Company start in 2019 had a significant increase of 252.74% growing from $681,296 in the year 2018 to $2,403,230 in the year ended in 2019.

1.b                For the year ended on December 31, 2020: in the year 2020 compared to 2019 the Company increased 53.71% its current assets, while current liabilities grew 75.03% in the same period. That increase denote the Company capacity to attract lenders and vendors willing to finance the deployment of ongoing projects, however out of the largest amount of current liabilities recorded in Accounts Payable $1,403,220 are commitments in the Turaso Acquisition payable through 2021 $215.230; 2022 $323,690; 2023 $ 377,920 and 2024 $ 432,150.

Besides, the Company kept it appealing on the Acquisition Program against the Company’s common stock, in the amount of $1,100,474 for the period ended on December 31, 2020.

5.      Results of operations:

2.a    For the year ended on December 31, 2020: in the period ended on December 31, 2020, the Company had a Net Profit of $ 1,420,353, which was caused, essentially due to the Company sold to Rogue Baron, Plc, a U.K based company several subsidiaries generating a profit of $2,260,163.Despite of sales increased in the period ended on December 31, 2020: 99.10% regarding 2019, the COGS suffered an enormous increase of 496.60% comparing the same period, and then the Company decreased its Gross Profits in the period ended in December 2020 to $117,794, which is a reduction of 81.83%.

For the period ended on December 31, 2020, the Company had $828,521 in General and administrative expenses, which was 65.52% less than the same period ended on December 31, 2019. In the period ended on December 31, 2020, 68.77% of the General and administrative expenses were caused by Fees, which were paid in shares. Future results of operations would be seriously influenced by: (a) the evolution of the Covid-19 pandemic scenario, and (b) the output from the new and future acquisitions planned for the year 2020.

2.b    For the year ended on December 31, 2019: The Company has a decrease on sales of 8.82% and a decrease in COGS of 13.77%. The management understand that the beginning of the Covid-19 pandemic caused as significant impact in the hospitality industry and then decrease in sales were a direct consequence of such event.

Along the year 2019 the Company write-off $1,863,809, to comply with fair value and effective use of its assets. This concept is responsible for the 58.64% of the Net loss as of the end of the year 2019.

The negotiation in the acquisition of Industrias Naturales de Tequilas S.A de CV, provide a bargain purchase result of $414,110.

The General and administrative expenses with a total of $2,403,230 was significantly influenced by different fees paid in the process, among other, the acquisitions, which contribute with 54.66% of such total amount.

6.      Critical accounting estimates: Critical accounting estimates are those estimates made in accordance with generally accepted accounting principles that involve a significant level of estimation uncertainty and have had or are reasonably likely to have a material impact on the financial condition or results of operations of the Company. Providing qualitative and quantitative information necessary to understand the estimation uncertainty and the impact the critical accounting estimate has had or is reasonably likely to have on financial condition or results of operations to the extent the information is material and reasonably available. This information should include why each critical accounting estimate is subject to uncertainty and, to the extent the information is material and reasonably available, how much each estimate and/or assumption has changed over a relevant period, and the sensitivity of the reported amount to the methods, assumptions and estimates underlying its calculation.

Based on the foregoing, the Company estimate that the current program which can be defined as “from the land to the glass” including the new acquisitions, landmarks retail locations where the Company’s Tequila brands, over which the Company control the entire process, from sowing, agave harvesting, distillation and distribution will provide sustainable growth expected for the years 2024 and beyond.